As filed with the Securities and Exchange Commission on August 26, 2015

Reg. No. 333-205127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	6022	39-1268055
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235

(920) 743-5551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Cera

President and Chief Executive Officer

Baylake Corp.

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235

Telephone No.:  (920) 743-5551

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Patrick S. Murphy Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 Telephone No.: (414) 273-3500 Facsimile No.: (414) 273-5198	Susan M. Lohrey, Esq. Vice President and General Counsel Baylake Corp. 217 North Fourth Avenue Sturgeon Bay, Wisconsin 54235 Telephone No.: (920) 743-5551	Kirsten E. Spira Boardman & Clark, LLP 1 South Pinckney Street, Suite 410 Madison, Wisconsin 53701 Telephone No.: (608) 257-9521 Facsimile No.: (608) 283-1709

_________________________________

Approximate date of commencement of proposed sale to the public:  As soon as reasonably practicable after this registration statement becomes effective and after the conditions to the completion of the proposed transaction described in the proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

The information in this preliminary proxy statement/prospectus is not complete and may be changed.  We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated August 26, 2015

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

NEW Bancshares, Inc.	Baylake Corp.

________________________

PROXY STATEMENT OF NEW BANCSHARES, INC.

________________________

PROSPECTUS OF BAYLAKE CORP.

________________________

MERGER PROPOSAL – YOUR VOTE IS IMPORTANT

DEAR NEW BANCSHARES, INC. SHAREHOLDERS:

You are cordially invited to attend a special meeting of shareholders of NEW Bancshares, Inc., a Wisconsin corporation, or NEWBI, which will be held on       , 2015, at        Central Time, at Union State bank, 223 Ellis Street, Kewaunee, Wisconsin 54216.

At the meeting, NEWBI shareholders will be asked to consider and vote upon the agreement and plan of merger, which we refer to as the merger agreement, dated as of May 5, 2015, between Baylake Corp., a Wisconsin corporation, or Baylake, that provides for Baylake’s acquisition of NEWBI.  The acquisition will be effected through the merger of NEWBI with and into Baylake.  On            , 2015, NEWBI commenced mailing this proxy statement to shareholders.

The aggregate merger consideration paid by Baylake to NEWBI shareholders is expected to be approximately $9,689,472, subject to possible downward adjustment as described below.  Subject to adjustment, as described below, approximately 40% of the aggregate merger consideration will be paid in shares of Baylake common stock, and approximately 60% of the aggregate merger consideration will be paid in cash.  The percentage of the merger consideration that is payable in cash is subject to downward adjustment, with a corresponding increase in the percentage payable in shares of Baylake common stock, to the extent necessary to qualify the transaction as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The exchange ratio used to determine the number of shares of Baylake common stock that you will be entitled to receive for each share of NEWBI common stock, no par value per share, you own will be determined by dividing $38.40 by the average daily high and low sale price per share of Baylake common stock on The NASDAQ Stock Market, LLC, or NASDAQ, for 10 trading days ending on and including the second trading day preceding the closing date of the merger, which we refer to as the average trading price; provided, that if the number of shares so calculated (i) is greater than 3.4595, such number will be reduced to 3.4595, or (ii) is less than 2.8319, such number will be increased to 2.8319.  The aggregate merger consideration may be adjusted downward dollar-for-dollar if the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is less than $9,461,136 as of the closing date of the merger.  If the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is more than $9,461,136 as of the closing date of the merger, NEWBI may, immediately prior to closing, pay a special dividend to its shareholders in an amount equal to any such excess.

The merger consideration is subject to downward adjustment as described in this proxy statement/prospectus, and the exchange ratio and relative percentage of the merger consideration that will be paid in cash and Baylake common stock will not be finally determined until after the date of the special meeting.  Therefore, at the time of the special meeting, you will not know the precise value or composition of the merger consideration you may receive on the date the merger is completed.

Assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding 100,932 shares of NEWBI common stock remain unchanged at the closing, based on an average trading price of $      , which is equal to the Average Trading Price if it were calculated as of       , 2015, the latest practicable date prior to the date of this proxy statement/prospectus, the merger consideration that a holder of NEWBI common stock would be entitled to receive for each share of NEWBI common stock would be $        in cash and        shares of Baylake common stock.  In each case, assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding average trading price were equal to the minimum of $11.10, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 3.4595 shares of Baylake common stock, and if the average trading price were equal to the maximum of $13.56, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 2.8319 shares of Baylake common stock.  In any event, Baylake will issue up to a maximum of 349,174 shares of Baylake common stock to NEWBI shareholders as contemplated by the merger agreement.

We expect the merger to be a tax-free transaction for NEWBI shareholders, except as provided in “Material United States Federal Income Tax Consequences of the Merger” beginning on page 42.

Baylake common stock is traded on NASDAQ under the symbol “BYLK.”  The closing price of Baylake common stock on August __, 2015 was $_______ per share.

The NEWBI board of directors has unanimously determined that the combination of NEWBI and Baylake is in the best interests of the NEWBI shareholders based upon its analysis, investigation and deliberation, and the NEWBI board of directors unanimously recommends that the NEWBI shareholders vote “FOR” the approval of the merger agreement and the transactions contemplated thereby.

You should read this entire proxy statement/prospectus, including the appendices and the documents incorporated by reference into the document, carefully because it contains important information about the merger agreement and the merger.  In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 13.

The shares of Baylake common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Stock is subject to investment risks, including loss of value.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger described in this proxy statement/prospectus or the Baylake common stock to be issued in the merger, or passed upon the adequacy or accuracy of this proxy statement/prospectus.  Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated       , 2015.

REFERENCES TO ADDITIONAL INFORMATION

As permitted by the Securities and Exchange Commission, which we refer to as the SEC, this document incorporates by reference important business and financial information about Baylake that is not included in or delivered with this document.  See “Where You Can Find More Information – Incorporation of Certain Documents By Reference” on page 65 for a list of documents that Baylake has incorporated by reference into this document.  These documents are available to you without charge upon written or oral request made to:

Baylake Corp.
217 North Fourth Avenue
Sturgeon Bay, Wisconsin 54235
Attention: Corporate Secretary
(920) 743-5551

To obtain timely delivery of these documents, you must request the information no later than       , 2015, in order to receive them before the NEWBI special meeting of shareholders.

NEW Bancshares, Inc.
223 Ellis Street
Kewaunee, WI 54216

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON       , 2015

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of NEW Bancshares, Inc., or NEWBI, will be held at Union State Bank, 223 Ellis Street, Kewaunee, Wisconsin 54216, at        Central Time, on       , 2015 to approve the agreement and plan of merger, which we refer to as the merger agreement, dated as of May 5, 2015, by and between Baylake Corp. and NEWBI, and the transactions contemplated thereby.  This proposal is referred to as the merger proposal.

NEWBI will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of such meeting.

The merger proposal is described in more detail in the attached proxy statement/prospectus, which you should read carefully in its entirety before you vote.  A copy of the merger agreement is attached as Appendix A to the proxy statement/prospectus.

The NEWBI board of directors has set       , 2015, as the record date for the special meeting.  All holders of record of NEWBI common stock at the close of business on the record date will be notified of the special meeting.  Only holders of record of NEWBI common stock at the close of business on       , 2015, will be entitled to vote at the special meeting and any adjournments or postponements thereof.  Any shareholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf.  Such proxy need not be a holder of NEWBI common stock.

Approval of the merger requires the affirmative vote at the special meeting of a majority of the outstanding shares of NEWBI common stock.

Your vote is very important.  To ensure your representation at the special meeting, please vote via Internet or by completing and returning the enclosed proxy card.  Please vote promptly whether or not you expect to attend the special meeting.  Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

The NEWBI board of directors has unanimously adopted and approved the merger agreement and the transactions contemplated thereby, and recommends that you vote “FOR” approval of the merger proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey W. Kleiman

President

C. Jack Novak

Chairman

      , 2015

i

Effective Time of the Merger	31
Covenants and Agreements	31
Representations and Warranties	37
Conditions to the Merger	38
Termination; Termination Fee	40
Amendments and Waivers	42
Fees and Expenses	42
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	42
INFORMATION CONCERNING BAYLAKE	45
General	45
Business Lines	46
Additional Information	47
INFORMATION CONCERNING NEWBI	47
COMPARATIVE RIGHTS OF SHAREHOLDERS	49
SHAREHOLDER PROPOSALS	64
LEGAL MATTERS	64
EXPERTS	64
WHERE YOU CAN FIND MORE INFORMATION	65
Incorporation of Certain Documents By Reference	65

APPENDICES
Appendix A: Merger Agreement
Appendix B: Subchapter XIII of the Wisconsin Business Corporation Law

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT, THE MERGER AND SPECIAL
MEETING

The following questions and answers briefly address some commonly asked questions about the merger agreement, the merger and the special meeting.  They may not include all the information that is important to the shareholders of NEWBI.  Each shareholder of NEWBI should read this entire proxy statement/prospectus carefully, including the appendices and other documents referred to in this proxy statement/prospectus.

Q:

Why am I receiving these materials?

A:

NEWBI is sending these materials to its shareholders to help them decide how to vote their shares of NEWBI common stock with respect to the proposed merger described below.

The merger cannot be completed unless NEWBI shareholders approve the merger agreement.  NEWBI is holding a special meeting of shareholders to vote on the merger agreement as described in “Special Meeting of Shareholders.”  Information about the special meeting, the merger agreement and the merger is contained in this proxy statement/prospectus.

This proxy statement/prospectus constitutes a prospectus of Baylake and a proxy statement of NEWBI.  It is a proxy statement because the board of directors of NEWBI is soliciting proxies from shareholders of NEWBI.  It is a prospectus because Baylake will issue shares of its common stock in exchange for shares of NEWBI common stock in the merger.

Q:

What will NEWBI shareholders be entitled to in the merger?

A:

If the merger is completed, the shares of NEWBI common stock that you own immediately before the completion of the merger will be converted into the right to receive cash and shares of Baylake common stock (in each case subject to possible adjustment).  The aggregate merger consideration paid by Baylake to NEWBI shareholders is intended to be approximately $9,689,472, subject to possible downward adjustment in the overall amount of consideration paid as described below.  The parties intend for approximately 40% of the aggregate merger consideration to be paid in shares of Baylake common stock and approximately 60% to be paid in cash.  However, the percentage of merger consideration that is payable in cash is subject to downward adjustment, with a corresponding increase in the percentage payable in shares of Baylake common stock, to the extent necessary to qualify the transaction as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

For each of your shares of NEWBI common stock, you will receive the per share merger consideration to be calculated as set forth in the merger agreement.  The exchange ratio used to determine the number of shares of Baylake common stock that you will be entitled to receive for each share of NEWBI common stock you own will be determined based on the average daily high and low sale price per share of Baylake common stock on the NASDAQ Stock Market LLC, which we refer to as NASDAQ, for 10 trading days ending on and including the second trading day preceding the closing date of the merger, which we refer to as the average trading price; provided, that if the number of shares so calculated (i) is greater than 3.4595, such number will be reduced to 3.4595, or (ii) is less than 2.8319, such number will be increased to 2.8319.

In addition, the merger consideration may be adjusted downward if the balance sheet delivered by NEWBI to Baylake as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is less than $9,461,136.  If the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is more than $9,461,136 as of the closing date of the merger, NEWBI may, and we expect it will, immediately prior to the closing, pay a special dividend to its shareholders in an amount equal to the excess.

Assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding 100,932 shares of NEWBI common stock remain unchanged at the closing date, based upon an average trading price of $      , which is equal to the average trading price if it were calculated as of       , 2015, the latest practicable date prior to the date of this proxy statement/prospectus, the merger

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consideration that a holder of NEWBI common stock would be entitled to receive for each share of NEWBI common stock would be $        in cash and        shares of Baylake common stock.  In each case, assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding 100,932 shares of NEWBI common stock remain unchanged at the closing, and if the average trading price were equal to the minimum $11.10, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 3.4595 shares of Baylake common stock, and if the average trading price were equal to the maximum of $13.56, each share of NEWBI common stock would be converted in to the right to receive $57.60 in cash and 2.8319 shares of Baylake common stock.  For a description of how the per share merger consideration will be calculated, see “The Merger – Terms of the Merger – Merger Consideration” beginning on page 20.

Q:

When do Baylake and NEWBI expect to complete the merger?

A:

Baylake and NEWBI expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including after shareholder approval is received at the special meeting of NEWBI shareholders and all required regulatory approvals are received.  Baylake and NEWBI currently expect to complete the merger late in the third quarter or early in the fourth quarter of 2015.  It is possible, however, that as a result of factors outside of either company’s control, the merger may be completed at a later time, or may not be completed at all.

Q.

What will happen to Union State Bank after the merger?

A.

Union and Baylake Bank have filed applications with the regulatory agencies for approval to merge the two banks into one after the merger of NEWBI and Baylake.  This will only take place, subject to regulatory approval, if the merger of NEWBI and Baylake has been consummated.  No separate NEWBI shareholder approval is required to consummate the bank merger.

Q:

Why do NEWBI and Baylake want to engage in the merger?

A:

NEWBI believes that the merger will achieve the board of directors’ strategic business objectives, including increasing shareholder value, growing the size of the business and enhancing liquidity for NEWBI shareholders, and Baylake believes that the merger will provide an opportunity to expand and complement its existing market presence in Kewaunee and Brown counties and expand into Manitowoc county.  As a larger company, Baylake can provide greater capital and resources and efficiencies from integrating the operations of NEWBI into Baylake’s existing operations and allow Union State Bank, a Wisconsin state chartered federally insured commercial bank owned by NEWBI, or Union, to compete more effectively and to offer a broader array of products and services to better serve its banking customers.  To review the reasons for the merger in more detail, see “The Merger – NEWBI’s Reasons for the Merger and NEWBI’s Board Recommendations” beginning on page 29 and “The Merger – Baylake’s Reasons for the Merger” on page 28.

Q:

What am I being asked to vote on?

A:

NEWBI shareholders are being asked to vote on approval of the merger agreement and the merger.

Q:

How does the board of directors of NEWBI recommend that I vote?

A:

The NEWBI board of directors unanimously recommends that NEWBI shareholders vote “FOR” the proposal described in this proxy statement/prospectus.  The NEWBI board of directors has determined that the merger agreement and the merger are advisable and in the best interests of NEWBI.

For a discussion of interests of the NEWBI directors and executive officers in the merger that may be different from, or in addition to, the interests of NEWBI shareholders generally, see “The Merger—Interests of NEWBI Directors and Executive Officers in the Merger” on page 30.

2

Q:

What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus, each NEWBI shareholder should (i) either complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible so that their shares will be represented at the NEWBI special meeting, or (ii) vote online by following the instructions on each shareholder’s proxy card.

Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:

How do I cast my vote?

A:

If you are a shareholder of record of NEWBI as of the record date for the special meeting, you may vote by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.  You may also vote online by following the instructions on the enclosed proxy card.  Finally, you may also cast your vote in person at the NEWBI special meeting.

Q:

When and where is the special meeting?

A:

The special meeting of NEWBI shareholders will be held at Union State Bank, 223 Ellis Street, Kewaunee, Wisconsin 54216, at        Central Time, on       , 2015.  All shareholders of NEWBI as of the record date, or their duly appointed proxies, may attend the special meeting.

Q:

What vote is required to approve the proposal to be considered at the special meeting?

A:

Approval of the merger agreement requires the affirmative vote of a majority of all of the outstanding shares of NEWBI, which we refer to as the requisite vote.  Abstentions are not considered votes cast, but are included in determining whether there is a quorum present.

All of the directors of NEWBI entered into a voting agreement pursuant to which they agreed to vote their NEWBI shares at the special meeting in favor of the merger and any other matter necessary for consummation of the transaction contemplated by the merger agreement.  The shares subject to the voting agreement represent approximately 11.37% of the outstanding shares of NEWBI common stock.  No vote of Baylake’s shareholders is required in connection with the transactions contemplated by the merger agreement.

Q:

What constitutes a quorum for purposes of the special meeting?

A:

NEWBI’s bylaws provide that a majority of the outstanding securities of NEWBI entitled to vote, represented in person or by proxy, shall constitute a quorum.  Abstentions are treated as present at the meeting for purposes of determining whether a quorum is present.  If you hold your shares in “street name” and do not provide your broker or other nominee with instructions and your broker or other nominee does not submit a proxy card or otherwise does not vote because the broker or other nominee lacks discretionary authority to vote the shares, your shares will not be counted for purposes of determining a quorum and they will have the same effect as a vote against the proposal to approve the merger agreement and the merger.

Q:

Why is my vote important?

A:

NEWBI shareholders are being asked to approve the merger agreement and the merger.  Shareholder approval of the merger agreement and the merger is a closing condition to the merger.  If the required shareholder approval is not obtained, the merger will not occur.  If you do not submit your proxy, or vote in person at the special meeting, it will be more difficult for NEWBI to obtain the necessary quorum to hold the special meeting.  In addition, your failure to submit your proxy or attend the special meeting, or your decision to abstain from the vote, will have the same effect as a vote against the merger agreement and the merger and make it more difficult to obtain approval of the merger agreement and the merger.

3

Q:

How will my proxy be voted?

A:

If you complete, sign, date and mail your proxy card, your proxy will be voted in accordance with your instructions.  If you sign, date and send in your proxy card, but you do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the merger.

Q:

What if I abstain from voting or do not vote?

A:

For the purposes of the special meeting, an abstention, which occurs when a NEWBI shareholder attends the special meeting, either in person or by proxy, but abstains from voting, will have the same effect as a vote against the merger proposal.

Q:

May I change my vote or revoke my proxy after I have delivered my proxy or voting instruction card?

A:

Yes.  You may change your vote at any time before your proxy is voted at the special meeting:

•

by sending a notice of revocation to the corporate secretary of NEWBI;

•

by sending a completed proxy card bearing a later date than your original proxy card; or

•

by attending the special meeting and voting in person and requesting to change your vote; however, your attendance alone will not revoke any proxy.

If you choose the first method, you must take the described action no later than the beginning of the special meeting.  If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the special meeting.  If you have instructed a bank, broker or other nominee to vote your shares of NEWBI common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Q:

What happens if I sell my shares after the applicable record date but before the applicable special meeting?

A:

The applicable record date for the special meeting is earlier than both the date of such meeting and the date that the merger is expected to be completed.  NEWBI has decided not to close the stock transfer books, which means you can transfer your shares before the date of the special meeting.  If you transfer your NEWBI common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive any merger consideration for the transferred shares.  You will only be entitled to receive the merger consideration for shares that you own at the effective time of the merger.

Q:

What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:

If you hold shares directly as a record holder and also through a nominee, you may receive more than one proxy statement/prospectus and set of voting instructions relating to the applicable special meeting.  Each of these should be voted or returned separately to ensure that all of your shares are voted.

Q:

What are the federal income tax consequences of the merger?

A:

The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of Code.  It is a condition to the closing of the merger that Wipfli LLP, or Wipfli, independent accountant to NEWBI, will have delivered an opinion to NEWBI to the same effect at or prior to the effective time of the merger.

You may recognize gain, but you will not recognize loss, upon the exchange of your shares of NEWBI common stock for shares of Baylake common stock and cash.  If the sum of the fair market value of the Baylake common stock and the amount of cash you receive in exchange for your shares of NEWBI common

4

stock exceeds the cost basis of your shares of NEWBI common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange.  Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of NEWBI common stock.  Depending on certain facts specific to you, any gain could instead be characterized as dividend income.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, see “Material United States Federal Income Tax Consequences of the Merger” beginning on page 42.

Tax matters are very complicated, and the consequences of the merger to any particular shareholder will depend on that shareholder’s particular facts and circumstances.  Accordingly, you are urged to consult your own tax advisor to determine your tax consequences from the merger.

Q:

What if I oppose the merger?  Do I have appraisal or dissenters’ rights?

A:

NEWBI shareholders are entitled to dissenters’ rights under Section 180.1301 et seq. of the Wisconsin Business Corporation Law, which we refer to as the WBCL.  If you wish to assert dissenters’ rights, you must deliver to NEWBI before the vote is taken written notice of your intent to demand payment for your shares if the proposed action is effectuated and you must not vote in favor of the proposed action.  If you assert dissenters’ rights, the “fair value” of the shares may be determined in a court-supervised proceeding and may be greater than, equal to or less than the merger consideration to be paid under the terms of the merger agreement.  The procedure for dissenting is described in more detail in “The Merger – Dissenters’ Rights” beginning on page 22.  A copy of the relevant sections of the WBCL is attached as Appendix B to this proxy statement/prospectus.

Q:

Should I send in my stock certificates now?

A:

No.  Please do not send your stock certificates with your proxy card.  If you are a holder of NEWBI common stock, within three business days after the closing date of the merger, you will receive written instructions from Computershare, the exchange agent in connection with the merger, regarding how to exchange your stock certificates for Baylake common stock.

Q.

Will we be electing the directors at this meeting?

A.

You will not be asked to elect directors at this special meeting.

Q:

Whom should I contact if I have any questions about the proxy materials or the special meeting?

A:

If you have any questions about the merger agreement or the merger to be considered at the special meeting, need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact NEWBI.

NEW Bancshares, Inc., Attn: Corporate Secretary

223 Ellis Street, Kewaunee, WI  54216

Telephone:  (920) 388-3466

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus.  It may not contain all of the information that is important to you.  We urge you to carefully read the entire document and the other documents to which we refer you in order to fully understand the merger agreement and the merger.  See “Where You Can Find More Information” on page 65.  Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies

Baylake Corp.

Baylake is a Wisconsin corporation organized in 1976 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, which we refer to as the BHCA.  Baylake’s primary activities consist of holding the stock of our wholly-owned subsidiary bank, Baylake Bank, and providing a wide range of banking and related business activities through Baylake Bank our other subsidiaries.  Baylake Bank, or the Bank, is an independent community bank offering a full range of financial services primarily to small businesses and individuals located in Baylake’s market area.  Baylake conducts community banking business through 20 full-service financial centers located throughout Northeast Wisconsin, in Brown, Door, Kewaunee, and Outagamie Counties.  At December 31, 2014, Baylake had total assets of approximately $1.0 billion.

Baylake’s common stock is traded on NASDAQ under the symbol “BYLK.”

Baylake’s principal executive office is located at 217 North Fourth Avenue, Sturgeon Bay, Wisconsin, and its telephone number is (920) 743-5551.  Baylake’s internet address is www.baylake.com.  Information about the current Baylake directors and executive officers can be found in the documents listed under “Where You Can Find More Information - Incorporation of Certain Documents by Reference” in this proxy statement/prospectus. Additional information about Baylake is included under “Information Concerning Baylake” beginning on page 45 and “Where You Can Find More Information” beginning on page 65.

NEW Bancshares, Inc.

NEWBI is a bank holding company headquartered in Kewaunee, Wisconsin.  NEWBI’s principal business activities are conducted through its full-service, wholly-owned bank subsidiary, Union, a Wisconsin state-chartered bank with deposits insured by the FDIC.  NEWBI had approximately $92.1 million in assets, including $48.9 million in loans, as well as $82.1 million in deposits, as of December 31, 2014.

NEWBI’s common stock is not listed on an exchange or quoted on any automated services, and there is no established trading market for shares of NEWBI common stock.

NEWBI’s principal office is located at 223 Ellis Street, Kewaunee, Wisconsin, and its telephone number is (920) 388-3466.  NEWBI’s internet address is www.unionstatebank.org.  Additional information about NEWBI is included under “Information Concerning NEWBI” beginning on page 47.

The Merger

The merger agreement provides that, subject to its terms and conditions and in accordance with Wisconsin law, NEWBI will merge with and into Baylake, with Baylake being the surviving corporation in the merger.  This transaction is referred to in this proxy statement/prospectus as the merger.  Following the merger, Union will be merged with and into Baylake Bank, with Baylake Bank surviving the merger.

Baylake and NEWBI expect the merger contemplated by the merger agreement, taken together, to be a tax-free transaction for NEWBI shareholders except as provided in “Material United States Federal Income Tax Consequences of the Merger” beginning on page 42.

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Merger Consideration

The aggregate merger consideration paid by Baylake to NEWBI shareholders is expected to be approximately $9,689,472, subject to possible downward adjustment as described below.  Subject to adjustment, as described below, approximately 40% of the aggregate merger consideration will be paid in shares of Baylake common stock, $5.00 par value per share, and approximately 60% of the aggregate merger consideration will be paid in cash.  “Par value” for a share refers to the stock value stated in the corporate articles of incorporation, and is not related to Baylake’s market value.  The percentage of the merger consideration that is payable in cash is subject to downward adjustment, with a corresponding increase in the percentage payable in shares of Baylake common stock, to the extent necessary to qualify the transaction as a reorganization under Section 368(a) of the Code.

The exchange ratio used to determine the number of shares of Baylake common stock that you will be entitled to receive for each share of NEWBI common stock, no par value per share, you own will be determined by dividing $38.40 by the average trading price; provided, that if the number of shares so calculated (i) is greater than 3.4595, such number will be reduced to 3.4595, or (ii) is less than 2.8319, such number will be increased to 2.8319.  The aggregate merger consideration may be adjusted downward dollar-for-dollar if the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is less than $9,461,136 as of the closing date of the merger.  If the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is more than $9,461,136 as of the closing date of the merger, NEWBI may, immediately prior to closing, pay a special dividend to its shareholders in an amount equal to any such excess.

The merger consideration is subject to downward adjustment as described in this proxy statement/prospectus, and the exchange ratio and relative percentage of the merger consideration that will be paid in cash and shares of Baylake common stock will not be finally determined until after the date of the special meeting.  Therefore, at the time of the special meeting, you will not know the precise value of the merger consideration you may receive on the date the merger is completed.

Assuming no adjustment to the merger consideration and that the currently outstanding 100,932 shares of NEWBI common stock remain unchanged at the closing, based on an average trading price of $      , which is equal to the Average Trading Price if it were calculated as of       , 2015, the latest practicable date prior to the date of this proxy statement/prospectus, the merger consideration that a holder of NEWBI common stock would be entitled to receive for each share of NEWBI common stock would be $       in cash and        shares of Baylake common stock.  In each case, assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding average trading price were equal to the minimum of $11.10, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 3.4595 shares of Baylake common stock, and if the average trading price were equal to the maximum of $13.56, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 2.8319 shares of Baylake common stock.  In any event, Baylake will issue up to a maximum of 349,174 shares of Baylake common stock to NEWBI shareholders as contemplated by the merger agreement.

No fractional shares of Baylake common stock will be issued in the merger.  In lieu of a fractional share of Baylake common stock, the holder of any NEWBI common stock who would otherwise be entitled to receive such fractional share shall be entitled to receive one additional whole share of Baylake common stock and the amount of cash the NEWBI shareholder is entitled to receive shall be reduced by an amount determined by multiplying the average trading price by 1 minus the fraction of a share of Baylake common stock to which the holder would otherwise have been entitled to receive.  For further discussion about the merger consideration you will be entitled to receive, see “The Merger – Terms of the Merger – Merger Consideration” beginning on page 20.

Recommendation of the NEWBI Board of Directors

The NEWBI board of directors recommends that holders of NEWBI common stock vote “FOR” the merger proposal.  For further discussion of NEWBI’s reasons for the merger and the recommendations of NEWBI’s board of directors, see “The Merger—Background of the Merger” beginning on page 25 and “The Merger—NEWBI’s Reasons for the Merger and Recommendation of NEWBI’s Board of Directors” beginning on page 29.

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Interests of NEWBI Directors and Executive Officers in the Merger

Certain of NEWBI’s directors and executive officers have interests in the merger as individuals in addition to, or different from, their interests as shareholders of NEWBI, including, but not limited to, (i) potential payment under the employment agreement with Jeffrey W. Kleiman and (ii) continuation of employment after the merger.  The NEWBI board of directors was aware of these interests and took them into account in approving the merger.  For example, in connection with the merger, Baylake will assume an employment-related agreement with Jeffrey W. Kleiman, President of NEWBI, by operation of law, pursuant to which he will be employed with Baylake upon the consummation of the merger in a position to be mutually agreed upon by the parties.

Baylake has also agreed to pay for directors’ and officers’ liability insurance covering the directors and officers of NEWBI and Union for a period of six years after the consummation of the merger, subject to limits on availability and cost.

As of May 5, 2015, NEWBI’s directors and officers owned, in the aggregate 11,475 shares of the NEWBI common stock.  In order to induce Baylake to enter into the merger agreement, the directors of NEWBI who own, in the aggregate, 11.37 percent of the outstanding shares of NEWBI common stock as of the record date, have each agreed that at any meeting of shareholders of NEWBI or in connection with any written consent of the shareholders of NEWBI, such shareholder will vote all shares of NEWBI common stock held of record or beneficially owned by such shareholder (to the extent the shareholder has the right to vote or direct the voting of such shares) in favor of the merger agreement and take certain other actions.  See “NEWBI Special Meeting of Shareholders –Voting Agreement” beginning on page 17.

For further discussion of the interests of the NEWBI directors and executive officers in the merger, see “The Merger— Interests of the NEWBI Directors and Executive Officers in the Merger” on page 30.

Dissenters’ Rights

The NEWBI shareholders are entitled to dissenters’ rights under Section 180.1301 et seq. of the WBCL.  Those rights, if properly exercised, will allow a shareholder who does not wish to accept the consideration provided for by the merger agreement instead to obtain payment of the fair value of the shareholder’s shares of NEWBI common stock.  If you wish to assert dissenters’ rights, you must deliver to NEWBI before the vote is taken written notice of your intent to demand payment for your shares if the proposed action is effectuated and you must not vote in favor of the proposed action.  The procedure for dissenting is described in more detail in “The Merger – Dissenters’ Rights” beginning on page 22.

Regulatory Matters

Each of Baylake and NEWBI has agreed to use its reasonable best efforts to obtain all regulatory approvals required to complete the merger.  These approvals include approval from the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, and the Wisconsin Department of Financial Institutions, which we refer to as the WDFI.  Baylake has filed all applications and notifications necessary to obtain these regulatory approvals.  There can be no assurance that such approvals will be received on a timely basis or at all, or as to the ability of Baylake and NEWBI to obtain the approvals on satisfactory terms or that there will be no litigation challenging such approvals.  To date, no such litigation is currently pending.  See “Terms of the Merger Agreement – Covenants and Agreements – Regulatory Matters” on page 34.

Conditions to Completion of the Merger

Currently, Baylake and NEWBI expect to complete the merger late in the third quarter or early in the fourth quarter of 2015.  As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived.  We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.  See “Terms of the Merger Agreement – Conditions to the Merger” beginning on page 38.

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Termination of the Merger Agreement

As more fully described in this proxy statement/prospectus and in the merger agreement, the merger agreement can be terminated by either party at any time before completion of the merger under certain circumstances, including, without limitation:

•

by mutual written consent;

•

if the merger has not been consummated by October 31, 2015, unless certain conditions are met; provided, however, that such date shall be extended to December 31, 2015 if the sole impediment to the closing is a delay in any required approval from the appropriate governmental authorities;

•

if a governmental authority has taken action to restrain, enjoin or otherwise prohibit the merger; or

•

if the requisite vote is not obtained, with certain exceptions.

As more fully described in this proxy statement/prospectus and in the merger agreement, the merger agreement can be terminated by NEWBI at any time before completion of the merger under certain circumstances, including, without limitation:

•

upon certain breaches of the merger agreement by Baylake;

•

if any of the closing conditions to the obligations of NEWBI to effect the merger have not been satisfied or waived;

•

if NEWBI opts to enter into a definitive agreement with respect to a superior offer (as defined in the merger agreement), after complying with its obligations related to the non-solicitation of alternative business combination transactions; or

•

if there has been a Baylake material adverse effect.

As more fully described in this proxy statement/prospectus and in the merger agreement, the merger agreement can be terminated by Baylake at any time prior to completion of the merger under certain circumstances, including, without limitation:

•

upon certain breaches of the merger agreement by NEWBI;

•

if there is a change of recommendation (as defined in the merger agreement) or if NEWBI materially violates or breaches its non-solicitation obligations relating to alternative business combination transactions;

•

if any of the closing conditions to the obligations of Baylake to effect the merger have not been satisfied or waived; or

•

if there has been a NEWBI material adverse effect.

See “Terms of the Merger Agreement – Termination; Termination Fee” beginning on page 40.

Expenses and Termination Fees

The merger agreement provides that, in the event of termination of the merger agreement (i) by Baylake if there is a change of recommendation (as defined in the merger agreement) or if NEWBI shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions, (ii) by NEWBI in order to enter into a definitive agreement with respect to an unsolicited superior offer (as defined in the merger agreement), or (iii) by either party if the requisite vote of NEWBI’s shareholders is not obtained at the

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NEWBI shareholders’ meeting and NEWBI’s board of directors has changed its recommendation to its shareholders to approve the merger agreement and the merger, then NEWBI will pay a termination fee of $300,000 to Baylake within two business days after such termination.  In the event of termination of the merger agreement by NEWBI because Baylake fails to  (i) use its best efforts to have the common stock to be issued pursuant to the merger agreement approved for listing on NASDAQ; (ii) use its best efforts to cause the merger to qualify as a reorganization under the Internal Revenue Code of 1986; or (iii) take the necessary action required to obtain regulatory approval of the merger, then Baylake will pay to NEWBI a termination fee in the amount of NEWBI’s documented out-of-pocket expenses incurred in conjunction with the merger agreement within two days after such termination.

Except for the registration fee and other fees paid to the SEC in connection with the merger, which will be paid by Baylake, and any termination fee for which Baylake or NEWBI is responsible under the merger agreement, all fees and expenses incurred in connection with the merger (including the costs and expense of printing and mailing this proxy statement/prospectus) will be paid by the party incurring such fees or expenses.  See “Terms of the Merger Agreement – Termination; Termination Fee” beginning on page 40.

Matters to Be Considered at the Special Meeting

NEWBI shareholders will be asked to approve the merger proposal.  Approval of the merger proposal is required for the completion of the merger.  The NEWBI board of directors recommends that NEWBI shareholders vote “FOR” the proposals described in this proxy statement/prospectus.  For further discussion of the special meeting, see “NEWBI Special Meeting of Shareholders” beginning on page 17.

Rights of NEWBI Shareholders Will Change as a Result of the Merger

The rights of NEWBI shareholders are governed by Wisconsin law and NEWBI’s articles of incorporation and bylaws, and the rights of Baylake shareholders are governed by Wisconsin law and Baylake’s articles of incorporation and bylaws.  Upon the completion of the merger, NEWBI shareholders will no longer have any direct interest in NEWBI.  NEWBI shareholders will only participate in the combined company’s future earnings and potential growth through their ownership of Baylake common stock.  All of the other incidents of direct stock ownership in NEWBI will be extinguished upon completion of the merger.  Following the merger, the rights of former NEWBI shareholders will be governed by Wisconsin law and Baylake’s articles of incorporation and bylaws.  Therefore, NEWBI shareholders will have different rights once they become Baylake shareholders.  See “Comparative Rights of Shareholders” beginning on page 49.

Price Range of Common Stock and Dividends

Baylake common stock is listed on NASDAQ under the symbol “BYLK.”  The following table sets forth, for the periods indicated, the high and low reported sale prices per share of Baylake common stock on NASDAQ, and cash dividends declared per share of Baylake common stock.  Baylake’s common stock was valued at $12.18 on May 7, 2015 (the day preceding the announcement of the merger).

	High	Low	Dividend Declared
2015
First Quarter	$ 12.75	$ 11.90	$ 0.08
2014
Fourth Quarter	$ 12.75	$ 11.41	$ 0.08
Third Quarter	12.67	10.92	0.08
Second Quarter	13.06	11.54	0.07
First Quarter	14.00	11.27	0.07

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	High	Low	Dividend Declared
2013
Fourth Quarter	$ 14.00	$ 10.13	$ 0.07
Third Quarter	11.30	9.70	0.06
Second Quarter	10.00	9.01	0.05
First Quarter	10.00	7.50	0.04

Baylake’s ability to pay dividends to its shareholders may be affected by both general corporate law considerations and policies of the Federal Reserve applicable to bank holding companies.  As a Wisconsin corporation, Baylake is subject to the limitations of the WBCL, which prohibit it from paying dividends if such payment would: (i) render it unable to pay its debts as they become due in the usual course of business, or (ii) result in its assets being less than the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of any shareholders with preferential rights superior to those shareholders receiving the dividend.

As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company should eliminate, defer or significantly reduce dividends to shareholders if: (i) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the bank holding company’s capital needs and overall current and prospective financial condition; or (iii) such bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.  The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations.  Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

NEWBI’s common stock is not listed on an exchange or quoted on any automated services, and there is no established trading market for shares of NEWBI common stock.  As a result, NEWBI does not have sufficient data to estimate a market value of shares of NEWBI common stock.  The holders of shares of NEWBI common stock are entitled to dividends when, as and if declared by the board of directors, subject to the restrictions imposed by law, including the requirements of the Federal Reserve summarized above.  NEWBI’s recent per share cash dividends have been as follows:

Year Paid	Dividends
2010	$0.40 (Adjusted to reflect the stock dividend paid in July 2012)
2011	$0.425 (Adjusted to reflect the stock dividend paid in July 2012)
2012	$0.55 (Adjusted to reflect the stock dividend paid in July 2012)
2013	$0.60
2014	$0.45

Under the merger agreement, NEWBI is prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock prior to the effective date of the merger agreement, except as specifically set forth in the merger agreement.

Selected Historical Financial Data of Baylake

The table below presents selected Baylake historical financial data for the five years ended December 31, 2014, which are derived from its previously filed audited consolidated financial statements for those years, and historical financial data for the quarters ended March 31, 2015 and March 31, 2014, which are derived from its unaudited consolidated financial statements for those quarters.

You should read the following table together with the historical financial information that Baylake has presented in its prior SEC filings.  Baylake has incorporated this material into this document by reference.  See “Where You Can Find More Information – Incorporation of Certain Documents By Reference” on page 65.

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	As of and for the Three Months Ended March 31		As of and for the Year Ended December 31,
	(unaudited)
	2015	2014	2014	2013	2012	2011	2010
	(Dollars In Thousands, Except Per Share Data)
INCOME STATEMENT:
Interest and dividend income	$ 8,643	$ 8,512	$34,743	$34,740	$39,186	$42,122	$45,050
Interest expense	681	922	3,313	4,540	6,755	9,582	12,825
Net interest income before loan losses	7,962	7,590	31,430	30,200	32,431	32,540	32,225
Provision for loan losses	200	----	----	1,400	5,425	5,050	7,350
Net interest income after provision for loan losses	7,762	7,590	31,430	28,800	27,006	27,490	24,875
Non-interest income	2,391	2,016	9,067	9,830	13,823	10,020	8,955
Non-interest expense	7,078	6,768	28,322	27,302	31,704	31,627	33,609
Income before provision (benefit) for income taxes	3,075	2,838	12,175	11,328	9,125	5,883	221
Income tax provision (benefit)	868	773	3,252	3,319	1,483	1,407	(916)
Net income	$ 2,207	$ 2,065	$ 8,923	$ 8,009	$ 7,642	$ 4,476	$ 1,137

Per Share Data:
Net income per share (basic)	0.24	0.27	$1.07	$1.01	$0.96	$0.57	$0.14
Net income per share (diluted)	0.24	0.23	0.97	0.87	0.84	0.57	0.14
Cash dividends per common share	0.08	0.07	0.30	0.22	0.08	----	----
Book value per share at end of period	11.76	12.23	11.65	12.02	11.73	10.67	9.74
Dividend payout ratio	33.12%	26.34%	28.23%	21.78%	8.31%	----	----
Shares outstanding	9,126,101	7,734,442	9,054,821	7,809,997	7,937,347	7,911,539	7,911,539

Performance Ratios
Return on average assets	0.90%	0.88%	0.91%	0.83%	0.74%	0.43%	0.11%
Return on average total shareholders’ equity	8.39%	8.87%	8.99%	8.55%	8.60%	5.53%	1.45%
Equity to assets	10.87%	9.70%	10.33%	9.42%	9.10%	7.77%	7.32%
Net interest margin	3.66%	3.65%	3.63%	3.58%	3.53%	3.55%	3.55%
Net interest spread	3.58%	3.57%	3.55%	3.48%	3.43%	3.44%	3.44%
Noninterest income to average assets	0.98%	0.86%	0.93%	1.02%	1.33%	0.96%	0.86%
Noninterest expense to average assets	2.90%	2.88%	2.89%	2.84%	3.05%	3.04%	3.23%
Net overhead ratio	1.92%	2.02%	1.96%	1.82%	1.72%	2.08%	2.37%
Efficiency ratio	68.37%	69.03%	67.30%	67.57%	72.52%	73.60%	82.11%

ENDING BALANCE SHEET:
Total assets	$ 987,871	$ 976,513	$1,021,623	$ 996,776	$ 1,023,971	$1,086,929	$1,052,453
Securities	194,861	232,779	208,524	230,883	242,019	284,331	266,760
Gross loans	672,273	633,177	679,357	617,960	595,533	631,015	629,891
Total deposits	761,452	721,311	765,542	744,212	806,015	865,187	852,566
Short-term borrowings	51,157	32,716	64,869	58,448	51,568	47,566	19,236
Other borrowings	43,640	84,000	60,455	66,700	40,000	55,000	70,000
Subordinated debentures	16,100	16,100	16,100	16,100	16,100	16,100	16,100
Convertible promissory notes	1,075	9,200	1,650	9,400	9,400	9,450	9,450
Total shareholders’ equity	107,354	94,594	105,504	93,881	93,144	84,401	77,067

FINANCIAL CONDITION ANALYSIS:
Nonperforming loans to total loans	0.85%	1.10%	0.76%	1.08%	2.42%	3.09%	2.59%
Allowance for loan losses to:
Gross loans	1.04%	1.18%	1.04%	1.24%	1.54%	1.68%	1.81%
Nonperforming loans	122.20%	107.37%	136.78%	115.02%	63.43%	54.32%	69.71%
Net charge-offs to average loans	0.15%	0.13%	0.10%	0.48%	1.11%	0.94%	0.85%
Nonperforming assets to total assets	1.00%	1.27%	0.92%	1.30%	2.43%	2.92%	3.08%

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RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including Baylake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the matters addressed under the caption “Forward-Looking Statements,” NEWBI shareholders should consider the matters described below carefully in determining whether to vote to approve the merger proposal.

Risk Factors Relating to the Merger

Because the market price of Baylake common stock may fluctuate, you cannot be sure of the value of each share of Baylake common stock that you will receive.

Upon completion of the merger, each share of NEWBI common stock (other than shares of NEWBI common stock owned by Baylake or its subsidiaries, shares of NEWBI common stock held in the treasury of NEWBI, or shares of NEWBI common stock held by shareholders that have validly exercised dissenters’ rights under the WBCL with respect to such shares) will be converted into the right to receive merger consideration consisting of shares of Baylake common stock and cash, pursuant to the terms of the merger agreement.  The value of each share of Baylake common stock to be received by NEWBI shareholders will be based on the average trading price of Baylake’s common stock on NASDAQ, ranging between $11.10 per share and $13.56 per share.  The average trading price may vary from the closing price of Baylake common stock on the date we announced the merger, on the date that this proxy statement/prospectus was mailed to NEWBI shareholders, on the date of the special meeting of the NEWBI shareholders, on the date the merger is completed, and at any time after the merger is completed.  If the average trading price of the Baylake common stock is less than $11.10, the value of the stock portion of the per share merger consideration will be less than $38.40, and if the average trading price exceeds $13.56, the value of the stock portion of the per share merger consideration will be greater than $38.40.  Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the companies’ respective businesses, operations and prospects, and regulatory considerations, among other things.  Many of these factors are beyond the control of Baylake.  NEWBI shareholders should obtain current market quotations for shares of Baylake common stock before voting their shares at the special meeting.

Because the merger consideration is subject to downward adjustment, the value of the merger consideration you may receive in the merger may be less than you expect.

The merger consideration to be received by NEWBI shareholders at the closing of the merger is subject to downward adjustment by Baylake if the balance sheet delivered to Baylake by NEWBI as of the closing date reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is less than $9,461,136.  For a description of the possible adjustment of the merger consideration, see “The Merger – Terms of the Merger – Merger Consideration” beginning on page 20.

Because it is a condition to the closing of the merger that the transaction qualifies as a reorganization under the Code, you may receive a greater percentage of the merger consideration in Baylake common stock.

Under the terms of the merger agreement, the percentage of the relative merger consideration that will comprise Baylake common stock and cash is subject to adjustment to the extent necessary for the transaction to qualify as a reorganization under Section 368(a) of the Code, which is a condition to closing of the merger.  Accordingly, you may receive a greater percentage of your merger consideration in shares of Baylake common stock, which would increase your exposure to certain other risks set forth in this “Risk Factors” section.

Baylake may fail to realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on Baylake’s ability to successfully combine the Baylake and NEWBI organizations.  If Baylake is not able to achieve this objective, the anticipated benefits of the merger may not be realized fully or at all or may take longer than expected to be realized.

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Baylake and NEWBI have operated and, until the completion of the merger, will continue to operate, independently.  It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of NEWBI or inconsistencies in standards, controls, procedures and policies.  It is also possible that clients, customers, depositors and counterparties of NEWBI could choose to discontinue their relationships with the combined company post-merger because they prefer doing business with NEWBI or for any other reason, which would adversely affect the future performance of the combined company.  These transition matters could have an adverse effect on each of Baylake and NEWBI during the pre-merger period and for an undetermined period of time after the completion of the merger.

NEWBI will be subject to business uncertainties while the merger is pending, which could adversely affect its business.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on NEWBI and, consequently, the combined company.  Although NEWBI intends to take steps to reduce any adverse effects, these uncertainties may impair NEWBI’s ability to attract, retain and motivate key employees until the merger is consummated and for a period of time thereafter, and could cause customers and others that deal with NEWBI to seek to change their existing business relationships with NEWBI.  Employee retention at NEWBI may be particularly challenging during the pendency of the merger as employees may experience uncertainty about their roles with the combined company following the merger.

The results of operations of Baylake after the merger may be affected by factors different from those currently affecting the independent results of operations of Baylake and NEWBI.

The businesses of Baylake and NEWBI differ in certain respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common stock may be affected by factors different from those currently affecting the independent results of operations of Baylake and NEWBI.  For a discussion of the business of Baylake and certain factors to be considered in connection with Baylake’s business, see “Information Concerning Baylake” beginning on page 45 and the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 65.  For a discussion of the business of NEWBI and certain factors to be considered in connection with NEWBI’s business, see “Information Concerning NEWBI” on page 47.

The merger agreement limits NEWBI’s ability to pursue an alternative transaction and requires NEWBI to pay a termination fee under certain circumstances relating to alternative acquisition proposals.

The merger agreement prohibits NEWBI from initiating, soliciting or taking any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer with respect to any acquisition transaction, or engaging in any negotiations concerning, an acquisition proposal, subject to exceptions set forth in the merger agreement.  The merger agreement also provides for the payment by NEWBI to Baylake of a termination fee of $300,000 if the merger agreement is terminated as a result of a breach of those provisions.  These provisions may discourage a potential competing acquirer that might have an interest in acquiring NEWBI from considering or proposing such an acquisition.  See “Terms of the Merger Agreement—Termination; Termination Fee” beginning on page 40.

The merger is subject to the receipt of consents and approvals from governmental entities that may impose conditions that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, approvals must be obtained from the Federal Reserve and the WDFI.  These governmental entities may impose conditions on the granting of such approvals and consents.  Although Baylake and NEWBI do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger.  In addition, each of Baylake and NEWBI has agreed to take certain actions prior to the closing of the merger.  Such actions may entail costs and may adversely affect Baylake, NEWBI, or the combined company following the merger.

14

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which could materially and adversely affect the business, financial condition and results of operations of Baylake or NEWBI.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of the NEWBI shareholders.  If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed.  In addition, Baylake and NEWBI may terminate the merger agreement under certain circumstances even if the merger agreement is approved by NEWBI shareholders.  In addition, neither company would realize any of the expected benefits of having completed the merger.  If the merger is not completed and the NEWBI board of directors seeks another merger or business combination, NEWBI shareholders cannot be certain that NEWBI will be able to find a party willing to offer equivalent or more attractive consideration than the consideration Baylake has agreed to provide in the merger.  If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of operations of Baylake or NEWBI.  For more information on closing conditions to the merger agreement, see “Terms of the Merger Agreement—Conditions to the Merger” beginning on page 38.

Failure to complete the merger could negatively impact the stock price and future business and financial results of NEWBI.

If the merger is not completed for any reason, including as a result of NEWBI shareholders failing to approve the merger agreement and the merger, the ongoing business of NEWBI may be adversely affected and, without realizing any of the benefits of having completed the merger, NEWBI would be subject to a number of possible consequences, including the following:

•

NEWBI may be required, under certain circumstances, to pay a termination fee to Baylake (see “Terms of the Merger Agreement – Terminations; Termination Fees” beginning on page 40);

•

NEWBI is subject to certain restrictions on the conduct of business prior to completing the merger, which may adversely affect its abilities to execute certain of its business strategies;

•

NEWBI may experience negative impacts on its stock prices or from customers, regulators and employees;

•

NEWBI has incurred and will continue to incur certain costs and fees associated with the merger; and

•

matters relating to the merger (including integration planning) may require substantial commitments of time and resources by NEWBI management and employees, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to NEWBI as an independent company.

The combined company expects to incur substantial expenses related to the merger.

The combined company expects to incur substantial expenses in connection with completing the merger.  Although Baylake and NEWBI have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses.  Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.  Due to these factors, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the completion of the merger.  As a result of these expenses, both Baylake and NEWBI expect to take charges against their earnings before and after the completion of the merger.  The charges taken in connection with the merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at the present time.

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Shares of Baylake common stock to be received by NEWBI shareholders as a result of the merger will have rights different from the shares of NEWBI common stock.

Upon completion of the merger, the rights of former NEWBI shareholders who receive Baylake common stock in the merger and thereby become Baylake shareholders will be governed by the articles of incorporation and bylaws of Baylake.  The rights associated with NEWBI common stock are different from the rights associated with Baylake common stock.  See “Comparative Rights of Shareholders” beginning on page 49 for a discussion of the differences in the rights between the NEWBI common stock and the Baylake common stock.

Certain NEWBI directors and officers may have interests in the merger different from the interests of NEWBI shareholders.

In considering the recommendation of the board of directors of NEWBI, shareholders should be aware that certain directors and executive officers of NEWBI have interests in the merger that may differ from, or may be in addition to, the interests of NEWBI shareholders generally.  The board of directors of NEWBI was aware of these interests and considered them, among other matters, when it adopted the merger agreement and in making its recommendations that the NEWBI shareholders approve the merger proposal.  These interests include:

•

In connection with the merger, NEWBI will assign an employment-related agreement with Jeffrey W. Kleiman to Baylake, pursuant to which he will be employed by Baylake following the merger in a position to be mutually agreed upon by the parties.

•

Baylake has agreed to pay for directors’ and officers’ liability and financial institutions bond insurance covering the directors and officers of NEWBI and Union for a period of six years after consummation of the merger, subject to limits on availability and cost.

For a more complete description of the interests of NEWBI directors and executive officers in the merger, see “The Merger—Interests of NEWBI’s Directors and Executive Officers in the Merger” on page 30.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information incorporated by reference into this document, contains or may contain forward-looking statements about Baylake, NEWBI and the combined company which are within the meaning of the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of Baylake, NEWBI and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, those risks discussed above.  Further information on other factors which could affect the financial results of Baylake after the merger are included in the SEC filings incorporated by reference into this document.  See “Where You Can Find More Information” on page 65 included elsewhere in this proxy statement/prospectus.

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NEWBI SPECIAL MEETING OF SHAREHOLDERS

General

The NEWBI board of directors is using this proxy statement/prospectus to solicit proxies from the holders of shares of NEWBI common stock for use at the special meeting.

Together with this proxy statement/prospectus, NEWBI is also sending you a notice of the special meeting and a form of proxy that is solicited by the NEWBI board of directors.  The special meeting will be held at Union State Bank, 223 Ellis Street, Kewaunee, Wisconsin 54216, at        Central Time.  On       , 2015, NEWBI commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote at the special meeting.

Purpose of Special Meeting

At the special meeting, NEWBI shareholders will be asked to approve the merger proposal.

Recommendation of the NEWBI Board of Directors

The NEWBI board of directors recommends that you vote “FOR” the proposal described in this proxy statement/prospectus.  See “The Merger— NEWBI’s Reasons for the Merger and NEWBI’s Board Recommendation” beginning on page 29.

Record Date and Quorum

The NEWBI board of directors has fixed the close of business on       , 2015 as the record date for determining the holders of NEWBI stock entitled to receive notice of and to vote at the special meeting.

As of the record date for the special meeting, there were        shares of NEWBI common stock outstanding and entitled to vote at the special meeting held by        holders of record.  Each share of NEWBI common stock entitles the holder to one vote at the special meeting on each proposal to be considered at the special meeting.

The representation (in person or by proxy) of holders of at least a majority of the votes entitled to be cast on each of the matters to be voted on at the special meeting constitutes a quorum for action on that matter at the special meeting.  All shares of NEWBI common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.  Adjournments of the special meeting may be made for the purpose of, among other things, soliciting additional proxies.  Any adjournment may be made by a majority of the votes cast by the outstanding shares entitled to vote, represented in person or by proxy, at the special meeting.

Voting Agreement

In order to induce Baylake to enter into the merger agreement, each of the directors of NEWBI, who own, in the aggregate 11.37 percent of the outstanding shares of NEWBI common stock as of the record date, have agreed in a voting agreement that at any meeting of the shareholders of NEWBI or in connection with any written consent of the shareholders of NEWBI, each such director will vote all shares of NEWBI common stock held of record or beneficially owned by such director (to the extent the director has the right to vote or direct the voting of such shares): (a) in favor of adoption of the merger agreement and the merger; (b) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if requested by Baylake; (c) against any action, proposal, transaction or agreement that would result in a breach of any term of, or any other obligation of NEWBI under, the merger agreement; (d) against any action or agreement that would impede, interfere with, prevent or attempt to discourage the merger, including, but not limited to, any other extraordinary corporate transaction; (e) against any acquisition proposal (as defined in the merger agreement); and (f) in favor of any other matter necessary for consummation of the merger.

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Each director who is a party to the voting agreement has agreed that except as contemplated by the voting agreement and the merger agreement, such director shall not, directly or indirectly:

•

transfer any shares beneficially owned by such shareholder without the prior written consent of Baylake, subject to certain limited exceptions;

•

enter into any contract or agreement with respect to any transfer of any or all of such shares or any interest therein except as permitted by the voting agreement;

•

grant any proxy, deposit the shares into a voting trust or enter into a voting agreement or arrangement;

•

create or permit to exist any lien on any or all of such shares;

•

subject to the voting agreement, take any other action that would make any representation or warranty of such shareholder contained in the voting agreement untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such shareholder’s obligations under the voting agreement or the transactions contemplated thereby or by the merger agreement.

The director shareholders who are a party to the voting agreement have also agreed not to encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or otherwise take any other action to assist or facilitate, any other person or group (other than Baylake or any affiliate or associate of Baylake) concerning any acquisition proposal.

Notwithstanding the foregoing, in response to an unsolicited bona fide written acquisition proposal that did not result from NEWBI’s breach of the merger agreement, each director may take such actions (in such capacities) as are required to fulfill such officer’s or director’s fiduciary duties to NEWBI and its shareholders, subject to the restrictions and conditions in the merger agreement.

The directors who are a party to the voting agreement also made certain representations and warranties to Baylake.  Each director who is a party to the voting agreement has waived any rights to exercise dissenters’ rights.

Each director who is a party to the voting agreement has agreed to take all actions necessary to consummate and make effective the transactions contemplated by the voting agreement and the merger agreement.

The voting agreement will terminate upon the earlier of:

•

the effective time of the merger; or

•

the termination of the merger agreement.

Required Vote; Effects of Abstention or Failure to Vote

The affirmative vote of a majority of the outstanding shares of NEWBI common stock entitled to vote is required to approve the merger proposal.  Therefore, assuming that a quorum is present, your abstention or failure to vote will have the same effect as a vote cast against this proposal.  The directors and executive officers of NEWBI own, in aggregate, 11.37 percent of the outstanding shares of NEWBI common stock as of the record date.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that a NEWBI shareholder authorizes the persons named in the enclosed proxy card to vote its shares at the special meeting in the manner it directs.  A NEWBI shareholder may vote by proxy or in person at the special meeting.  If you hold your shares of the NEWBI common stock in your name as a shareholder of record, to submit a proxy, you, as a NEWBI shareholder, may vote by completing and signing the accompanying proxy and returning it to NEWBI as soon as possible in the enclosed postage-paid envelope.  You may also vote online by following the instructions on each such shareholder’s proxy card.  When the accompanying proxy is

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returned properly executed, the shares of NEWBI stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the shares of NEWBI common stock represented by the proxy will be voted as recommended by the NEWBI board of directors.  The proxy holders may use their discretion to vote on other matters properly before the special meeting.

If your shares are held in a street name, you should follow the instructions you receive from your broker in order to direct your broker how to vote, and you should also follow the instructions of your broker regarding revocation of proxies.

The vote of every NEWBI shareholder is important.  Accordingly, each NEWBI shareholder should sign, date and return the enclosed proxy card, whether or not the NEWBI shareholder plans to attend the special meeting in person.

Revocability of Proxies and Changes to a NEWBI Shareholder’s Vote

A NEWBI shareholder has the power to change his, her or its vote at any time before his, her or its shares of NEWBI common stock are voted at the special meeting by:

•

sending a notice of revocation to the NEWBI corporate secretary at 223 Ellis Street, Kewaunee, Wisconsin 54216 stating that you would like to revoke your proxy;

•

sending a completed proxy card bearing a later date than your original proxy card; or

•

attending the special meeting and voting in person if your shares of NEWBI common stock are registered in your name rather than in the name of a broker, bank or other nominee, and you so request.  Attendance at the special meeting will not by itself revoke a previously granted proxy. You must provide written or oral notice to the presiding officer at the special meeting of your request to vote in person.

If you choose the first method, you must take the described action no later than the beginning of the special meeting.  If you choose to send a completed proxy card bearing a date that is later than the date of your original proxy card, the new proxy card must be received before the beginning of the special meeting.  If you have instructed a bank, broker or other nominee to vote your shares of NEWBI common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by NEWBI.  NEWBI will reimburse brokerage firms and other custodians, nominees and fiduciaries of reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of NEWBI may solicit proxies personally by telephone without additional compensation.

Attending the Special Meeting

All NEWBI shareholders as of the record date, or their duly appointed proxies, may attend the special meeting.  Registration and seating will begin at        Central Time.

If you hold your shares of NEWBI common stock in your name as a shareholder of record and you wish to attend the special meeting, please bring your proxy and valid picture identification to the special meeting.

If your shares of NEWBI common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the record date, along with a legal proxy, executed in your favor, from the broker, bank or other nominee that is the holder of record of your shares.  You should also bring valid picture identification.

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PROPOSALS

Merger Proposal

As discussed throughout this proxy statement/prospectus, NEWBI is asking its shareholders to approve the merger proposal (which includes approval of the merger and the merger agreement).  Holders of NEWBI common stock should carefully read this proxy statement/prospectus in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger.  In particular, holders of NEWBI common stock are directed to the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus.

The NEWBI board of directors recommends that NEWBI shareholders vote “FOR” the merger proposal.

Other Matters to Come Before the Special Meeting

No other matters are intended to be brought before the special meeting by NEWBI, and NEWBI does not know of any matters to be brought before the special meeting by others.  If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between Baylake and NEWBI.  You are urged to carefully read the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein.  This summary may not contain all of the information about the merger agreement that is important to you.  Factual information about Baylake and NEWBI can be found elsewhere in this proxy statement/prospectus.  Additional factual information about Baylake can be found in the public filings Baylake makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 65.

Terms of the Merger

Transaction Structure.  The Baylake and NEWBI boards of directors have each unanimously approved and adopted the merger agreement.  The merger agreement provides for the acquisition of NEWBI by Baylake through the merger of NEWBI with and into Baylake, with Baylake being the surviving corporation.

Merger Consideration.  The aggregate merger consideration paid by Baylake to NEWBI shareholders is expected to be approximately $9,689,472, subject to possible downward adjustment as described below.  Subject to adjustment, as also described below, approximately 40% of the aggregate merger consideration will be paid in shares of Baylake common stock and approximately 60% of the aggregate merger consideration will be paid in cash.  The percentage of the merger consideration that is payable in cash is subject to downward adjustment, with a corresponding increase in the percentage payable in shares of Baylake common stock, to the extent necessary to qualify the transaction as a reorganization under Section 368(a) of the Code.

The exchange ratio used to determine the number of shares of Baylake common stock that you will be entitled to receive for each share of NEWBI common stock, no par value per share, you own will be determined by dividing $38.40 by the average trading price; provided, that if the number of shares so calculated (i) is greater than 3.4595, such number will be reduced to 3.4595, or (ii) is less than 2.8319, such number will be increased to 2.8319.  The aggregate merger consideration may be adjusted downward dollar-for-dollar if the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is less than $9,461,136 as of the closing date of the merger.  If the balance sheet delivered to Baylake by NEWBI as of the closing date of the merger reflects that NEWBI shareholders’ equity, as determined pursuant to the merger agreement, is more than $9,461,136 as of the closing date of the merger, NEWBI may, immediately prior to closing, pay a special dividend to its shareholders in an amount equal to any such excess.

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The merger consideration is subject to downward adjustment as described in this proxy statement/prospectus, and the exchange ratio and relative percentage of the merger consideration that will be paid in cash and shares of Baylake common stock will not be finally determined until after the date of the special meeting.  Therefore, at the time of the special meeting, you will not know the precise value or composition of the merger consideration you may receive on the date the merger is completed.

Assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding 100,932 shares of NEWBI common stock remain unchanged at the closing, based on an average trading price of $      , which is equal to the average trading price if it were calculated as of       , 2015, the latest practicable date prior to the date of this proxy statement/prospectus, the merger consideration that a holder of NEWBI common stock would be entitled to receive for each share of NEWBI common stock would be $        in cash and        shares of Baylake common stock.  In each case, assuming no adjustment to the merger consideration, no payment of any special dividend and that the currently outstanding average trading price were equal to the minimum of $11.10, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 3.4595 shares of Baylake common stock, and if the average trading price were equal to the maximum of $13.56, each share of NEWBI common stock would be converted into the right to receive $57.60 in cash and 2.8319 shares of Baylake common stock.  In any event, Baylake will issue up to a maximum of 349,174 shares of Baylake common stock to NEWBI shareholders as contemplated by the merger agreement.

No fractional shares of Baylake common stock will be issued in the merger.  In lieu of a fractional share of Baylake common stock, the holder of any NEWBI common stock who would otherwise be entitled to receive such fractional share shall be entitled to receive one additional whole share of Baylake common stock and the amount of cash the NEWBI shareholder is entitled to receive shall be reduced by an amount determined by multiplying the average trading price by 1 minus the fraction of a share of Baylake common stock to which the holder would otherwise have been entitled to receive.

As indicated above, the number of shares of Baylake common stock you will be entitled to receive in the merger will vary based on, among other things, the average trading price.  The following table illustrates, for a range of potentially applicable average trading prices, the number of shares of Baylake common stock that would be exchanged for each share of NEWBI common stock assuming that there are no adjustments to the purchase price and no special dividends are paid by NEWBI immediately prior to the closing of the merger.  These numbers are calculated based on the further assumption that 100,932 shares of NEWBI common stock are outstanding at the time of the merger.

If the applicable Baylake average trading price is:	The number of shares of Baylake common stock that each share of NEWBI common stock will have the right to receive will equal(s)(1):
Less than or equal to $11.10	3.4595
$12.33	3.1144
Greater than or equal to $13.56	2.8319

(1)

Number of shares of Baylake common stock you will receive will be based on the actual average trading price, which will be computed on the second trading day preceding the date the merger closes; the average trading prices shown on this table are for illustration only.  In lieu of a fractional share of common stock, the holder of any share of NEWBI common stock who would otherwise be entitled to receive such fractional share shall be entitled to receive one additional whole share of Baylake common stock and the amount of cash you will be entitled to receive shall be reduced by an amount determined by multiplying the average trading price by 1 minus the fraction of a share of Baylake common stock to which you would otherwise have been entitled to receive.  The above illustration does not reflect the impact of additional shares of Baylake common stock that would be issued in lieu of such fractional shares.

Based on the assumption that approximately 314,343 shares of Baylake common stock will be issued to NEWBI shareholders (assuming a $12.33 average trading price), NEWBI shareholders would own approximately 3.36% of Baylake’s common stock after the merger is completed, ignoring any shares of Baylake common stock they may already own.

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Letters of Transmittal

Within three business days after the closing date, the exchange agent, Computershare, will send a letter of transmittal and instructions for surrendering certificates in exchange for the merger consideration to each holder of record of certificates which, as of the date the exchange agent sends such letter of transmittal and instructions, represented shares of NEWBI common stock, whose shares were converted into the right to receive the merger consideration.

Promptly upon proper surrender by NEWBI shareholders of their certificates representing NEWBI common stock to the exchange agent, along with a properly completed letter of transmittal, then the exchange agent will promptly deliver the merger consideration to such shareholder.

If a certificate for NEWBI common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit as to that loss, theft or destruction and the posting of a bond in such amount as Baylake may reasonably determine at the expense of the shareholder to indemnify Baylake and the exchange agent against any claim that may be made against it with respect to such certificate.

Additional Share in Lieu of Fractional Shares

No fractional shares of Baylake common stock will be issued upon the surrender of certificates of NEWBI common stock for exchange.  In lieu of a fractional share of Baylake common stock, the holder of any share of NEWBI common stock who would otherwise be entitled to receive such fractional share shall be entitled to receive one additional whole share of Baylake common stock and the cash which such holder is entitled to receive shall be reduced by an amount determined by multiplying the average trading price by 1 minus the fraction of a share of Baylake common stock to which the holder would otherwise have been entitled.

Dividends and Distributions

Until certificates representing shares of NEWBI common stock are surrendered for exchange, any dividends or other distributions with a record date after the effective time of the merger with respect to Baylake common stock into which such shares of NEWBI common stock may have been converted will not be paid.  Following surrender of any such certificates, the record holder thereof will be entitled to receive, without interest, any dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Baylake common stock represented by such certificates and paid prior to the surrender date, and, at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Baylake common stock represented by such certificates with a record date after the effective time of the merger but before the surrender date and with a payment date after the surrender.

After the effective time of the merger, there will be no transfers on the stock transfer books of NEWBI of any shares of NEWBI common stock, other than to settle transfers that occurred prior to the effective time of the merger.  If certificates representing such shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares represented by that certificate have been converted.

Dissenters’ Rights

In connection with the merger, record holders of NEWBI common stock who comply with the requirements of Subchapter XIII of the WBCL, which is summarized below, will be entitled to dissenters’ rights if the merger is completed.  Under Subchapter XIII of the WBCL, a shareholder of a corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, the consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by Section 180.1103 of the WBCL or, by the articles of incorporation of the corporation.

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The following is a brief summary of Subchapter XIII, which sets forth the procedures relating to the exercise of dissenters’ rights.  This summary is not a complete statement of the law pertaining to dissenters’ rights under the WBCL and is qualified in its entirety by reference to Subchapter XIII, the text of which is attached to this proxy statement/prospectus as Appendix B.

Any shareholder who wishes to assert dissenters’ rights must deliver a written notice of his or her intent to exercise such right to NEW Bancshares, Inc., 223 Ellis Street, Kewaunee, Wisconsin 54216 Attention: Corporate Secretary, before the vote on the merger agreement is taken at the special meeting.  A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS’ RIGHTS.

A record holder of NEWBI common stock may assert dissenters’ rights as to fewer than all shares registered in that shareholder’s name only if the holder dissents with respect to all shares beneficially owned by any one person and notifies NEWBI in writing of the name and address of each person on whose behalf the shareholder asserts such dissenters’ rights.

A beneficial shareholder may assert dissenters’ rights as to shares held on the shareholder’s behalf only if, in addition to meeting the other requirements to dissent, the beneficial shareholder (i) submits to NEWBI the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights and (ii) asserts dissenters’ rights with respect to all shares of which the shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

If the merger agreement is approved by the requisite vote of holders of NEWBI common stock, NEWBI is required to send a notice to all dissenting shareholders containing payment demand and stock certificate surrender information within ten days after such approval.  The return date specified by NEWBI for receiving the payment demand from dissenting shareholders may not be less than 30 nor more than 60 days after the date on which the dissenters’ notice was first sent.  Upon receipt of the dissenters’ notice, each dissenting shareholder must return his or her payment demand and certificate no later than the payment demand date as provided in the dissenters’ notice and certify whether he or she acquired beneficial ownership of the shares prior to the first public announcement of the terms of the merger on May 5, 2015.  A payment demand may not be withdrawn without NEWBI’s consent.

Upon effecting the merger, within 60 days after the payment demand date, NEWBI will pay each dissenting shareholder who properly complied with the statutory requirements of Subchapter XIII of the WBCL, the amount that NEWBI estimates to be the fair value of such dissenting shareholder’s shares, plus accrued interest from the effective time; provided that, with respect to shares acquired after the first public announcement of the merger, NEWBI may elect to withhold payment until either such shareholder accepts NEWBI’s offer of fair value or a court determines the fair value of such shares.

If the merger is not effected within 60 days of the payment demand date, NEWBI will return all deposited certificates to dissenting shareholders.  If the merger is thereafter effected, NEWBI will send a new dissenters’ notice within ten days of effecting the merger and repeat the payment demand procedure described above.

If any dissenting shareholder is dissatisfied with NEWBI’s determination of “fair value,” such dissenting shareholder may notify NEWBI in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due.  A dissenting shareholder must assert this right within 30 days after NEWBI makes or offers payment for his or her shares or the right is waived.  NEWBI may either accept such dissenting shareholder’s estimate of fair value or commence a proceeding in the Wisconsin Circuit Court of Kewaunee County to determine the fair value of the shares of all dissenting shareholders whose own estimates of fair value are not accepted by NEWBI.

In the event any holder of shares of NEWBI common stock fails to perfect his or her rights to dissent by failing to comply strictly with the applicable statutory requirements of Subchapter XIII of the WBCL, he or she will be bound by the terms of the merger agreement and will not be entitled to payment for his or her shares under Subchapter XIII of the WBCL.  ANY HOLDER OF SHARES OF NEWBI COMMON STOCK WHO WISHES TO OBJECT TO THE TRANSACTION AND DEMAND PAYMENT IN CASH FOR HIS OR HER SHARES SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

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Because an executed proxy relating to NEWBI common stock on which no voting direction is made will be voted at the special meeting in favor of the merger, a dissenting shareholder who wishes to have his or her shares of NEWBI common stock represented by proxy at the special meeting but preserve his or her dissenters’ rights must mark his or her proxy either to vote against the merger or to abstain from voting thereon, in addition to the foregoing requirements.

The foregoing is a brief summary of Subchapter XIII that sets forth the procedures for demanding statutory dissenters’ rights.  This summary is qualified in its entirety by reference to Subchapter XIII, the text of which is attached hereto as Appendix B.  Failure to comply with all the procedures set forth in Subchapter XIII will result in the loss of a shareholder’s statutory dissenters’ rights.  Consequently, if you desire to exercise your dissenters’ rights you are urged to consult a legal advisor before attempting to exercise these rights.

Regulatory Approvals

Each of Baylake and NEWBI has agreed to use its reasonable best efforts to obtain all regulatory approvals required to complete the merger and the other transactions contemplated by the merger agreement.  These approvals include approval from the Federal Reserve and the WDFI.  Baylake has filed all applications and notifications to obtain these regulatory approvals.

There can be no assurance that such approvals will be received on a timely basis or at all, or as to the ability of Baylake and NEWBI to obtain the approvals on satisfactory terms or that there will be no litigation challenging such approvals.  There can be no assurances that U.S. or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result of such challenge.  The parties’ obligations to complete the transactions contemplated by the merger agreement are subject to a number of conditions, including the receipt of all requisite regulatory approvals.

Accounting Treatment

Baylake will account for the merger using the acquisition method of accounting, in accordance with current accounting guidance and United States generally accepted accounting principles, or GAAP.  The result of this is that the recorded assets and liabilities of Baylake will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of NEWBI will be adjusted to fair value at the date of the merger.  In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired.  To the extent that the purchase price, consisting of cash plus the number of shares of Baylake common stock to be issued to former NEWBI shareholders at fair value, exceeds the fair value of the net assets including identifiable intangibles of NEWBI at the date of the merger, that amount will be reported as goodwill.  In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually.  Identified intangibles will be amortized over their estimated lives.  Further, the acquisition method of accounting results in the operating results of NEWBI being included in the operating results of Baylake beginning from the date of completion of the merger.

Public Trading Market

Baylake common stock is listed on NASDAQ under the symbol “BYLK.”  The Baylake common stock issuable in the merger will also be listed on NASDAQ.

Resale of Baylake Common Stock

All shares of Baylake common stock received by NEWBI shareholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act, except for shares of Baylake common stock received by any such holder who becomes an “affiliate” of Baylake after completion of the merger, as defined in Rule 144 under the Securities Act.  This proxy statement/prospectus does not cover resales of shares of Baylake common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

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Background of the Merger

NEWBI’s board of directors and senior management regularly review and evaluate NEWBI’s business, strategic direction, performance, prospects and strategic alternatives.  In July 2014, NEWBI’s President and Chief Executive Officer, Jeffrey W. Kleiman, received an unsolicited contact from an agent of Baylake regarding a possible strategic transaction between the two organizations.  In response, the NEWBI board of directors established an ad hoc committee of the board to evaluate the possible strategic transaction.  The ad hoc committee comprised Jeffrey Kleiman, C. Jack Novak (Chairman of the Board) and Dennis Langenberg, a director with accounting experience.  The ad hoc committee had various meetings with representatives of Baylake.  Baylake informed the committee that it is looking to expand its market share by combining its bank subsidiary with Union, which is in the path of Baylake’s targeted market expansion in the Counties of Brown, Kewaunee and Manitowoc, Wisconsin.  On August 26, 2014, NEWBI and Baylake executed a confidentiality agreement.

As part of the analysis of the potential strategic transaction, the committee, the board and senior management also discussed in depth various strategic options generally available to NEWBI, and the pros and cons of each such option.  For example, they considered other banking organizations that may be possible acquirers within Union’s trade areas (one of which had discussed strategic possibilities with NEWBI in the past), but for a variety of reasons determined that these organizations were not appropriate strategic partners at this time.  They also spoke with NEWBI’s and Union’s accountants about certain Michigan banking organizations that could be potential acquirers, but the board and senior management did not believe that acquisition by an out-of-state bank would be in the best interests of Union’s community and customers.  It is important to the NEWBI board and senior management that Baylake is a community bank with a good reputation, and is one that customers and the community recognize.  The committee, board and senior management also considered the pros and cons of remaining an independent organization.  Concerns were raised regarding increasing banking regulations, increasing cost of compliance, loan growth, the continuing low interest rate environment and decreasing interest margins.  As part of this overall discussion, NEWBI’s ad hoc committee, board and senior management also considered the competition in NEWBI’s primary market, anticipated increases in capital requirements and trends in mergers and acquisitions in the financial services sector.

Also as part of its analysis, NEWBI’s board engaged Wipfli, its accounting firm, to conduct a Fair Market Business Valuation of NEWBI as of September 30, 2014.  A summary of Wipfli’s Fair Market Business Valuation can be found in the section entitled “Summary of Fair Market Business Valuation of NEWBI’s Independent Accountant” beginning on page 26.  The valuation determined that the fair market value per share of the common stock of NEWBI on a controlling, marketable basis as of September 30, 2014 was estimated at $101.00 per share.  Wipfli also provided the board with certain banking industry information and the conclusion that the current outlook for NEWBI from an industry perspective remained uncertain, and provided the board with certain private transaction data regarding other transactions involving financial institutions.

On October 28, 2014, Baylake provided NEWBI with a draft non-binding indication of interest.  Baylake negotiated with NEWBI, which sought advice of its counsel and accountants, regarding the terms of the final indication of interest.  During this time, the board had various meetings about the proposed merger and the indication of interest, and between these meetings, various members of the NEWBI board and senior management held numerous discussions with NEWBI legal counsel and accountants.  At the December 4, 2014 meetings of the board of directors of NEWBI and Union, based on the analysis conducted by the ad hoc committee, the NEWBI board and senior management, extensive discussions with legal counsel and accountants, an analysis of the valuation and other information presented by Wipfli, and the reasons discussed in “NEWBI’s Reasons for the Merger and NEWBI’s Board Recommendation” beginning on page 29, both boards unanimously approved the indication of interest dated November 29, 2014.  On January 30, 2015, Baylake presented the NEWBI board with a revised indication of interest, in which the proposed purchase price for NEWBI common stock was adjusted to the $96.00 per share offered in the merger.  The price was adjusted downward primarily because the current market values of the Kewaunee and Two Rivers branch offices of Union were deemed lower than their respective book values.  Also, the net earnings projections for NEWBI for 2015 were reduced based upon due diligence and new assumptions.  At the February 4, 2015 meetings of the board of directors of NEWBI and Union, based on the same analysis described above, both boards unanimously approved the indication of interest dated January 30, 2015, and the indication of interest was signed.

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After execution of the January 30, 2015 non-binding indication of interest, both parties conducted due diligence on each other.  NEWBI representatives reviewed documents provided by Baylake, and Baylake representatives reviewed documents provided by NEWBI and sent representatives to Union to conduct on-site due diligence.  During this process, the parties began negotiating and drafting the definitive merger agreement.  This process was conducted with the assistance of counsel for both Baylake and NEWBI, and included NEWBI and Union board meetings, some of which were attended by NEWBI and Union legal counsel by telephone conference.

At the May 5, 2015 board meeting, the NEWBI board unanimously approved the merger agreement and resolved to recommend that NEWBI shareholders approve the merger and merger agreement and authorized Mr. Kleiman, as President, to execute the merger agreement on behalf of NEWBI and approve such minor modifications to the merger agreement as he may deem necessary, beneficial, advantageous, proper and efficient.  The board unanimously determined that the merger would be in the best interests of NEWBI, its shareholders and Union’s employees and customers.  On May 6, 2015, the merger agreement, dated effective May 5, 2015, was finalized and executed by NEWBI and Baylake.

NEWBI and Baylake issued a joint press release on May 8, 2015 announcing the execution of the merger agreement.

Summary of Fair Market Business Valuation of NEWBI’s Independent Accountant

Wipfli, NEWBI’s independent accountant, prepared a Fair Market Business Valuation of NEWBI as of September 30, 2014.  Wipfli, is a multi-disciplinary professional services firm that has provided various services to NEWBI since 1988.  Wipfli received $24,764 and $25,382 in compensation for tax, auditing and consulting services rendered to NEWBI in 2013 and 2014, respectively.  In addition, Wipfli received $8,285 in compensation for preparing the Fair Market Business Valuation.  Wipfli regularly engages in the valuation of businesses in connection with mergers and acquisitions and other corporate transactions.  Wipfli was selected to prepare the Fair Market Business Valuation because of its familiarity with NEWBI and its experience with mergers and acquisitions consulting services.

In preparing the Fair Market Business Valuation, Wipfli relied upon warranties of NEWBI and its representatives that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflected NEWBI’s results of operations and financial and business condition.  Wipfli accepted the financial statements and other related information provided by NEWBI and its representatives without any verification as fully and correctly representing NEWBI’s business conditions and operating results for the respective periods, except as noted in the Fair Market Business Valuation.  Public information and industry and statistical information used to prepare the Fair Market Business Valuation was obtained from sources Wipfli believes to be reliable but Wipfli makes no representation as to the accuracy or completeness of such information.  The following is a summary of the analysis undertaken by Wipfli in connection with the preparation of its Fair Market Business Valuation, which is qualified in its entirety by reference to the full text of the Fair Market Business Valuation attached as an exhibit to this proxy statement/prospectus.

In preparing the Fair Market Business Valuation, Wipfli used the following sources of information:

•

financial statements of Union filed with the FDIC for the years ended December 31, 2010 through 2013, and the nine months ended September 30, 2014 and 2013;

•

Uniform Bank Performance Reports for the years ended December 31, 2010 through 2013, and the nine months ended September 30, 2014;

•

NEWBI’s financial statements filed with the Federal Reserve System for the years ended December 31, 2010 through 2013;

•

internally prepared financial statements of NEWBI for the nine months ended September 30, 2014 and 2013;

•

shareholders’ list for NEWBI as of September 30, 2014;

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•

key personnel list;

•

the website of Union;

•

information on guideline private transaction database prepared by SNL Financial;

•

trade associations and industry sources;

•

information on the U.S., state and local economies gathered from various trade publications, reports and articles, a national forecast as of August 2014 prepared by KeyValueData and the Wisconsin Economic Outlook prepared by the Division of Research and Policy, Wisconsin Department of Revenue and First Research;

•

industry information gathered from the FDIC’s Quarterly Banking Profile as of June 30, 2014;

•

Duff and Phelps 2014 Valuation Yearbook; and

•

various other information.

Wipfli used the income and market approaches to valuation in preparing the Fair Market Business Valuation.  In the income approach, value is dependent on the present worth of future economic benefits to be derived from ownership.  Value indications are developed by discounting expected future net cash flows available for distribution to their present worth at market-based rates of return.  Value estimates are established in a market approach by an analysis of recent sales or offerings of comparable property.  Wipfli valued Union and then added that valuation to the other assets and liabilities of NEWBI.  Wipfli considered eight factors in their analysis:

•

the nature of the business and the history of NEWBI from its inception;

•

the economic outlook in general and the condition and outlook of the specific industry in particular;

•

the value of the tangible assets as represented on the books of NEWBI and financial condition of NEWBI including past results and current operations;

•

the potential earnings capacity of NEWBI and its ability to pay a fair return on investment;

•

the actual dividends or the ability of NEWBI to pay dividends;

•

the economic benefit of goodwill and other intangible assets in the overall enterprise value;

•

the size of NEWBI and the size of the block of shares being valued and transactions or sales of similar securities; and

•

market data of similar businesses including actual sales and offerings and relevant financial and sale data of securities in publicly traded comparable companies.

Market Approach.  Wipfli reviewed the SNL Financial transaction database to select transactions announced between September 30, 2013 and September 30, 2014 involving targets in the Midwest where complete information on the purchase price was available.  Wipfli then calculated Union’s indicated value using a price to earnings multiple, a price to normalized tangible book value of equity multiple and a price to tangible asset ratio.  Wipfli then averaged the value determined using each method to determine Union’s indicated value under the market approach.

Wipfli selected a price to earnings multiple of 25.0 to apply to Union’s adjusted ongoing earning power of $301,000.  This was higher than the average and median price multiples of comparable transactions because banks, such as Union, with lower return on assets and equity ratios trade at a multiple significantly above the average and median.  Wipfli determined Union’s value without excess capital to be $7,526,000 by multiplying the price to earnings multiple of 25.0 by the adjusted estimated ongoing earning power of $301,000.  Excess capital of

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$1,633,000 was added to arrive at the estimated fair market value of Union on a controlling basis of $9,160,000 using the price to earnings method.

Wipfli also applied a price to normalized tangible book value of equity multiple to Union’s normalized tangible book value of equity.  Wipfli determined Union’s price to normalized tangible book value of equity multiple to be 1.10.  The multiple was lower than the average and median multiples used in comparable private transactions due to Union’s relatively low return on assets and equity ratios and other factors.  Multiplying Union’s tangible book value of equity of $6,949,000 by 1.10, Wipfli determined the value of Union without excess capital to be $7,644,000.  Adding excess capital of $1,633,000 to that figure resulted in an estimated fair market value of Union to be $9,277,000 using the price to normalized tangible book value of equity method.

Wipfli selected a price to asset ratio of 11.50% to use in applying the price to tangible asset method.  The multiple was lower than the average and median multiples used in comparable private transactions due to Union’s relatively low returns on assets and equity.  Multiplying Union’s total tangible assets of $86,859,000 by 11.50%, Wipfli determined the estimated fair market value of Union to be $9,989,000 using the price to tangible assets method.  Averaging the three methods, Wipfli determined the value of equity of Union on a controlling, marketable basis to be $9,500,000 using the market approach.

Income Approach.  The income approach estimates the value of an asset by considering the income generated by an investment in the asset over time.  Wipfli applied a capitalization rate to Union’s latest 12-month earnings figure and then applied a control premium.  Using this method, Wipfli determined Union’s indicated value to be $7,468,000 without the control premium.  Reviewing 306 transactions involving publicly traded banks that were sold during the past 10 years, Wipfli determined that the median and average control premiums offered for stock purchases were 27% and 33.5%, respectively.  Several factors can influence the premium paid including management, the ability to replace management, restrictions on transfers of shares, a bank’s size, the number of shareholders, concentration of control, size of the block being valued, volatility of assets, and time of termination of an entity.  With respect to Union, Wipfli noted that Union’s management is adequate but due to the small size of Union, the loss of any key people would hurt the bank.  Wipfli also noted that there are no current restrictions on the transfer of Union’s stock, that Union had approximately $87 million in total assets and four branches and that the termination date of Union was not in the foreseeable future.  Based on the data, Wipfli determined a control premium of 25% was appropriate.  Adding the control premium of 25%, Wipfli determined the value of Union to be $9,300,000 using the income approach.

Conclusion.  Wipfli applied equal weight to Union’s value under the market approach and the income approach and therefore determined the fair market value of Union’s equity to be $9,400,000 as of September 30, 2014.  To determine NEWBI’s valuation, Wipfli combined its fair market valuation of Union with NEWBI’s other assets and liabilities.  Based on that valuation method, Wipfli determined NEWBI’s fair market value to be $10,227,000.  Based on the 100,864 outstanding shares at September 30, 2014, Wipfli determined the fair market value per share of NEWBI common stock to be $101.

Baylake’s Reasons for the Merger

In reaching its decision to approve the merger agreement and merger, Baylake’s board of directors consulted with management, as well as its legal advisors, and considered a number of factors, including the following:

•

the combination of Baylake’s business with NEWBI will complement and increase its existing market presence in Kewaunee and Brown Counties and will also serve as an opportunity for Baylake to expand into Manitowoc County, which represents a logical geographical expansion from Baylake’s primary markets in Brown, Door and Kewaunee Counties;

•

Baylake’s existing knowledge of NEWBI’s business, operations, financial condition, asset quality, earnings, capital and prospects both as an independent organization and as part of a combined company;

•

the anticipated pro forma impact of the transaction on the combined company, including the expected cost synergies and savings;

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•

the anticipated impact of the transaction on NEWBI’s customers and the communities that it serves, including the potential to better service its customers and enhance its competitive position as a community bank due to Baylake’s ability to offer more diverse financial products and services as a larger institution;

•

the complementary nature of the cultures and philosophies of the two companies, which Baylake’s board of directors believes should facilitate the integration and implementation of the transaction;

•

the board of directors’ expectation that Baylake will retain its strong capital position upon completion of the merger; and

•

the merger consideration to be paid to NEWBI shareholders is fair and reasonable.

The foregoing discussion of the information and factors considered by Baylake is not intended to be exhaustive, but includes the material factors considered by Baylake’s board of directors.  In reaching its determination to enter into the merger agreement, Baylake did not assign any relative or specific weights to the foregoing factors.  Baylake’s board of directors considered all these factors as a whole, including discussions with, and questioning of, Baylake’s management and Baylake’s financial and legal advisors, and overall considered the factors to be favorable to, and in support of, its determination.

NEWBI’s Reasons for the Merger and NEWBI’s Board Recommendation

NEWBI’s board of directors has concluded that the merger offers NEWBI’s shareholders an attractive opportunity to achieve the board’s strategic business objectives, including increasing shareholder value, growing the size of the business and enhancing liquidity for NEWBI’s shareholders.  In addition, NEWBI’s board of directors believes that the customers and communities served by Union will benefit from the merger.

In deciding to approve the merger agreement and the merger, NEWBI’s board of directors consulted with NEWBI’s management, as well as its legal counsel and financial advisor, and considered numerous factors, including the following:

•

information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of NEWBI and Baylake, both individually and as a combined company;

•

the perceived risks and uncertainties attendant to NEWBI’s operation as an independent banking organization, including the risks and uncertainties related to the continuing low-interest rate environment, competition in NEWBI’s market area, increased regulatory costs, increased marketing costs, increased technology costs, and increased capital requirements, particularly given that the local economy in Union’s trade area has been adversely affected by the loss of a major employer and many jobs;

•

 the aggregate merger consideration was priced at 102% of common book value as of December 31, 2014, which was within the price range determined to be appropriate by the board, taking into account the valuation of the common stock conducted by Wipfli LLP as of September 30, 2014, and was $12 per share higher than the current price at which shares of common stock were trading between third parties in the market;

•

the value to be received by NEWBI’s shareholders in the merger as compared to shareholder value projected for NEWBI as an independent entity;

•

the market value of Baylake common stock prior to the execution of the merger agreement and the prospects for future appreciation as a result of Baylake’s strategic initiatives;

•

Baylake’s strategy to seek profitable future expansion in NEWBI’s trade area, leading to continued growth in overall shareholder value;

•

the fact that Baylake, although publicly traded, maintains a community banking philosophy, and is known to individuals and businesses in Union’s trade area;

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•

the fact that Baylake is publicly held and the merger would provide access to a public trading market for NEWBI’s shareholders whose investments currently are in a privately held company, as well as enhanced access to capital markets to finance the combined company’s capital requirements;

•

the fact that Baylake is able to offer a wider array of retail and commercial products including mobile banking, as well as investment management solutions to Union customers including a trust department, and a larger lending limit to compete for more sizable transactions; and

•

the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

The above discussion of the information and factors considered by NEWBI’s board of directors is not intended to be exhaustive, but includes a description of all material factors considered by NEWBI’s board.  In view of the wide variety of factors considered by the NEWBI board of directors in connection with its evaluation of the merger, the NEWBI board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered.  In considering the factors described above, individual directors may have given differing weights to different factors.  NEWBI’s board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of NEWBI’s shareholders.

NEWBI’s board of directors believes that the merger is fair to, and in the best interests of, NEWBI and its shareholders.  NEWBI’s board of directors unanimously approved the merger agreement and recommends that shareholders vote “FOR” approval of the merger agreement.

All of NEWBI’s directors who directly or beneficially own shares of NEWBI common stock have agreed to vote their shares at the special meeting in favor of the merger and any other matter necessary for consummation of the transactions contemplated by the merger agreement.

Management and Board of Directors of Baylake after the Merger

Upon completion of the merger, the board of directors of Baylake will consist of the directors serving on the board of directors of Baylake prior to the effective time of the merger.

The current directors and senior officers of Baylake are expected to continue in their current positions, other than as has been or may be publicly announced by Baylake in the normal course.  Information about the current Baylake directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page 65.

Interests of NEWBI Directors and Executive Officers in the Merger

In considering the recommendations of the board of directors of NEWBI, NEWBI shareholders should be aware that certain directors and executive officers of NEWBI have interests in the merger that may differ from, or may be in addition to, the interests of NEWBI shareholders.  These interests are described in more detail and quantified below.  The board of directors of NEWBI was aware of these interests and considered them, among other matters, when it adopted the merger agreement and in making its recommendations that the NEWBI shareholders approve the merger proposal.

In connection with the merger, Baylake will assume by operation of law an employment-related agreement with Jeffrey W. Kleiman, President of NEWBI.  Mr. Kleiman will be employed by Baylake in a position to be mutually agreed to by Baylake and Mr. Kleiman prior to closing.

Pursuant to the terms of the merger agreement, Baylake has agreed to provide NEWBI directors and officers liability and financial institutions bond insurance policies against personal liability for actions taken after the effective time as is provided to other directors and officers of Baylake.  In addition, Baylake has agreed to pay for insurance coverage for up to six years following the closing date under a policy of directors’ and officers’ liability and other professional insurance for actions taken on or prior to the effective time of the merger, so long as the

30

premium of such policy does not exceed two hundred percent of the last annual premium paid by NEWBI for its last annual premium.  If a six-year term of insurance coverage is not available within such costs, the term for the insurance will be such other maximum period of coverage that is available at a cost that does not exceed two hundred percent of the last annual premium paid by NEWBI.

TERMS OF THE MERGER AGREEMENT

Effects of the Merger

As a result of the merger, NEWBI shall be merged with and into Baylake, with Baylake continuing as the surviving corporation of the merger.  The separate corporate existence of NEWBI will cease as of the effective time of the merger.  Immediately prior to consummation of the merger, NEWBI will sell substantially all of the stock of its indirect subsidiary, Novak Agency, Inc., or Novak to the principals of Novak on terms reasonably agreed to by Baylake.

As a result of the merger, there will no longer be any shares of NEWBI common stock.  NEWBI shareholders will receive cash and shares of Baylake common stock as the merger consideration, and will only participate in the combined company’s future earnings and potential growth through their ownership of Baylake common stock.  All of the other incidents of direct stock ownership in Baylake, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from NEWBI, will be extinguished upon completion of the merger.

Effective Time of the Merger

The closing of the merger will occur at such time, date and location as may be mutually agreed by the parties, or on a date specified by either party upon five business days’ written notice after the last to occur of the following events: (a) receipt of all consents and approvals of governmental authorities legally required to consummate the merger and the expiration of all statutory waiting periods; and (b) approval of the merger agreement and the merger by the shareholders of NEWBI.  However, scheduling or commencing the closing will not constitute a waiver of the closing conditions in the merger agreement.  The merger will be completed legally at the date and time specified in the articles of merger to be filed by Baylake with the WDFI.  As of the date of this proxy statement/prospectus, the parties expect that the merger will be effective late in the third quarter or early in the fourth quarter of 2015.  However, there can be no assurance as to when or if the merger will occur.

As described below, if the merger is not completed by October 31, 2015, the merger agreement may be terminated by either Baylake or NEWBI; provided, however, that such date shall automatically extend to  December 31, 2015 in the event that the merger has not been consummated by October 31, 2015 solely due to a delay in obtaining any regulatory approval required by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger.  NEWBI has agreed that, prior to the effective time of the merger, it will operate its business only in the usual, regular and ordinary course consistent with past practices.  NEWBI has agreed to use commercially reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers prior to closing.

In addition to the general covenants above, NEWBI has agreed that prior to the effective time of the merger, subject to specified exceptions, it will, and will require its subsidiaries to:

•

use commercially reasonable efforts to maintain and keep the owned real property and the leased real property in as good repair and condition as of the date of the merger agreement, ordinary wear and tear excepted;

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•

use commercially reasonable efforts to keep in full force and effect director and officer liability insurance comparable in amount and scope of coverage to that maintained by it as of the date of the merger agreement;

•

perform in all material respects all obligations required to be performed by it under all material contracts relating to or affecting its assets, properties, and business;

•

comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws;

•

maintain the “well capitalized” status of Union;

•

if requested in writing by Baylake within 30 days of the date of the merger agreement, deliver written Phase I environmental site assessments for each piece of real property owned by NEWBI or its subsidiaries for use in its banking operations;

•

not take any action or fail to take any action which, individually or in the aggregate, can be expected to have a material adverse effect on NEWBI;

•

use its reasonable best efforts to deliver all written consents prior to the effective time necessary to properly assign or transfer all material contracts to Baylake; and

Additionally, NEWBI has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to, without the prior consent of Baylake:

•

adopt, amend, renew or terminate any employment contract or employment arrangement or any other agreement, arrangement, plan or policy between NEWBI or any of its subsidiaries and one or more of its current or former directors, officers or employees, or increase in any manner the compensation or benefits of any director, officer or employee, except for normal increases for employees in the ordinary course of business consistent with past practices or to maintain qualification pursuant to the Code;

•

declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a subsidiary of NEWBI to NEWBI;

•

except as contemplated by the merger agreement, merge with or into any other entity, permit any other entity to merge into it or consolidate with any other entity, or effect any reorganization or recapitalization;

•

acquire the assets or any equity interests of any entity or person other than in the ordinary course of business;

•

liquidate, sell, dispose of, encumber, or permit any liens with respect to any assets or acquire any assets, including the extension of any credit, with a value in excess of $50,000 outside of the ordinary course of business (other than the sale of other real estate owned and nonperforming assets in the ordinary course of business and at par value);

•

make, commit to make, renew, extend the maturity of, or alter any of the material terms of a loan or group of loans to a borrower and its affiliates that, individually or collectively, would be in excess of $500,000; provided, however, that Baylake will be deemed to have consented to such transactions unless it objects to the transaction no later than 48 hours after its receipt of all information relating to the making, renewal or alteration of such loan;

•

with respect to NEWBI and Union, borrow money from any entity or person; provided, however, this shall not affect the ability of NEWBI or Union to accept deposits;

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•

repurchase, redeem or otherwise acquire, issue, sell or deliver, split, reclassify, combine or otherwise adjust any securities issued by NEWBI or any of its subsidiaries, or grant or issue any options, warrants or other rights for issue thereof;

•

propose or adopt any amendments to the NEWBI articles or bylaws, or any similar organizational documents of any of its subsidiaries;

•

change any of its methods of accounting in effect at December 31, 2014 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2014, except as may be required by GAAP;

•

change any lending, investment, liability management or other material policies concerning the business or operations of NEWBI or any of its subsidiaries, except as required by law or by a governmental authority:

•

take any of the following actions:

°

acquire or sell any contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction;

°

make any investments other than in investments in the ordinary course of business in U.S. Treasuries or other securities with a credit rating of no less than AAA and with maturities of no greater than two years;

°

incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money in excess of an aggregate of $25,000 (for NEWBI and its subsidiaries on a consolidated basis) except in the ordinary course of business consistent with past practice;

°

enter into any contract with respect to any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, debts or claims, not in the ordinary course of business and consistent with past practices (such as the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by United States government or agency securities, which are in the ordinary course of business and consistent with past practices), or impose, or suffer the imposition of, on any material asset of NEWBI or any of its subsidiaries of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the merger agreement) and in no event with a value in excess of $25,000 individually;

°

settle any proceeding for any amount in excess of $10,000 or in any manner which would restrict in any material respect the operations or business of NEWBI or any of its subsidiaries;

°

purchase any new financial product or instrument outside of the ordinary course of business which involves entering into a contract under which the aggregate obligations of NEWBI would exceed $10,000 or which would have a term of twelve months or longer;

°

make any capital expenditure, except in the ordinary course and consistent with past practice and in no event in excess of $10,000 individually;

°

take any action or fail to take any action which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on NEWBI;

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°

take any action that would adversely affect or delay the ability of NEWBI to perform any of its obligations on a timely basis under the merger agreement or cause any of the conditions set forth in Article VII (Conditions of the Merger) of the merger agreement to not be satisfied;

•

fail to maintain in their present form and with their present coverage all existing policies of insurance with respect to any owned real property and leased real property;

•

fail to comply with any law or order applicable to owned real property and leased real property if such failure would materially adversely affect the condition (physical or otherwise) of such property or NEWBI’s ability to operate its business therefrom; or

•

agree in writing or otherwise to do any of the foregoing.

Baylake has agreed that prior to the effective time of the merger, subject to specified exceptions, it will, and will cause its subsidiaries to:

•

maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in Baylake’s financial statements applied on a consistent basis;

•

maintain the “well capitalized” status of  Baylake and Baylake Bank;

•

conduct its business in a manner that does not violate any law, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on Baylake;

•

operate its business in the usual, regular and ordinary course consistent with past practices; and

•

not take any action or fail to take any action which, individually or in the aggregate, can be expected to have a material adverse effect on Baylake.

Further, Baylake has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will cause its subsidiaries to not, take any action that would adversely affect or delay the ability of Baylake to perform any of its obligations on a timely basis under the merger agreement or cause any of the conditions set forth in Article VII (Conditions of the Merger) of the merger agreement to not be satisfied, and will not amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to the holders of NEWBI common stock.

Regulatory Matters.  Baylake and NEWBI have agreed to promptly prepare and file with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part, within forty-five days of the date of the merger agreement or as soon as practicable thereafter.  Baylake and NEWBI have agreed to use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and to mail or deliver the proxy statement/prospectus to NEWBI shareholders.  Baylake and NEWBI have each agreed to furnish all information concerning itself and its affiliates that is required to be included in this proxy statement/prospectus or, to the extent applicable, the other filings, or that is customarily included in a proxy statement/prospectus or other filings prepared in connection with transactions of the type contemplated by the merger agreement.

Baylake and NEWBI have agreed to use reasonable and diligent efforts to obtain all consents and orders required under law (including, without limitation, all rulings and approvals of governmental authorities) and from parties to material contracts required in connection with the authorization, execution and delivery of the merger agreement and the consummation by them of the merger, and make all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under applicable federal and state securities laws, the BHCA, the Federal Deposit Insurance Act, any state banking laws and any other applicable federal or state banking laws and any other applicable law.  Baylake and NEWBI will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or

34

changes suggested in connection therewith.  NEWBI and Baylake will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by the merger agreement.  In case at any time after the effective time any further action is necessary or desirable to carry out the purposes of the merger agreement, the officers and directors of Baylake and NEWBI have agreed to use commercially reasonable efforts to take all such necessary action.

No Solicitation; Board Recommendation.  Before the effective time of the merger agreement, NEWBI has agreed that neither it nor any of its subsidiaries shall, and each shall use its best efforts to cause their respective representatives not to, initiate, solicit or take any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to any acquisition transaction, or, except as provided below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any entity, person or group relating to an alternative acquisition proposal.  NEWBI has also agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of the merger agreement with respect to any of the foregoing, and it will inform such parties of its obligations under the merger agreement; and that it will immediately notify Baylake if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such entities, persons or groups.

The NEWBI board of directors has resolved to recommend that NEWBI’s shareholders vote in favor of and adopt and approve the merger agreement at the NEWBI shareholders’ meeting.  Neither the NEWBI board of directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify the NEWBI board of directors’ recommendation in a manner adverse to Baylake.

However, prior to the receipt of the requisite shareholder approval at the NEWBI shareholders’ meeting, solely in response to an unsolicited bona fide written acquisition proposal that did not result from the breach of the merger agreement and following delivery to Baylake of notice of such acquisition proposal, NEWBI is permitted to furnish information to the party making the acquisition proposal and/or engage in discussions or negotiations regarding the acquisition proposal, but only if (A) the NEWBI board of directors has reasonably concluded in good faith that the person or group making such acquisition proposal will have adequate sources of financing to consummate such acquisition proposal, (B) prior to furnishing any information to such person, such person shall have entered into a confidentiality agreement with NEWBI (which shall expressly permit NEWBI to disclose the terms of the confidentiality agreement to Baylake) on terms no less favorable to NEWBI than the Confidentiality Agreement between Baylake and NEWBI, (C) the NEWBI board of directors reasonably determines in good faith that the acquisition proposal would reasonably be expected to result in a “superior offer” (a defined below), and (D) the NEWBI board of directors reasonably determines in good faith after consultation with outside counsel that such action is required for the NEWBI board of directors to comply with its fiduciary duties to shareholders imposed by law.

Under the terms of the merger agreement, a superior offer means an unsolicited, bona fide written offer related to a merger, acquisition, sale of substantially all assets or similar transaction on terms that the NEWBI board of directors determines, in its good faith judgment (after receipt and consideration of the written opinion of a financial advisor to the effect that the consideration offered in such offer is superior, from a financial point of view, to the per share consideration to be received in the merger), to be (1) more favorable to the NEWBI shareholders than the terms of the merger, and (2) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of the proposal, including, to the extent debt financing is required, whether such proposal is fully financed by means of an executed customary commitment letter from a reputable person that has agreed to provide or cause to be provided the amounts set forth therein, after taking into account any revisions to the terms of the merger agreement and the merger proposed by Baylake during the notice period set forth in the merger agreement.

NASDAQ Listing.  Baylake will use its reasonable efforts to cause the shares of Baylake common stock to be issued in the merger to be approved for listing on NASDAQ prior to the effective time of the merger.

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Update Disclosure.  Until the effective time, NEWBI has agreed to update the information contained in the disclosure schedule to the merger agreement, to reflect any matters which have occurred from and after the date of the merger agreement which, if existing on the date of the merger agreement, would have been required to be described therein.

Notice of Breach.  Each party has agreed to notify the other party in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach of any of its representations or agreements contained or referred to herein, and use its reasonable best efforts to prevent or promptly remedy the same.

Tax Treatment.  Each party has agreed to use its reasonable best efforts to cause the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

Delivery of Shareholder List.  NEWBI has agreed to deliver to Baylake, prior to the effective time, a list of the names and addresses of NEWBI shareholders, their holdings of stock as of the latest practicable date, and such other information as Baylake may reasonably request.

Loan and Investment Policies.  NEWBI has agreed to maintain and to cause NEWBI’s subsidiaries to maintain their existing loan and investment policies and procedures designed to ensure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by Baylake, until the earlier of the effective time or termination of the merger agreement.  To the extent permitted by applicable law, Baylake shall have the right to designate at least one observer to attend all meetings of NEWBI’s (i) loan approval committee, or similar committee at any NEWBI subsidiary designated by Baylake, and (ii) investment committee or similar committee at any NEWBI subsidiary designated by Baylake, and NEWBI will ensure that such representatives receive all information given by NEW Bancshares, NEWBI’s subsidiary, or their respective agents to NEWBI’s or the NEWBI subsidiaries’ committee member unless the observers presence at such meeting or providing such information to the observer is objected to by any state or federal bank regulatory agency, is in connection with any lawfully invoked privilege or is in connection with any discussion of the merger agreement.

Access and Information.  Until the earlier of the effective time or the termination of the merger agreement, each party will give the other party and its representatives reasonable access to certain persons and information, including the officers, employees, properties, books and records of such company, as well as other information that is requested in connection with certain permitted activities, including due diligence review, verification of representations and warranties, confirming compliance with the merger agreement and preparing for the consummation of the transactions contemplated by the merger agreement.

Return of Documents.  In the event of termination of the merger agreement, each party has agreed to return to the other party all originals and copies of documents and work papers obtained by such party from the other party, and not to use, disclose or divulge any information so obtained, subject to certain exceptions.

Directors’ and Officers’ Indemnification and Insurance.  Baylake has agreed to succeed to NEWBI’s obligations with respect to indemnification or exculpation existing in favor of the directors, officers, employees and agents of NEWBI and its subsidiaries as provided in NEWBI’s articles and bylaws, indemnification agreements or otherwise in effect as of the date of the merger agreement with respect to matters occurring before the effective time.  NEWBI will not amend or enter into new indemnification arrangements or agreements from and after the date of the merger agreement.

Baylake shall obtain coverage under Baylake’s Directors’ and Officers’ Liability and Financial Institutions Bond insurance policies for the purpose of insuring Jeffrey W. Kleiman after the effective time of the merger.  Baylake shall maintain in effect for a period of six years after the effective time, the current policies of directors’ and officers’ liability insurance maintained by NEWBI or Union immediately prior to the effective time (provided that Baylake may substitute policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of NEWBI and Union as the coverage, amounts, terms and conditions provided by NEWBI or Union to their directors and officers as of the date of the merger agreement, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time; provided, however, that in no event will Baylake be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by NEWBI or Union for such insurance prior to the date of the

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merger agreement.  If such insurance coverage cannot be obtained at an annual premium equal to or less than two hundred percent of the last annual premium paid by NEWBI or Union, Baylake will obtain that amount of directors’ and officers’ insurance, or tail coverage, obtainable for an annual premium equal to the 200% of the last annual premium paid by NEWBI or Union.

Employee Matters.  The merger agreement provides that each employee who continues employment with Baylake or Baylake Bank after the closing of the merger or is subsequently hired by Baylake or Baylake Bank within six months after the closing of the merger will receive credit for their tenure with NEWBI or Union for vesting and eligibility purposes in Baylake benefit plans.  However, nothing in the merger agreement requires Baylake to continue to employ any particular employee with the exception of Jeffrey W. Kleiman.  Notwithstanding the terms set forth in the merger agreement, in the event any employee who continues employment with Baylake after the closing of the merger agreement or is subsequently hired by Baylake or Baylake Bank within six months after the closing of the merger has entered into a written employment agreement or arrangement with Baylake or Baylake Bank, the terms of such written employment agreement or arrangement will govern.

Representations and Warranties

The merger agreement contains representations and warranties made by NEWBI and Baylake relating to a number of matters, including the following:

•

corporate organization and qualification;

•

subsidiaries;

•

articles of incorporation and bylaws;

•

capitalization;

•

authority to execute the merger agreement and perform its obligations thereunder;

•

no conflict with organizational documents, laws and contracts;

•

required filings and consents;

•

regulatory approvals;

•

compliance with laws and material contracts;

•

securities and banking reports and financial statements;

•

absence of certain changes or events since December 31, 2014;

•

absence of proceedings and orders;

•

information in this registration statement and proxy statement/prospectus;

•

owned property and leased property;

•

tax matters;

•

brokers;

•

absence of a material adverse effect;

NEWBI makes additional representations and warranties to Baylake in the merger agreement relating to a number of matters, including the following:

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•

employee benefit plans;

•

environmental matters;

•

absence of agreements restricting the business of NEWBI;

•

taxes;

•

insurance;

•

vote required to approve the merger agreement and the merger;

•

shareholders’ agreement;

•

absence of related party loans;

•

allowance for loan and lease losses;

•

administration of trust accounts;

•

loans and investment securities; and

•

due inquiry of NEWBI representatives to inform themselves as to the accuracy of certain of the foregoing representations and warranties.

Baylake makes an additional representation and warranty to NEWBI in the merger agreement related to financing of the merger.

Certain of these representations and warranties are qualified as to materiality or material adverse effect.  For purposes of the merger agreement, a material adverse effect means an effect, that, individually or in the aggregate with other effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the party and its subsidiaries taken as a whole, or (ii) materially impairs the ability of the party to consummate the transactions contemplated by the merger agreement; provided, however, that the term material adverse effect is not deemed to include the impact of (a) any effect to the extent resulting from the announcement of the merger agreement or the transactions contemplated thereby; (b) any effect resulting from compliance with the covenants, terms and conditions of the merger agreement; (c) any effect to the extent resulting from changes in laws or interpretations thereof generally applicable to the banking industry; (d) any effect to the extent resulting from changes in GAAP which the party is required to adopt; (e) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally, including, without limitation, changes in interest rates (unless such effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, results of operations or financial condition of the party relative to other banking industry participants); or (f) actions contemplated and permitted by the merger agreement.

The representations and warranties in the merger agreement do not survive the effective time of the merger and if the merger agreement is validly terminated, there will be no liability under the representations and warranties of the parties, unless a party knowingly breached the merger agreement.

Conditions to the Merger

Conditions to Each Party’s Obligations.  The respective obligations of each of Baylake and NEWBI to complete the merger are subject to the satisfaction of the following conditions:

•

effectiveness of the registration statement on Form S-4;

•

the approval of the merger agreement and the merger by the requisite vote of the shareholders of NEWBI;

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•

the receipt of all necessary approvals or exemptions relating to the merger from the appropriate governmental authorities, including the Federal Reserve and the WDFI;

•

the absence of any law or order preventing or prohibiting consummation of the transactions contemplated by the merger agreement or restricting the consummation of the transactions contemplated by the merger agreement in a manner that would have a material adverse effect;

•

the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, by any governmental authority which imposes any condition or restriction upon Baylake or NEWBI or their respective subsidiaries, which would materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement in such a manner as to render inadvisable the consummation of the merger; and

•

the filing of a notification form (and no objection thereto) for the listing of the Baylake common stock to be issued at the effective time on NASDAQ.

Conditions to Obligations of Baylake.  The obligation of Baylake to complete the merger is also subject to the satisfaction, or waiver by Baylake, of the following conditions:

•

the accuracy of the representations and warranties of NEWBI as of the closing date and effective time of the merger, other than, in most cases, those failures to be true and correct that (disregarding any materiality, material adverse effect and similar qualifying terms), individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on NEWBI;

•

the receipt by Baylake of an officer’s certificate regarding the accuracy of the representations and warranties of NEWBI;

•

the performance or compliance by NEWBI in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time;

•

the receipt of all approvals, consents and orders required to be obtained under the merger agreement, and the completion of all filings and notifications required to be made by NEWBI for the authorization, execution and delivery of the merger agreement, and the consummation by NEWBI of the transactions contemplated by the merger agreement, except where the failure to obtain any such consents or orders, or make any such filings or notifications, would not have a material adverse effect;

•

the absence of any pending proceeding before any governmental authority or any other person challenging or seeking material damages in connection with the merger, or seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Baylake or its subsidiaries of all or any portion of the business or assets of NEWBI, which is reasonably likely to have a material adverse effect;

•

the absence of any material adverse effect with respect to NEWBI and an officer’s certificate to that effect;

•

holders of not more than ten percent of all outstanding shares of NEWBI’s common stock shall have undertaken steps to perfect dissenters’ rights in accordance with Subchapter XIII of the WBCL;

•

five business days prior to the closing date, NEWBI shall have delivered to Baylake a consolidated balance sheet for NEWBI reflecting NEWBI’s good faith estimate of the accounts of NEWBI and its subsidiaries as of the closing date, prepared in conformity with past practices and policies of NEWBI and its subsidiaries, and in accordance with the accounting methodology applied on a basis consistent with the preparation of the NEWBI financial statements; provided, however, that such NEWBI consolidated balance sheet shall not reflect the payment or accrual of NEWBI merger costs, nor any gain on the sale of Novak immediately prior to closing; and (i) if the closing balance sheet reflects that the total shareholders’ equity of NEWBI is less than $9,461,136, the purchase price shall reduced dollar-for-dollar by an amount equal to the difference between the total shareholders’ equity and $9,461,136; and (ii) if the closing balance sheet

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reflects that the total shareholders’ equity of NEWBI is more than $9,461,136, NEWBI shall be permitted, immediately prior to closing, to pay a special dividend to its shareholders in an amount equal to the excess.

•

the voting agreement shall have been executed by the NEWBI directors as of the date of the merger agreement; and

•

the termination of any referral or other revenue-sharing arrangement between Novak and NEWBI or Union.

Conditions to Obligations of NEWBI.  The obligation of NEWBI to complete the merger is also subject to the satisfaction, or waiver by NEWBI, of the following conditions:

•

the accuracy of the representations and warranties of Baylake as of the closing date of the merger, other than, in most cases, those failures to be true and correct that (disregarding any materiality, material adverse effect and similar qualifying terms), individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Baylake;

•

the receipt by NEWBI of an officer’s certificate regarding the accuracy of the representations and warranties of Baylake;

•

the performance or compliance by Baylake in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time;

•

the receipt of all approvals, consents and orders required to be obtained under the merger agreement, and the completion of all filings and notifications required to be made by Baylake for the authorization, execution and delivery of the merger agreement, and the consummation by Baylake of the transactions contemplated by the merger agreement, except where the failure to obtain any such consents or orders, or make any such filings or notifications, would not have a material adverse effect;

•

the receipt of an opinion of Wipfli LLP, in form and substance reasonably satisfactory to NEWBI, dated as of the closing date, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

•

the absence of any material adverse effect with respect to Baylake and receipt of an officer’s certificate to that effect.

Termination; Termination Fee

The merger agreement can be terminated by either party at any time before completion of the merger in the following circumstances:

•

by mutual written consent duly authorized by Baylake’s and NEWBI’s board of directors;

•

by either Baylake or NEWBI if the merger shall not have been consummated by October 31, 2015, unless extended by Baylake’s and NEWBI’s Board of Directors for any reason; provided, however, that such date shall automatically be extended until December 31, 2015, if the sole impediment to closing is a delay in the approval of any required approval from the appropriate governmental authorities;

•

if a governmental authority has issued a non-appealable order or taken any other action having the effect of restraining, enjoining or otherwise prohibiting the merger; or

•

if the requisite vote of the NEWBI shareholders is not obtained at the NEWBI shareholders’ meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate the merger agreement will not be available to NEWBI where the failure to obtain approval by NEWBI shareholders is caused by NEWBI’s action or failure to act, and such action or failure to act is a breach of the merger agreement.

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The merger agreement can be terminated by NEWBI at any time before completion of the merger in the following circumstances:

•

upon a breach by Baylake of any covenant or agreement in the merger agreement, or if any representation or warranty of Baylake was untrue when made or shall have become untrue, in either case such that the closing conditions of NEWBI to effect the merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if the inaccuracy or breach was unintentional and is curable by Baylake, then NEWBI may not terminate the merger agreement for ten business days, so long as Baylake continues to exercise commercially reasonable efforts to cure such breach;

•

if any of the closing conditions to the obligations of NEWBI to effect the merger have not been satisfied or waived by NEWBI at closing or NEWBI reasonably determines that the timely satisfaction of any closing condition has become impossible (other than as a result of any failure on the part of NEWBI to comply with or perform any covenant or obligation of NEWBI set forth in the merger agreement);

•

if there has been a material adverse effect with respect to Baylake between the date of the merger agreement and the effective time of the merger agreement; or

•

if NEWBI opts to enter into a definitive agreement with respect to a superior offer, after complying with its obligations related to the non-solicitation of alternative business combination transactions.

The merger agreement can be terminated by Baylake at any time prior to completion of the merger in the following circumstances:

•

upon a breach by NEWBI of any covenant or agreement in the merger agreement, or if any representation or warranty of NEWBI was untrue when made or shall have become untrue, in either case such that the closing conditions of Baylake to effect the merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if the inaccuracy or breach was unintentional and is curable by NEWBI, then Baylake may not terminate the merger agreement for ten business days so long as NEWBI continues to exercise commercially reasonable efforts to cure such breach;

•

if NEWBI’s board of directors shall have changed its recommendation to NEWBI’s shareholders to approve the merger agreement and the merger, or if NEWBI shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions;

•

if any of the closing conditions to the obligations of Baylake to effect the merger have not been satisfied or waived by Baylake at closing or Baylake reasonably determines that the timely satisfaction of any closing condition has become impossible (other than as a result of any failure on the part of Baylake to comply with or perform any covenant or obligation of Baylake in the merger agreement); or

•

if there has been a material adverse effect with respect to NEWBI between the date of the merger agreement and the effective time of the merger agreement.

The merger agreement provides that, in the event of termination of the merger agreement (i) by Baylake if NEWBI’s board has changed its recommendation to its shareholders to approve the merger agreement and the merger, or if NEWBI shall have materially violated or breached its obligations not to solicit proposals relating to alternative business combination transactions, (ii) by NEWBI in order to enter into a definitive agreement with respect to an unsolicited superior offer, or (iii) by either party if the requisite vote of NEWBI’s shareholders is not obtained at the NEWBI shareholders’ meeting and NEWBI’s board of directors has changed its recommendation to its shareholders to approve the merger agreement and the merger, then NEWBI will pay a termination fee of $300,000 to Baylake within two business days after such termination.  In the event of termination of the merger agreement by NEWBI because Baylake fails to  (i) use its best efforts to have the common stock to be issued pursuant to the merger agreement approved for listing on NASDAQ; (ii) use its best efforts to cause the merger to qualify as a reorganization under the Code; or (iii) take the necessary action required to obtain regulatory approval

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of the merger, then Baylake will pay to NEWBI a termination fee in the amount of NEWBI’s documented out-of-pocket expenses incurred in conjunction with the merger agreement within two days after such termination.

Amendments and Waivers

The merger agreement may only be amended by an instrument in writing signed on behalf of each of the parties.  At any time prior to the effective time of the merger, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies by the other parties in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto, and (c) waive compliance by the other parties with any of the merger agreements or conditions contained therein.  Any agreement on the part of a party to any extension or waiver must be in writing signed on behalf of such party.  Any such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of any subsequent or other failure.

Fees and Expenses

Except for any termination fees, as described elsewhere in this proxy statement/prospectus, all fees and expenses incurred in connection with the merger, the merger agreement, and the transactions contemplated by the merger agreement (including costs and expenses of printing and mailing this proxy statement/prospectus) will be paid by the party incurring such fees or expenses, whether or not the merger is completed.

This summary and the copy of the merger agreement attached to this proxy statement/prospectus as Appendix A are included solely to provide investors with information regarding the terms of the merger agreement.  They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates.  The merger agreement contains representations and warranties by Baylake and NEWBI, which were made only for purposes of that agreement and as of specific dates.  The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors.  In reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Baylake, NEWBI or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Baylake’s public disclosures.  For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Baylake publicly files with the SEC.  For more information regarding these documents, see the section entitled “Where You Can Find More Information” beginning on page 65.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Subject to the assumptions and limitations discussed below and in the opinions of Godfrey & Kahn, S.C., counsel to Baylake, and Wipfli LLP, independent accountants for NEWBI, the following discussion sets forth the material United States federal income tax consequences of the merger to NEWBI shareholders who are U.S. holders (as defined below) of NEWBI common stock.  The opinions of Godfrey & Kahn and Wipfli are based on the Code and the related tax regulations issued by the United States Internal Revenue Service, or Treasury Regulations, administrative interpretations and court decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.  Any change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the merger.  This discussion does not address all issues that may be applicable to holders who acquired shares of NEWBI common stock pursuant to the exercise of options or otherwise as compensation.  Furthermore, this discussion does not address any alternative minimum tax or any state, local or foreign tax considerations.  We urge you to consult your own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences to you of the merger.

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For purposes of the opinions issued by Godfrey & Kahn and Wipfli, a U.S. holder is a beneficial owner of NEWBI common stock who for United States federal income tax purposes is:

•

a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof and taxed under Subchapter C of the Internal Revenue Code;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•

an estate that is subject to United States federal income tax on its income regardless of its source.

If a corporation taxed under Subchapter S of the Internal Revenue Code, referred to as an S corporation, or a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds NEWBI common stock, the tax treatment of a shareholder or partner generally will depend on the status of the shareholder or partner and the activities of the S corporation or partnership.  If you are a shareholder of an S corporation or partner of a partnership holding NEWBI common stock, you should consult your tax advisor.

The opinions of Godfrey & Kahn and Wipfli regarding the United States federal income tax consenquences of the merger apply only to those NEWBI shareholders that hold their NEWBI common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the United States federal income tax consequences that may be relevant to particular NEWBI shareholders in light of their individual circumstances or to NEWBI shareholders that are subject to special rules, such as:

•

financial institutions;

•

pass-through entities or investors in pass-through entities;

•

insurance companies;

•

tax-exempt organizations;

•

dealers in securities;

•

traders in securities that elect to use a mark to market method of accounting;

•

persons who exercise appraisal rights;

•

persons who hold NEWBI common stock as part of a straddle, hedge, appreciated financial position, synthetic security, constructive sale, conversion transaction or other integrated investment or risk reduction transaction;

•

certain expatriates or persons that have a functional currency other than the U.S. dollar;

•

regulated investment companies;

•

persons who are not U.S. holders; and

•

shareholders who acquired their shares of NEWBI common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the opinions do not address any alternative minimum tax consequences nor does it address any state, local or foreign tax consequences of the merger.

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The following discussion is based on the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect.  Any such change could affect the continuing validity of this discussion and the opinions of Godfrey & Kahn and Wipfli regarding the United States federal income tax consequences of the merger.

Baylake and NEWBI have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.  The obligation of NEWBI to complete the merger is conditioned upon the receipt of an opinion from Wipfli LLP, independent accountants for NEWBI, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes.  In addition, in connection with the filing of the registration statement of which this document is a part, Wipfli LLP has delivered an opinion to NEWBI to the same effect as the opinion described above.  This opinion will be rendered on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the closing date of the merger.  The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinion.  This opinion is not binding on the Internal Revenue Service or the courts.

Furthermore, Godfrey & Kahn, S.C., as counsel to Baylake, anticipates rendering an opinion dated as of the Closing Date substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code for federal tax purposes.  This opinion will be rendered on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Closing Date.  In rendering such opinion, Godfrey & Kahn, S.C. may require and rely upon representations and covenants contained in certificates of officers of Baylake, NEWBI and others.  The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinion.  This opinion is not binding on the IRS or the courts.

If either of the tax opinions referred to above cannot be rendered because the counsel or accounting firm charged with providing such opinion reasonably determines that the merger may not satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code (including, but not limited to, any such determination based on the inclusion of the payment of cash for dissenters’ shares or the inclusion of any special or extraordinary dividend as merger consideration), then Baylake will reduce the cash amount and correspondingly increase the stock amount of the merger consideration to the minimum extent necessary to enable the relevant tax opinion to be rendered.

Baylake and NEWBI have not requested and do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.  Accordingly, each NEWBI shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

Tax Consequences of the Merger Generally to U.S. Holders of NEWBI Common Stock.  On the basis of the opinion delivered in connection herewith, and subject to the limitations and assumptions described therein:

•

gain (but not loss) will be recognized by the U.S. holders in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Baylake common stock and cash received by a U.S. holder of NEWBI common stock exceeds such holder’s cost basis in its NEWBI common stock, and (2) the amount of cash received by such holder of NEWBI common stock;

•

the aggregate basis of the Baylake common stock received in the merger will be the same as the aggregate basis of the NEWBI common stock for which it is exchanged, decreased by the amount of cash received in the merger (and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as dividend income, as discussed below); and

•

the holding period of Baylake common stock received in exchange for shares of NEWBI common stock will include the holding period of the NEWBI common stock for which it is exchanged.

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If U.S. holders of NEWBI common stock acquired different blocks of NEWBI common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of NEWBI common stock and such holders’ basis and holding periods in their shares of Baylake common stock may be determined with reference to each block of NEWBI common stock.  Any such holders should consult their tax advisors regarding the manner in which cash and Baylake common stock received in the exchange should be allocated among different blocks of NEWBI common stock and with respect to identifying the bases or holding periods of the particular shares of Baylake common stock received in the merger.

Gain that U.S. holders of NEWBI common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their NEWBI common stock for more than one year as of the date of the merger.  Long-term capital gain of non-corporate U.S. holders of NEWBI common stock is generally taxed at preferential rates.  In some cases, if a U.S. holder actually or constructively owns Baylake stock other than Baylake stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income to the extent of such holder’s ratable share of undistributed earnings and profits.  Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of NEWBI common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Medicare Tax.  A U.S. holder of NEWBI common stock who is an individual is generally subject to a 3.8% tax on the lesser of: (i) his or her “net investment income,” as defined in Section 1411 of the Code, for the relevant taxable year; or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status).  A similar regime applies to estates and trusts, however the threshold is significantly lower.  Net investment income generally includes any gain recognized in connection with the merger (including any gain that is capital gain or that is treated as a dividend).

Backup Withholding and Information Reporting.  Payments of cash to a U.S. holder of NEWBI common stock may, under certain circumstances, be subject to information reporting and backup withholding, unless such holder provides proof of an applicable exemption satisfactory to Baylake and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules.  Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

The discussion set forth above does not address all United States federal income tax consequences that may be relevant to U.S. holders of NEWBI common stock and may not be applicable to such holders that are subject to special rules.  It is not a complete analysis or discussion of all potential tax effects that may be important to you.  Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

INFORMATION CONCERNING BAYLAKE

General

Baylake is a Wisconsin corporation organized in 1976 and is registered as a bank holding company under the BHCA.  Baylake’s primary activities consist of holding the stock of its wholly-owned subsidiary bank, Baylake Bank, and providing a wide range of banking and related business activities through Baylake Bank and Baylake’s other subsidiaries.  At March 31, 2015, Baylake had total assets of approximately $1.0 billion.

Baylake Bank is a Wisconsin state bank originally chartered in 1876.  Baylake Bank is an independent community bank offering a full range of financial services primarily to small businesses and individuals located in its market area.  Baylake Bank conducts a community banking business through 20 full-service financial centers located throughout Northeast Wisconsin, in Brown, Door, Kewaunee, and Outagamie Counties.  Baylake Bank serves a broader range of service, manufacturing and retail job segments in the Brown County market.  The rest of

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its financial centers are located in smaller cities and smaller communities.  Other principal industries in Baylake Bank’s market area include tourism/recreation, manufacturing, agriculture and food related products.  Services are provided in person at Baylake Bank’s financial centers discussed above or at other locations, as well as through the mail, over the telephone, electronically by using Baylake Bank’s internet banking services, and mobile banking through customer mobile phones.

In addition to its banking operations, Baylake owns one non-bank subsidiary: Bay Lake Investments, Inc., located in Las Vegas, Nevada, which holds and manages a portion of Baylake Bank’s investment portfolio.  Baylake Bank also owns 99.2% of the outstanding common stock in United Financial Services, Incorporated, or UFS Inc. which in turn, owns 49.8% of the outstanding common stock in UFS, LLC, a data processing services company located in Grafton, Wisconsin.  Collectively, UFS Inc. and UFS, LLC are referred to as United Financial Services, or UFS.  UFS, LLC provides data processing services to other banks.  During 2013, Baylake capitalized a wholly-owned registered investment advisor subsidiary, Admiral Asset Management, LLC, or Admiral, to provide investment advisory services beyond those provided by Baylake Bank to customers.

Business Lines

Lending.  Baylake offers short-term and long-term loans on a secured and unsecured basis for business and personal purposes.  Baylake make real estate, commercial/industrial, agricultural, consumer and municipal loans in accordance with the basic lending policies established by its Board of Directors.  Baylake focuses lending activities on individuals and small businesses in its market area.  Baylake’s lending activity has been historically concentrated primarily within the State of Wisconsin.  Baylake does not conduct any substantial business with foreign obligors.  Baylake serves a wide variety of industries including, on a limited basis, a concentration on businesses directly and indirectly related to the tourism/recreation industries.  Loans to customers in the tourism/recreation industry, including restaurants and lodging businesses, totaled approximately $85.7 million at March 31, 2015, or 12.8% of Baylake’s aggregate loans outstanding at that date.  Although competitive and economic pressures exist in this market segment, business remains relatively steady in the markets Baylake serves.  However, any deterioration in the economy of Northeastern Wisconsin (as a result, for example, of a decline in its manufacturing or tourism/recreation industries or otherwise) could have a material adverse effect on Baylake’s business and operations.  In particular, a decline in the Door County tourism business would not only affect Baylake’s customers in the restaurant and lodging business, and therefore loans to such entities as described above, but could also affect loans and other business relationships with persons employed in that industry, as well as real estate values (including collateral values) in the area.  Baylake’s expansion into other market areas has reduced its concentration level in tourism/recreation related businesses, but these types of businesses still remain an important element of the customer base that Baylake serves.

In addition to originating loans, Baylake buys and sells loan participations with other banks located in markets it serves.  These loans are underwritten to the same lending standards as the loans Baylake originates.  Additionally, Baylake purchases syndicated loans in the national market, which represent small portions of large national credits.  These credits are also subject to Baylake’s normal underwriting guidelines and totaled $65.0 million, or 9.7% of total outstanding loans at March 31, 2015.

Baylake’s total outstanding loans as of March 31, 2015 were approximately $672.3 million, consisting of 46.4% commercial real estate loans, 22.4% residential real estate loans, 21.0% other commercial and industrial loans, 1.1% agricultural-related loans, 5.0% construction and land development real estate loans, 3.3% tax exempt loans and 0.8% consumer loans.

Investments.  Baylake maintains a portfolio of investments, primarily consisting of U.S. government agency securities, U.S. government sponsored agency securities, mortgage-backed securities, obligations of states and their political subdivisions, and private placement and corporate bonds.  Baylake attempts to balance its portfolio to manage interest rate risks, maximize tax advantages, and meet liquidity needs while endeavoring to optimize investment income.

Deposits.  Baylake offers a broad range of depository products, including noninterest-bearing demand deposits, interest-bearing demand deposits, various savings and money market accounts and certificates of deposit (“CDs”).  Deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) up to

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statutory limits.  At March 31, 2015, Baylake’s total deposits were approximately $761.4 million, including interest-bearing deposits of $616.1 million and noninterest bearing deposits of $145.3 million.

Other Services and Products.  Other services and products Baylake offers include safe deposit box services, personal and corporate trust services, brokerage services, treasury management, private banking, financial planning and electronic banking services, including mobile banking, and eBanc, an internet banking product for Baylake’s customers.  Additionally, Baylake offers investment advisory services through Admiral.

Additional Information

Financial and other information relating to Baylake is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.  Information regarding the names, ages, positions, and business backgrounds of the executive officers and directors of Baylake, as well as additional information, including executive compensation, and certain relationships and related person transactions, is set forth in or incorporated by reference in Baylake’s 10-K and in its proxy statement for its 2015 annual meeting of shareholders.  See “Where You Can Find More Information” beginning on page 65.

INFORMATION CONCERNING NEWBI

NEWBI, a Wisconsin corporation, is a bank holding company headquartered in Kewanee, Wisconsin.  NEWBI began operations in 1984 as Bay Lake Bancorp, Inc.  In 2011, it changed its name to NEW Bancshares, Inc.  As of March 31, 2015, NEWBI had consolidated total assets of approximately $87 million, deposits of approximately $77 million and shareholders’ equity of approximately $9.5 million.  NEWBI is not a public company and, accordingly, there is no established trading market for its common stock.  As of May 31, 2015, there were approximately 545 holders of NEWBI common stock.  Its primary business is operating its bank subsidiary, Union, a Wisconsin-chartered, non-member commercial bank, with four banking locations in Kewaunee, Green Bay and Two Rivers, Wisconsin, respectively.

Union has been a locally owned community bank with its main office in Kewaunee since 1911.  In 1934, two local banks were merged to form Union.  Union engages in a general community banking business in the Northeastern region of Wisconsin.  Union provides full-service commercial and consumer banking services from each of its four offices.  Union’s principal office is located at 223 Ellis Street, Kewaunee, Wisconsin, in a facility owned by Union.

Union originates loans in its trade area to business owners, which are typically secured by commercial real estate, multifamily residential property, residential real estate and land.  Union also originates residential first and second mortgages (e.g., home equity lines of credit) loans and commercial and industrial business loans.  Union derives its income from interest earned on loans, gains on the sale of loans, interest earned on investments and service charges.  Union’s principal expenses are interest expense on deposits and borrowings and noninterest expenses such as compensation and employee benefits, office occupancy expenses and other miscellaneous expenses.  Funds for these activities are provided principally by deposits and, to a lesser extent, Federal Home Loan Bank advances and other borrowings.

Union has two wholly-owned subsidiaries, Novak, and Kewaunee Investment, Inc.  Novak, a Wisconsin corporation, is an independent insurance agency and real estate agency with offices in Kewaunee and Green Bay, Wisconsin.  Kewaunee Investment, Inc. is a Nevada corporation which holds a majority of Union’s investments.

As of the record date, the directors and officers of NEWBI owned 11.37% of the outstanding common shares of NEWBI.  Except as noted below, each director and officer of NEWBI individually owned less than 1% of the outstanding common shares of NEWBI.  The mailing address of each director and officer listed in the table below is 223 Ellis Street, Kewaunee, WI 54216.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
David Lodl	4,000 shares	3.96%
Douglas Messmann	1,210 shares	1.20%
Glenn Teske	4,750 shares	4.71%

Additionally, the following shareholders are known by NEWBI to own 5% or more of the outstanding shares of NEWBI common stock as of the record date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
CEDE & Co. P.O. Box 20 Bowling Green Station, New York, NY 10274	11,866 shares	11.76%
Laurie G. Steiner and Eric J. Steiner Trustees 3599 MacDonald Drive Richfield, OH 44286	8,200 shares	8.12%

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COMPARATIVE RIGHTS OF SHAREHOLDERS

NEWBI is incorporated under the laws of the state of Wisconsin and, accordingly, the rights of NEWBI’s shareholders are currently governed by the WBCL, NEWBI’s articles of incorporation as amended and NEWBI’s bylaws.  Baylake is incorporated under the laws of the state of Wisconsin and, accordingly, the rights of Baylake shareholders are governed by the WBCL, Baylake’s articles of incorporation as amended and Baylake’s bylaws.  Upon completion of the merger, all outstanding shares of NEWBI stock will be converted into the right to receive per share consideration, which will include a combination of cash and Baylake common stock.  Therefore, upon completion of the merger, the rights of the former NEWBI shareholders will be governed by the WBCL, Baylake’s articles of incorporation and Baylake’s bylaws.  The following is a summary of the material differences between the rights of NEWBI common shareholders and the rights of Baylake shareholders.

Authorized Capital Stock

NEWBI	Baylake
Authorized: 150,000 shares of common stock, without par value.	Authorized: 50,000,000 shares of common stock, $5.00 par value.
Outstanding as of March 31, 2015: 100,932 shares of common stock.	Outstanding as of March 31, 2015: 9,126,101 shares of common stock.

Size of Board of Directors

NEWBI	Baylake

The WBCL provides that the board of directors of a business corporation shall consist of one or more natural persons, with the numbers specified or fixed in accordance with the articles of incorporation or bylaws.

NEWBI’s bylaws provide that the number of directors constituting the board of directors shall be neither fewer than five nor more than nine.  There are currently nine members on NEWBI’s board.

The WBCL provides that the board of directors of a business corporation shall consist of one or more natural persons, with the numbers specified or fixed in accordance with the articles of incorporation or bylaws.

Baylake’s bylaws provide that the number of directors constituting the board of directors shall be neither fewer than five nor more than 17.  There are currently 12 members on Baylake’s board.

Cumulative Voting

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected.  Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees.  The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

NEWBI	Baylake

Under the WBCL, shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation provide for cumulative voting.

NEWBI’s articles of incorporation do not provide for cumulative voting.

Under the WBCL, shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation provide for cumulative voting.

Baylake’s articles of incorporation do not provide for cumulative voting.

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Class of Directors

NEWBI	Baylake

The WBCL provides that directors of a Wisconsin corporation may be divided into two or three classes if provided by the articles of incorporation or the bylaws.

NEWBI’s articles of incorporation do not provide for classes of directors.  NEWBI’s board consists of a single class of directors, elected annually.

The WBCL provides that directors of a Wisconsin corporation may be divided into two or three classes if provided by the articles of incorporation or the bylaws.

Baylake’s articles of incorporation and bylaws provide that the board of directors is divided into three classes and each director serves for a term expiring at the third succeeding annual meeting or until his or her successor is elected and qualified.  Baylake’s board consists of three classes of directors, elected to staggered three-year terms.

Qualifications of Directors

NEWBI	Baylake

Under the WBCL, a director is not required to be a resident of the state of Wisconsin or a shareholder of the corporation.

NEWBI’s bylaws do not impose any specific qualification requirements on directors.

Under the WBCL, a director is not required to be a resident of the state of Wisconsin or a shareholder of the corporation.

Baylake’s bylaws prescribe that no director shall have any significant relationship with the ownership or management of any other financial institution, comprising either a 10% or more beneficial ownership or executive position as an officer or director in such institution or an affiliate thereof.

Voting for Directors

NEWBI	Baylake

Under the WBCL, unless otherwise provided in the company’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting.

NEWBI’s articles of incorporation and bylaws have no contrary applicable provisions.

Under the WBCL, unless otherwise provided in the company’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting.

Baylake’s articles of incorporation and bylaws have no contrary applicable provisions.

Filling Vacancies on the Board

NEWBI	Baylake

The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may filled by any of the following: (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office.  If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.  A vacancy that will occur at a specific later date may be filled before the

The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may filled by any of the following: (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office.  If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.  A vacancy that will

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vacancy occurs, but the new directors may not take office until the vacancy occurs. NEWBI’s articles of incorporation and bylaws have no contrary applicable provisions.

 occur at a specific later date may be filled before the vacancy occurs, but the new directors may not take office until the vacancy occurs.

Baylake’s bylaws provide that any vacancy on the board, including a vacancy resulting from removal of a director for cause, from resignation, or from an increase in the number of directors, shall be filled by a majority of the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until election of their duly qualified successors.

Removal of Directors

NEWBI	Baylake

Under the WBCL, shareholders of a corporation may remove a director with or without cause, unless the corporation’s articles of incorporation or bylaws provide that a director may only be removed for cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.  A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.

NEWBI’s bylaws provide that a director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a special meeting of shareholders called for that purpose.

Under the WBCL, shareholders of a corporation may remove a director with or without cause, unless the corporation’s articles of incorporation or bylaws provide that a director may only be removed for cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.  A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.

Baylake’s bylaws provide that notwithstanding any other provision of the bylaws of the corporation, a director may be removed at any time, but only for cause and only by the affirmative vote of 67% or more of the outstanding shares of the corporation entitled to vote, cast at a meeting of the shareholders called for that purpose.

Nomination of Directors for Election

NEWBI	Baylake
Neither NEWBI’s articles of incorporation nor its bylaws have any provision covering the nomination of directors.

Baylake’s bylaws prescribe that if the business at a meeting includes the nomination and election of any directors, such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 14 days nor more than 70 days preceding the meeting, provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice shall be delivered or mailed not less than seven business days following the mailing of such notice of meeting.  Each notice of nomination of directors shall contain the name and address, the principal occupation or employment, and number of shares of the corporation beneficially owned by each nominee and the class for which nominated.  The chairman of the meeting shall determine whether any nomination was not made in accordance herewith and if it is so determined, he shall so declare to the meeting and the defective nomination shall be disregarded.

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Anti-Takeover Provisions

NEWBI		Baylake

The WBCL protects domestic corporations from hostile takeovers and abusive takeover tactics by preventing a person from engaging in specified transactions with the corporation or from taking specific actions after that person has acquired a significant portion of the corporation’s shares.  These protections fall into three categories:

The WBCL protects domestic corporations from hostile takeovers and abusive takeover tactics by preventing a person from engaging in specified transactions with the corporation or from taking specific actions after that person has acquired a significant portion of the corporation’s shares.  These protections fall into three categories:

•	the business combination statute, which regulates specified types of transactions with interested shareholders;	•	the business combination statute, which regulates specified types of transactions with interested shareholders;
•	the fair price statute, which regulates the price at which significant shareholders may acquire the remaining shares of the corporation; and	•	the fair price statute, which regulates the price at which significant shareholders may acquire the remaining shares of the corporation; and
•	the control share statute, which regulates the voting power of shares held by specified large shareholders.	•	the control share statute, which regulates the voting power of shares held by specified large shareholders.

The following section summarizes each of these statutes.

Business combination statute.  The WBCL prohibits business combinations between Wisconsin corporations and a person who is an interested shareholder.  This prohibition lasts for three years after the date on which that person became an interested shareholder.  Business combinations include mergers, consolidations, share exchanges, sales of assets, liquidations, dissolutions, and specified types of stock transactions and stock issuances.  An interested shareholder is a person who is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock at any time within the prior three-year period.  The prohibition on business combinations does not apply if the corporation’s board of directors has approved, before the interested shareholder’s stock acquisition, that business combination or the purchase of stock made by the interested shareholder on that stock acquisition date.

The prohibition on business combinations continues after the initial three-year period unless:

The following section summarizes each of these statutes.

Business combination statute.  The WBCL prohibits business combinations between Wisconsin corporations and a person who is an interested shareholder.  This prohibition lasts for three years after the date on which that person became an interested shareholder.  Business combinations include mergers, consolidations, share exchanges, sales of assets, liquidations, dissolutions, and specified types of stock transactions and stock issuances.  An interested shareholder is a person who is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock at any time within the prior three-year period.  The prohibition on business combinations does not apply if the corporation’s board of directors has approved, before the interested shareholder’s stock acquisition, that business combination or the purchase of stock made by the interested shareholder on that stock acquisition date.

The prohibition on business combinations continues after the initial three-year period unless:

•	the corporation’s board of directors has approved, before the interested shareholder’s stock acquisition date, the purchase of stock made by the interested shareholder on that stock acquisition date;	•	the corporation’s board of directors has approved, before the interested shareholder’s stock acquisition date, the purchase of stock made by the interested shareholder on that stock acquisition date;
•	the business combination is approved by the affirmative vote of the holders of a majority of the voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose;	•	the business combination is approved by the affirmative vote of the holders of a majority of the voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose;
•	the interested shareholder pays a fair price, as defined in the statute, for the shares it acquires in the business combination; or	•	the interested shareholder pays a fair price, as defined in the statute, for the shares it acquires in the business combination; or
•	the business combination is a business combination specifically excluded from the prohibition on	•	the business combination is a business combination specifically excluded from the prohibition on

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business combinations by the WBCL.	business combinations by the WBCL.

Fair price statute.  The WBCL provides that a business combination must be approved by the affirmative vote of at least all of the following: (i) 80 percent of the votes entitled to be cast by outstanding voting shares of the corporation, voting together as a single voting group; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares beneficially owned by a significant shareholder who is a party to the business combination or an affiliate or associate of a significant shareholder who is a party to the business combination, voting together as a single voting group.  This voting requirement does not apply to a business combination if the corporation’s shareholders receive a fair price, as defined in the statute, for their shares from the significant shareholder in the business combination.  A significant shareholder is a person who is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock at any time within the prior three-year period.

Fair price statute.  The WBCL provides that a business combination must be approved by the affirmative vote of at least all of the following: (i) 80 percent of the votes entitled to be cast by outstanding voting shares of the corporation, voting together as a single voting group; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares beneficially owned by a significant shareholder who is a party to the business combination or an affiliate or associate of a significant shareholder who is a party to the business combination, voting together as a single voting group.  This voting requirement does not apply to a business combination if the corporation’s shareholders receive a fair price, as defined in the statute, for their shares from the significant shareholder in the business combination.  A significant shareholder is a person who is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10 percent of the voting power of the outstanding voting stock at any time within the prior three-year period.

Control share statute.  Under the WBCL, unless otherwise provided in a corporation’s articles of incorporation, the voting power of shares of a corporation held by any person, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20 percent of the voting power in the election of directors shall be limited to 10 percent of the full voting power of those shares.  The full voting power of the excess shares may be restored by a vote of a majority of the corporation’s shares.  The person seeking restoration of full voting power may vote on this resolution.  The Wisconsin anti-takeover provisions are not applicable to the transactions contemplated by the merger agreement.

NEWBI’s articles of incorporation and bylaws have no contrary or additional applicable provisions.

Control share statute.  Under the WBCL, unless otherwise provided in a corporation’s articles of incorporation, the voting power of shares of a corporation held by any person, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20 percent of the voting power in the election of directors shall be limited to 10 percent of the full voting power of those shares.  The full voting power of the excess shares may be restored by a vote of a majority of the corporation’s shares.  The person seeking restoration of full voting power may vote on this resolution.  The Wisconsin anti-takeover provisions are not applicable to the transactions contemplated by the merger agreement.

Baylake’s bylaws provide that in addition to any affirmative vote required by law or under any other section of the bylaws: (1) any merger or consolidation of Baylake or its subsidiary into any 30% shareholder or any other corporation which, after such merger or consolidation, would be an affiliate of a 30% shareholder, or (2) any sale, exchange, pledge or other disposition to or with any 30% shareholder or any assets of Baylake or its subsidiary, or (3) the issue or transfer by Baylake or its subsidiary of any securities of Baylake or its subsidiary to any 30% shareholder in exchange for cash, securities, or other property, or (4) any reclassification of securities, recapitalization,  reorganization, merger or consolidation of Baylake or its subsidiary which has the effect of increasing the proportionate  share of outstanding shares which is directly or indirectly owned by any 30% shareholder, shall require the affirmative vote of the holders of at least 90% or more of the outstanding shares

53

of Baylake entitled to vote, cast at a meeting of the shareholders called for that purpose.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that some lesser percentage may be otherwise specified.

Approval of such transactions in the preceding paragraph shall require only such affirmative vote as is required by the WBCL or set forth in the bylaws if all of the following have been met: (i) when any of the above transactions are recommended by the board of directors, upon the affirmative vote of two-thirds or more of the directors then existing, cast at a meeting of the board called for that purpose, and (ii) when the aggregate amount of cash and fair market value of any other consideration to be received per share by holders of outstanding shares of Baylake is at least equal to either (a) the highest price per share paid by such 30% shareholder in acquiring any of its holdings in Baylake within 18 months previous to the date of such offer or (b) the earnings per share received for the four consecutive quarters preceding the record date for solicitation of votes on the transaction multiplied by the then price/earnings multiple (if any) of such 30% shareholder as customarily computed and reported in the financial community or (c) the then existing book value of outstanding shares of Baylake, and (iii) the minority shareholders existing after the transaction has been consummated shall have  the right for a period of six months following consummation of the transaction to cause the 30% shareholder to redeem such shareholder’s shares at a redemption price at least equal to the price determined under (a) – (c) above.

None of these provisions in Baylake’s bylaws are triggered by the Merger with NEWBI.

Shareholder Rights Plan

NEWBI	Baylake
NEWBI does not have a shareholder rights plan.	Baylake does not have a shareholder rights plan.

Shareholders’ Meeting

NEWBI	Baylake

Annual Meetings.  Under the WBCL, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

NEWBI’s bylaws provide that the annual meeting of the shareholders shall be held at such place on such date, and at such time as the board of directors shall each year fix, which date shall be within 15 months subsequent to the last annual meeting of the shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Special Meetings.  Under the WBCL, the board of

Annual Meetings.  Under the WBCL, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

Baylake’s bylaws provide that the annual meeting of the shareholders shall be held at 7:00 p.m. on the first Monday of June, or at such other time and date within 30 days before or 90 days after said date as may be fixed by or under the authority of the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Special Meeting.  Under the WBCL, the board of

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directors, any person authorized by the articles of incorporation or bylaws, and holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, may hold a special meeting of shareholders.

NEWBI’s bylaws provide that special meetings of the shareholders, for any purpose or purposes, unless prescribed in the WBCL, may be called by the president or the board of directors, and shall be called by the president at the request of the holders of at least ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

Place of Meeting.  The WBCL provides that a corporation may hold the annual shareholders meeting or special shareholders meeting in or outside Wisconsin at the place stated in or fixed in accordance with the bylaws, or, if no place is stated or fixed in accordance with the bylaws, the corporation shall hold the annual meeting at the principal office.

NEWBI’s bylaws provide that the board of directors may designate any place, within or outside of the state of Wisconsin, as the place of meeting for any annual meeting or special meeting called by the board of directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the registered office of the corporation in the state of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

Attendance and Voting.  The WBCL provides that a shareholder may vote his or her shares in person or by proxy.  A shareholder may appoint a proxy in writing or by transmitting or authorizing the transmission of an electronic transmission of the appointment.  The WBCL provides that unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting.

NEWBI’s bylaws provide that each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation.  NEWBI’s bylaws provide that a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by a duly authorized attorney-in-fact.

Quorum.  The WBCL provides that unless the articles of incorporation or bylaws provide otherwise, a majority of the votes entitled to be cast on the matter by the voting directors, any person authorized by the articles of incorporation or bylaws, and holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, may hold a special meeting of shareholders.

Baylake’s bylaws provide that special meetings of the shareholders, for any purpose or purposes, unless prescribed in the WBCL, may be called by the president or the board of directors or the person designated in the written request of the holders of at least ten percent of all the shares of the corporation entitled to vote at the meeting.

Place of Meeting.  The WBCL provides that a corporation may hold the annual shareholders meeting or special shareholders meeting in or outside Wisconsin at the place stated in or fixed in accordance with the bylaws, or, if no place is stated or fixed in accordance with the bylaws, the corporation shall hold the annual meeting at the principal office.

Baylake’s bylaws provide that the board of directors may designate any place, within or outside of the state of Wisconsin, as the place of meeting for any annual meeting or special meeting called by the board of directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting.  The place of meeting shall be the principal business office of the corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

Attendance and Voting.  The WBCL provides that a shareholder may vote his or her shares in person or by proxy.  A shareholder may appoint a proxy in writing or by transmitting or authorizing the transmission of an electronic transmission of the appointment.  The WBCL provides that unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting.

Baylake’s bylaws provide that each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting class or classes are enlarged, limited or denied by the articles of incorporation.  Baylake’s bylaws provide that a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by a duly authorized attorney-in-fact.

Quorum.  The WBCL provides that unless the articles of incorporation or bylaws provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group for action

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group constitutes a quorum of the voting group for action on that matter.

NEWBI’s bylaws provide that the holders of a majority of outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, and, except as otherwise so provided, a majority of votes case at any meeting at which a quorum is present shall be decisive of any motion or election, except as otherwise provided by law, by the articles of incorporation or the bylaws.

on that matter.

Under Baylake’s bylaws provide that, except as otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Shareholder Action Without a Meeting

NEWBI	Baylake

Under the WBCL, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting: (i) without action by the board of directors, by all shareholders entitled to vote on the action; or (ii) if the articles of incorporation so provide, by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the cast of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

NEWBI’s bylaws provide that any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Under the WBCL, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting: (i) without action by the board of directors, by all shareholders entitled to vote on the action; or (ii) if the articles of incorporation so provide, by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the cast of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

Baylake’s bylaws provide that any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Submission of Shareholder Proposals

NEWBI	Baylake
Neither NEWBI’s articles of incorporation nor its bylaws discuss the submission of shareholder proposals.

Neither Baylake’s articles of incorporation nor its bylaws discuss the submission of shareholder proposals.

For information on submission of shareholder proposals by Baylake shareholders, see “Shareholder Proposals” on page 64.

Notice of Shareholder Meetings

NEWBI	Baylake

Under the WBCL, a corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting not less than 10 days nor more than 60 days before the meeting date, unless a different time is provided by the articles of incorporation or the bylaws.

NEWBI’s bylaws provide that the corporation shall notify those shareholders of the place, day, and hour of the

Under the WBCL, a corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting not less than 10 days nor more than 60 days before the meeting date, unless a different time is provided by the articles of incorporation or the bylaws.

Baylake’ bylaws provide that written notice of the time, place and purpose of any meeting shall be delivered not

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meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, by delivery, either personally or by mail, not less than 10 days no more than 50 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when it is deposited in the U.S. mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on NEWBI’s corporate records.

less than 21 days, nor more than 70 days before the date of the meeting, either by mail or otherwise, at the direction of the persons calling the meeting, to each person entitled to vote at such meeting.

Shareholder Vote Required for Mergers

NEWBI	Baylake

The WBCL provides that, unless a corporation’s articles of incorporation, bylaws or other provisions of the WBCL provide otherwise, a merger to which a Wisconsin corporation is a party must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote on the merger and the affirmative vote of the holders of a majority of the shares of each class or series entitled to vote separately on the merger, if any.

Approval of a plan of merger by the shareholders of the surviving corporation is not required if: (i) the articles of incorporation of the surviving corporation will not differ, except for certain limited changes; (ii) the number of shares and the rights and preferences of the shares held by the surviving corporation’s shareholders prior to the merger will not change immediately after the merger; (iii) the number of shares of stock of the surviving corporation outstanding immediately after the merger plus the number of shares issuable as a result of the merger will not be greater than 20 percent of the total number of shares of stock of the surviving corporation outstanding immediately before the merger; and (iv) the number of shares that entitle their holders to participate in distributions of stock of the surviving corporation, or “participating shares,” outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger will not be greater than 20 percent of the total number of participating shares of stock of the surviving corporation outstanding immediately before the merger.

Neither NEWBI’s articles of incorporation nor its bylaws contain any specific provisions addressing any special voting requirements in connection with mergers or other business combinations.

The WBCL provides that, unless a corporation’s articles of incorporation, bylaws or other provisions of the WBCL provide otherwise, a merger to which a Wisconsin corporation is a party must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote on the merger and the affirmative vote of the holders of a majority of the shares of each class or series entitled to vote separately on the merger, if any.

Approval of a plan of merger by the shareholders of the surviving corporation is not required if: (i) the articles of incorporation of the surviving corporation will not differ, except for certain limited changes; (ii) the number of shares and the rights and preferences of the shares held by the surviving corporation’s shareholders prior to the merger will not change immediately after the merger; (iii) the number of shares of stock of the surviving corporation outstanding immediately after the merger plus the number of shares issuable as a result of the merger will not be greater than 20 percent of the total number of shares of stock of the surviving corporation outstanding immediately before the merger; and (iv) the number of shares that entitle their holders to participate in distributions of stock of the surviving corporation, or “participating shares,” outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger will not be greater than 20 percent of the total number of participating shares of stock of the surviving corporation outstanding immediately before the merger.

Baylake’s bylaws provide that in addition to any affirmative vote required by law or under any other section of the bylaws: (1) any merger or consolidation of Baylake or its subsidiary into any 30% shareholder or any other corporation which, after such merger or consolidation, would be an affiliate of a 30% shareholder, or (2) any sale, exchange, pledge or other disposition to or with any 30% shareholder or any assets of Baylake or its subsidiary, or (3) the issue or transfer by Baylake or its subsidiary of any securities of Baylake or its subsidiary to any 30% shareholder in exchange for cash, securities, or other property, or (4) any reclassification of securities, recapitalization, reorganization, merger or consolidation

57

of Baylake or its subsidiary which has the effect of increasing the proportionate  share of outstanding shares which is directly or indirectly owned by any 30% shareholder, shall require the affirmative vote of the holders of at least 90% or more of the outstanding shares of Baylake entitled to vote, cast at a meeting of the shareholders called for that purpose.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that some lesser percentage may be otherwise specified.

Approval of such transactions in the preceding paragraph shall require only such affirmative vote as is required by the WBCL or set forth in the bylaws if all of the following have been met: (i) when any of the above transactions are recommended by the board of directors, upon the affirmative vote of two-thirds or more of the directors then existing, cast at a meeting of the board called for that purpose, and (ii) when the aggregate amount of cash and fair market value of any other consideration to be received per share by holders of outstanding shares of Baylake is at least equal to either (a) the highest price per share paid by such 30% shareholder in acquiring any of its holdings in Baylake within 18 months previous to the date of such offer or (b) the earnings per share received for the four consecutive quarters preceding the record date for solicitation of votes on the transaction multiplied by the then price/earnings multiple (if any) of such 30% shareholder as customarily computed and reported in the financial community or (c) the then existing book value of outstanding shares of Baylake, and (iii) the minority shareholders existing after the transaction has been consummated shall have  the right for a period of six months following consummation of the transaction to cause the 30% shareholder to redeem such shareholder’s shares at a redemption price at least equal to the price determined under (a) – (c) above.

None of these provisions in Baylake’s bylaws are triggered by the merger with NEWBI.

Distributions

NEWBI	Baylake

Under the WBCL, a corporation may issue share dividends unless the articles of incorporation provide otherwise.  The board of directors may authorize and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation’s shares, in amounts determined by the board, unless: (i) after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of

Under the WBCL, a corporation may issue share dividends unless the articles of incorporation provide otherwise.  The board of directors may authorize and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation’s shares, in amounts determined by the board, unless: (i) after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of

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shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

NEWBI’s bylaws provide that the board of directors may from time to time declare dividends on its outstanding shares of common stock in the manner and upon the terms and conditions provided by law and its articles of incorporation.

shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

Neither Baylake’s articles of incorporation nor its bylaws directly address the declaration or payment of dividends.

Dissenters’ Rights of Appraisal

NEWBI	Baylake

Under the WBCL, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation’s property other than in the usual and regular course of business.

NEWBI’s articles of incorporation and bylaws do not address appraisal rights.  As discussed in more detail under “The Merger – Dissenters’ Rights” beginning on page 22, however, the shareholders of NEWBI have appraisal rights with respect to the merger with Baylake pursuant to the WBCL.

Under the WBCL, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation’s property other than in the usual and regular course of business.

Baylake’s articles of incorporation and bylaws do not otherwise provide for dissenters’ rights.

Shareholder Preemptive Rights

NEWBI	Baylake

Under the WBCL, subject to specified limitations, holders of shares of a class authorized before January 1, 1991 have preemptive rights to acquire a corporation’s unissued shares or other securities convertible into unissued shares, unless the articles of incorporation provide otherwise.  Subject to specified limitations, holders of shares of a class authorized after January 1, 1991 do not have a preemptive right to acquire the corporation’s unissued shares or other securities except to the extent provided in the articles of incorporation.

NEWBI’s articles of incorporation provide that holders of stock of the corporation shall not be entitled to any preemptive rights in an additional issue of shares of the corporation.

Under the WBCL, subject to specified limitations, holders of shares of a class authorized before January 1, 1991 have preemptive rights to acquire a corporation’s unissued shares or other securities convertible into unissued shares, unless the articles of incorporation provide otherwise.  Subject to specified limitations, holders of shares of a class authorized after January 1, 1991 do not have a preemptive right to acquire the corporation’s unissued shares or other securities except to the extent provided in the articles of incorporation.

Baylake’s articles of incorporation and bylaws do not address the preemptive rights of holders of stock of the corporation.

Indemnification

NEWBI	Baylake

The WBCL requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation.  Indemnification is also required in other instances, unless the director or officer is personally liable because the.

The WBCL requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation.  Indemnification is also required in other instances, unless the director or officer is personally liable because the

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director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:		director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:
•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;	•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;
•

a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•

a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal benefit; or	•	a transaction from which the director or officer derived an improper personal benefit; or
•	willful misconduct.	•	willful misconduct.

The WBCL provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director of officer furnishes to the corporation: (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and (ii) a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of the WBCL are not exclusive.  A corporation may provide directors and officers additional rights to indemnification, except for conduct described above, in (i) the articles of incorporation or bylaws; (ii) by a written agreement between the director or officer and the corporation; (iii) by a resolution adopted by the board of directors; or (iv) by a resolution that is adopted, after notice, by a majority vote of all of the corporation’s voting shares then issued and outstanding.

NEWBI’s bylaws provide that every person who is or was a director or officer of the corporation, and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, shall (together with the heirs, executors and administrators of such person) be indemnified by the corporation against all costs, damages and expenses asserted against, incurred by or imposed upon him in connection with or resulting from any claim, action, suit or proceeding, including criminal proceedings, to which he is made or threatened to be made a party by reason of his being or having been such director or officer, expect in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been guilty of fraud in the performance of his duty as such officer or director.  This indemnity shall include reimbursement of amounts and expenses incurred and paid in settling any such claim, action, suit or proceeding

The WBCL provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director of officer furnishes to the corporation: (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and (ii) a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of the WBCL are not exclusive.  A corporation may provide directors and officers additional rights to indemnification, except for conduct described above, in (i) the articles of incorporation or bylaws; (ii) by a written agreement between the director or officer and the corporation; (iii) by a resolution adopted by the board of directors; or (iv) by a resolution that is adopted, after notice, by a majority vote of all of the corporation’s voting shares then issued and outstanding.

Baylake’s bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the WBCL.

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Limitations on Directors’ Liability

NEWBI		Baylake

Under the WBCL, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

Under the WBCL, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;	•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
•	a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;	•	a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
•	a transaction from which the director derived an improper personal profit; or	•	a transaction from which the director derived an improper personal profit; or
•	willful misconduct.	•	willful misconduct.

Under the WBCL, a director or officer, in discharging his or her duties to the corporation and determining what he or she believes to be in the best interests of the corporation may, in addition to considering the effects of any action on shareholders, consider:

Under the WBCL, a director or officer, in discharging his or her duties to the corporation and determining what he or she believes to be in the best interests of the corporation may, in addition to considering the effects of any action on shareholders, consider:

•	the effects of the action on employees, suppliers and customers of the corporation;	•	the effects of the action on employees, suppliers and customers of the corporation;
•	the effects of the action on the communities in which the corporation operates; and	•	the effects of the action on the communities in which the corporation operates; and
•	any other factors that the director or officer considers pertinent.	•	any other factors that the director or officer considers pertinent.

NEWBI’s bylaws provide that a director or officer of the corporation shall not be personally liable to the corporation, or of any other corporation which he serves as a director or officer at the request of the corporation, for any loss or damage suffered by it on account of any action taken or omitted to be taken in good faith if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised under the circumstances or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made of information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true.

Baylake’s articles of incorporation and bylaws do not otherwise limit the liability of a director or officer.

Amendment of Articles of Incorporation

NEWBI	Baylake
Under the WBCL, a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action in a	Under the WBCL, a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action in a

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limited number of specified circumstances unless the articles of incorporation provide otherwise.  The WBCL also provides that the board of directors of a corporation may propose one or more amendments to the articles of incorporation for submission to shareholders.  The board of directors may condition its submission of the proposed amendment on any basis.  Unless the articles of incorporation or bylaws require a greater vote or a vote by voting groups, the amendment is adopted if approved by all of the following: (i) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters’ rights; and (ii) the votes required by every other voting group entitled to vote on the amendment.

NEWBI’s articles of incorporation provide that the articles of incorporation may be amended, altered or repealed in the manner authorized by the WBCL at the time of the amendment, alteration or repeal.

limited number of specified circumstances unless the articles of incorporation provide otherwise.  The WBCL also provides that the board of directors of a corporation may propose one or more amendments to the articles of incorporation for submission to shareholders.  The board of directors may condition its submission of the proposed amendment on any basis.  Unless the articles of incorporation or bylaws require a greater vote or a vote by voting groups, the amendment is adopted if approved by all of the following: (i) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters’ rights; and (ii) the votes required by every other voting group entitled to vote on the amendment.

Baylake’s articles of incorporation or bylaws do not address amending the articles of incorporation.

Amendment of Bylaws

NEWBI	Baylake

Under the WBCL, a corporation’s board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws except to the extent that the articles of incorporation or the WBCL reserve that power exclusively to the shareholders or the shareholders, in adopting, amending or repealing a particular bylaw, provide within the bylaws that the board of directors may not amend, repeal or adopt that bylaw.  A corporation’s shareholders may amend or repeal the corporation’s bylaws or adopt new bylaws even though the board of directors may also amend or repeal the corporation’s bylaws or adopt new bylaws.

NEWBI’s bylaws provide that the bylaws of the corporation may from time to time be amended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the shareholders by the affirmative vote of not less than the number of the shares required and present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance, or (ii) by the board of directors by affirmative vote of not less than the number of directors required and present at any meeting at which a quorum is in attendance, except that no bylaw adopted by the shareholders shall be amended or repealed by the board of directors if the bylaw adopted so provides.  NEWBI’s bylaws also provide that any action taken or authorized by the shareholders or by the board of directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended

Under the WBCL, a corporation’s board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws except to the extent that the articles of incorporation or the WBCL reserve that power exclusively to the shareholders or the shareholders, in adopting, amending or repealing a particular bylaw, provide within the bylaws that the board of directors may not amend, repeal or adopt that bylaw.  A corporation’s shareholders may amend or repeal the corporation’s bylaws or adopt new bylaws even though the board of directors may also amend or repeal the corporation’s bylaws or adopt new bylaws.

Baylake’s bylaws provide that the bylaws of the corporation may from time to time be amended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the shareholders by the affirmative vote of the holders of 67% or more of the outstanding shares entitled to vote, cast at a meeting of the shareholders called for that purpose, or (ii) by the board of directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance, except that no bylaw adopted by the shareholders shall be amended or repealed by the board of directors if the bylaw adopted so provides.  Baylake’s bylaws also provide that any action taken or authorized by the shareholders or by the board of directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far

62

so far, but only so far as is necessary to permit the specific action so taken or authorized.	as is necessary to permit the specific action so taken or authorized.

Shareholder Inspection Rights

NEWBI	Baylake

Under the WBCL, each shareholder and his or her agent or attorney has the right to inspect and copy subject to specified requirements (including having a proper purpose) the list of shareholders entitled to notice of a shareholder’s meeting.  The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder.  Inspections must be conducted during regular business hours at the shareholder’s expense.  This right of inspection begins two business days after notice of the shareholders’ meeting is given and continues through the meeting.  This right of inspection may be exercised upon written demand.

The WBCL further provides that both shareholders of record and beneficial shareholders of a corporation who satisfy specified requirements, and their attorneys and agents, have the right to inspect and copy the corporation’s bylaws and, subject to the requirements discussed below, minutes of meetings and consent actions of the board of directors and shareholders, records of actions taken by a committee of the board of directors on behalf of the corporation, accounting records and the record of shareholders.  Inspections must be conducted during regular business hours and are conducted at the shareholder’s expense.  Notice of a demand must be given five business days before the date on which the shareholder wants to inspect and copy the records.  For records other than the bylaws, the demand must be made in good faith and for proper purpose, and the person must have been a shareholder for at least six months before his or her demand or hold at least five percent of the outstanding shares of the corporation.

The WBCL also requires a corporation to mail a copy of its latest financial statements to any shareholder who requests a copy in writing.

Neither NEWBI’s articles of incorporation or bylaws contain any special additional provisions regarding shareholder inspection rights.

Under the WBCL, each shareholder and his or her agent or attorney has the right to inspect and copy subject to specified requirements (including having a proper purpose) the list of shareholders entitled to notice of a shareholder’s meeting.  The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder.  Inspections must be conducted during regular business hours at the shareholder’s expense.  This right of inspection begins two business days after notice of the shareholders’ meeting is given and continues through the meeting.  This right of inspection may be exercised upon written demand.

The WBCL further provides that both shareholders of record and beneficial shareholders of a corporation who satisfy specified requirements, and their attorneys and agents, have the right to inspect and copy the corporation’s bylaws and, subject to the requirements discussed below, minutes of meetings and consent actions of the board of directors and shareholders, records of actions taken by a committee of the board of directors on behalf of the corporation, accounting records and the record of shareholders.  Inspections must be conducted during regular business hours and are conducted at the shareholder’s expense.  Notice of a demand must be given five business days before the date on which the shareholder wants to inspect and copy the records.  For records other than the bylaws, the demand must be made in good faith and for proper purpose, and the person must have been a shareholder for at least six months before his or her demand or hold at least five percent of the outstanding shares of the corporation.

The WBCL also requires a corporation to mail a copy of its latest financial statements to any shareholder who requests a copy in writing.

Baylake’s bylaws provide that Baylake shall produce and keep open at each meeting of shareholders a complete record of shareholders entitled to vote at such meeting, or any adjournment thereof, with the address and number of shares held by each, and that such record shall be subject to the inspection of any shareholder during the time of the meeting for the purposes of the meeting.

63

SHAREHOLDER PROPOSALS

Pursuant to Securities and Exchange Commission Rule 14a-8, proposals intended for inclusion in the proxy statement for Baylake’s next annual meeting of shareholders must be in writing and must be received by the Secretary of Baylake at 217 North Fourth Avenue, Sturgeon Bay, Wisconsin 54235 not later than December 25, 2015.  To be considered for inclusion in Baylake’s proxy statement and proxy form for an annual meeting, the shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the SEC for shareholder proposals.

In addition, Baylake’s Bylaws provide that a shareholder wishing to nominate a candidate for election to the Board of Directors or to have any other matter considered by the shareholders at the annual meeting must give Baylake written notice of such proposal, together with specified accompanying information, at least 14 days but not more than 70 days prior to the annual meeting in order to be considered at the meeting.  However, such proposals will not be included in Baylake’s 2016 annual meeting proxy statement unless they further comply with the requirements set forth in the paragraph above.  The notice with respect to director nominations must include the name and address, the principal occupation or employment, and number of shares of Baylake common stock owned by each nominee and the class for which nominated.

The 2016 annual meeting is tentatively scheduled for June 6, 2016 and any proposal and related information must be received between March 28, 2016 and May 23, 2016.  The purpose of this provision of the Bylaws is to assure adequate notice of and information regarding any such matter as to which shareholder action may be sought.

LEGAL MATTERS

The validity of the Baylake common stock to be issued in connection with the merger will be passed upon by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.  Godfrey & Kahn, S.C. will also render an opinion to Baylake regarding the material U.S. federal income tax consequences of the merger.  Wipfli LLP, Milwaukee, Wisconsin, will render an opinion to NEWBI regarding the material U.S. federal income tax consequences of the merger.

EXPERTS

The consolidated financial statements of Baylake as of December 31, 2014 and 2013 and the years ended December 31, 2014, 2013 and 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 included in the Annual Report on Form 10-K have been incorporated by reference in this prospectus in reliance upon the reports of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

64

WHERE YOU CAN FIND MORE
INFORMATION

Baylake files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC.  You may read and copy any materials that Baylake files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room.  In addition, Baylake files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information.  You will also be able to obtain these documents, free of charge, from Baylake by accessing Baylake’s website at http://www.snl.com/IRWebLinkX/corporateprofile.aspx?iid=100909.  Copies can also be obtained, free of charge, by directing a written request to Baylake Corp., Attention: Corporate Secretary, 217 North Fourth Avenue, Sturgeon Bay, Wisconsin 54235.

Baylake has filed a registration statement on Form S-4 to register with the SEC up to 349,174 shares of Baylake common stock (the number of shares has been calculated based on an average trading price of Baylake common stock of $11.10, which yields the maximum number of shares of Baylake common stock that each share of NEWBI common stock will be converted into the right to receive).  This proxy statement/prospectus is a part of that registration statement.  As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement.  You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth below.  Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete.  In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.  This proxy statement/prospectus incorporates important business and financial information about Baylake and NEWBI that is not included in or delivered with this proxy statement/prospectus, including incorporating by reference documents that Baylake has previously filed with the SEC.  These documents contain important information about Baylake and its financial condition.  These documents are available without charge to you upon written or oral request to Baylake’s principal executive offices.  The address and telephone number of such principal executive office is listed below:

Baylake Corp.
217 North Fourth Avenue
Sturgeon Bay, Wisconsin 54235
Attention: Corporate Secretary
(920) 743-5551

Baylake common stock is traded on NASDAQ under the symbol “BYLK.”

Incorporation of Certain Documents By Reference

The SEC allows Baylake to incorporate certain information into this document by reference to other information that has been filed with the SEC.  The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document.  The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Baylake (File No. 001-16339) (excluding any portion of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

Annual Report on Form 10-K for the year ended December 31, 2014;

•

Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015;

65

•

Current Reports on Form 8-K filed on February 6, 2015, February 19, 2015, April 20, 2015, May 8, 2015, June 3, 2015;

•

The description of Baylake’s common stock contained in Baylake’s registration statement on Form S-3, dated February 10, 1998, and any amendment or report filed for the purpose of updating such description; and

•

Definitive proxy statement filed on April 24, 2015.

In addition, Baylake is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document, provided, however, that Baylake is not incorporating by reference any information “furnished” but not “filed.”

Baylake files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC.  You may obtain the information Baylake has incorporated by reference and any other materials Baylake files with the SEC without charge by following the instructions described above.

Neither NEWBI nor Baylake has authorized anyone to give any information or make any representation about the merger or the respective companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

66

Execution Version

APPENDIX A

Merger Agreement

AGREEMENT AND PLAN OF MERGER

by and between

BAYLAKE CORP. and

NEW BANCSHARES, INC.

Dated as of May 5, 2015

TABLE OF CONTENTS

Page

ARTICLE I - THE MERGER

2

1.1

Merger

2

1.2

Bank Merger

2

1.3

Effective Time of the Merger

2

1.4

Closing.

2

1.5

Articles of Incorporation and Bylaws

2

1.6

Effects of the Merger

2

1.7

Conversion of Securities; Dissenting Shares

3

1.8

Exchange of Certificates

5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

7

2.1

Organization and Qualification; Subsidiaries

7

2.2

Articles of Incorporation and Bylaws

8

2.3

Capitalization

8

2.4

Authority

8

2.5

No Conflict; Required Filings and Consents; Regulatory Approvals

9

2.6

Compliance with Laws and Material Contracts

10

2.7

Securities and Banking Reports; Financial Statements

10

2.8

Absence of Certain Changes or Events

12

2.9

Absence of Proceedings and Orders

12

2.10

Employee Benefit Plans

14

2.11

Registration Statement; Proxy Statement/Prospectus

17

2.12

Owned Property and Leased Property

17

2.13

Environmental Matters

18

2.14

Absence of Agreements

19

2.15

Taxes

19

2.16

Insurance

21

2.17

Brokers

22

2.18

Tax Matters

22

2.19

Seller Material Adverse Effect

22

2.20

Material Contracts

22

2.21

Vote Required

23

2.22

Shareholders’ Agreement

23

2.23

Related Party Loans

23

2.24

ALLL

23

2.25

Administration of Trust Accounts

24

2.26

Loans

24

2.27

Investment Securities

24

2.28

Investigation

24

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

25

3.1

Organization and Qualification; Subsidiaries

25

3.2

Articles of Incorporation and Bylaws

25

3.3

Capitalization

25

3.4

Authority

26

i

3.5

No Conflict; Required Filings and Consents

26

3.6

Securities and Banking Reports; Financial Statements

27

3.7

Absence of Certain Changes or Events

30

3.8

Absence of Proceedings and Orders

30

3.9

Registration Statement; Proxy Statement/Prospectus

31

3.10

Compliance; Permits

32

3.11

Title to Property

32

3.12

Brokers

33

3.13

Tax Matters

33

3.14

Financing

33

3.15

Company Material Adverse Effect

33

ARTICLE IV - COVENANTS OF SELLER

33

4.1

Affirmative Covenants

33

4.2

Negative Covenants

34

4.3

No Solicitation of Transactions

37

4.4

Update Disclosure; Breaches

39

4.5

Tax Treatment

39

4.6

Delivery of Shareholder List

39

4.7

Loan and Investment Policies

39

4.8

Access and Information

39

4.9

Documents from the Company

40

4.10

Termination of Employees

40

4.11

Resignations

40

4.12

No Control of Seller’s Business

41

ARTICLE V - COVENANTS OF THE COMPANY

41

5.1

Affirmative Covenants

41

5.2

Negative Covenants

42

5.3

Breaches

42

5.4

Stock Exchange Listing

42

5.5

Tax Treatment

42

5.6

Documents from the Seller

42

5.7

Access and Information

43

5.8

Lease of Certain Seller Property

43

5.9

Seller Indebtedness

43

ARTICLE VI - ADDITIONAL AGREEMENTS

43

6.1

Regulatory Filings of Company

43

6.2

Golden Parachute Vote

45

6.3

Meeting of Seller’s Shareholders

45

6.4

Appropriate Action; Consents

45

6.5

Directors’ and Officers’ Indemnification and Insurance

45

6.6

Notification of Certain Matters

46

6.7

Public Announcements

46

6.8

Customer Retention

47

6.9

Additional Documents

47

6.10

Employee Benefit Matters

47

6.11

Confidentiality

47

ARTICLE VII - CONDITIONS OF MERGER

48

7.1

Conditions to Obligation of Each Party to Effect the Merger

48

7.2

Additional Conditions to Obligations of the Company

49

7.3

Additional Conditions to Obligations of the Seller

51

ARTICLE VIII – TERMINATION AND WAIVER

52

8.1

Termination

52

8.2

Notice of Termination; Effect of Termination

54

8.3

Fees and Expenses

55

ARTICLE IX – GENERAL PROVISIONS

55

9.1

Non-Survival of Representations, Warranties and Agreements

55

9.2

Notices

55

9.3

Certain Definitions

57

9.4

Headings

60

9.5

Severability

60

9.6

Entire Agreement

61

9.7

Assignment

61

9.8

Parties in Interest

61

9.9

Binding Effect

61

9.10

Governing Law

61

9.11

Counterparts

61

9.12

Time is of the Essence

61

9.13

Specific Performance

61

9.14

Amendment; Waiver

62

9.15

Legal Representation

62

9.16

Interpretation

63

INDEX OF DEFINED TERMS

Acquisition Proposal

SECTION 9.3

Acquisition Transaction

SECTION 9.3

Adjusted Net Worth

SECTION 7.2(f)(iii)

Affected Persons

SECTION 6.2

Affiliate

SECTION 9.3

Agreement

PREAMBLE

ALLL

SECTION 2.24

Articles of Merger

SECTION 1.3

Average Trading Price

SECTION 1.7(d)

Bank Merger

PREAMBLE

Bank Plan of Merger

PREAMBLE

Bank Secrecy Act

SECTION 2.9(d)

Baylake

PREAMBLE

BHCA

SECTION 2.1(a)

Business Day

SECTION 9.3

Cash Amount

SECTION 1.7(c)

Certificate or Certificates

SECTION 1.8(b)

Change of Recommendation

SECTION 4.3(b)

Closing

SECTION 1.4

Closing Balance Sheet

SECTION 7.2(f)(i)

Closing Date

SECTION 1.4

Code

PREAMBLE

Company

PREAMBLE

Company Approvals

SECTION 3.1(a)

Company Articles

SECTION 3.2

Company’s Board of Directors

PREAMBLE

Company Bylaws

SECTION 3.2

Company Common Stock

SECTION 1.7(c)

Company Disclosure Schedule

ARTICLE III

Company Material Adverse Effect

SECTION 9.3

Company Reports

SECTION 3.6(a)

Company SEC Reports

SECTION 3.6(a)

Company Subsidiaries

SECTION 3.1(a)

Company Subsidiary

SECTION 3.1(a)

Company Termination Fee

SECTION 8.3(b)

Consent

SECTION 9.3

Continuing Employee

SECTION 6.10(a)

Contract

SECTION 9.3

Dissenters’ Rights Statute

SECTION 1.7(f)

Dissenters’ Shares

SECTION 1.7(f)

Effect

SECTION 9.3

Effective Time

SECTION 1.3

Environmental Claims

SECTION 2.13

Environmental Laws

SECTION 2.13

ERISA

SECTION 2.10(a)

ERISA Affiliate

SECTION 9.3

Excess Parachute Payment

SECTION 9.3

Exchange Act

SECTION 2.5(b)

Exchange Agent

SECTION 1.7(e)

Exchange Fund

SECTION 1.8(a)

Fair Lending Law

SECTION 2.9(f)

FDIA

SECTION 2.1(a)

FDIC

PREAMBLE

Federal Reserve Board

PREAMBLE

GAAP

SECTION 9.3

GLB Act

SECTION 2.9(d)

Governmental Authority

SECTION 2.5(b)

Hazardous Materials

SECTION 2.13

Indemnified Parties

SECTION 6.5(d)

Intellectual Property

SECTION 9.3

Internal Controls

SECTION 3.6(d)

IRS

SECTION 2.10(a)

Knowledge

SECTION 9.3

Law

SECTION 9.3

Leased Real Property

SECTION 2.12(a)

Lien

SECTION 9.3

Loan Property

SECTION 2.13

Material Contracts

SECTION 2.20

Maximum Premium

SECTION 6.5(b)

Merger

PREAMBLE

Minimum Net Worth

SECTION 7.2(f)(iii)

Non-qualified Plan

SECTION 2.10(e)

Notice Period

SECTION 4.3(e)

Novak

SECTION 2.1(a)

Novak Principals

SECTION 4.12

OFAC

SECTION 2.9(d)

Order

SECTION 9.3

OREO Property

SECTION 2.12(a)

Owned Real Property

SECTION 2.12(a)

Parachute Disclosure

SECTION 6.2

Participation Facility

SECTION 2.13

Party or Parties

PREAMBLE

Patriot Act

SECTION 2.9(d)

Per Share Consideration

SECTION 1.7(c)

Person

SECTION 9.3

Plans

SECTION 2.10(a)

Post-Closing Representation

SECTION 9.15(a)

Proceeding

SECTION 9.3

v

Protected Seller Parties

SECTION 9.15(a)

Proxy Statement/Prospectus

SECTION 2.11

Purchase Price

SECTION 1.7(c)

Registration Statement

SECTION 3.9

Regulatory Authorities

SECTION 9.3

Rights

SECTION 9.3

Sarbanes-Oxley

SECTION 3.6(c)

SBL

SECTION 2.5(b)

SBA

SECTION 2.1(b)

SEC

SECTION 3.1(a)

Securities Act

SECTION 2.5(b)

Seller

PREAMBLE

Seller Approvals

SECTION 2.1(b)

Seller’s Board of Directors

PREAMBLE

Seller Articles

SECTION 2.2

Seller Bylaws

SECTION 2.2

Seller Common Stock

SECTION 1.7(a)

Seller Disclosure Schedule

ARTICLE II

Seller Financial Statements

SECTION 2.7(c)

Seller Material Adverse Effect

SECTION 9.3

Seller Merger Costs

SECTION 7.2(f)(ii)

Seller Reports

SECTION 2.7(b)

Seller Requisite Vote

SECTION 4.3(c)

Seller Shareholders’ Meeting

SECTION 2.11

Seller Subsidiaries

SECTION 2.1(a)

Seller Subsidiary

SECTION 2.1(a)

Seller Termination Fee

SECTION 8.2(c)

Seller’s Board of Directors

PREAMBLE

Seller’s Board of Directors Recommendation

SECTION 2.4

Seller Financial Statements

SECTION 2.7(c)

Share(s)

SECTION 1.7(a)

Stock Amount

SECTION 1.7(c)

Subsidiary

SECTION 9.3

Subsidiary Organizational Documents

SECTION 2.2

Superior Offer

SECTION 9.3

Surviving Bank

PREAMBLE

Surviving Company

PREAMBLE

Surviving Company Bylaws

SECTION 1.5

Surviving Company Charter

SECTION 1.5

Tax or Taxes

SECTION 2.15(k)

Tax Returns

SECTION 2.15(k)

Terminating Employees

SECTION 4.10

Title IV Plan

SECTION 2.10(b)

UDAAP Law

SECTION 2.9(e)

Union

PREAMBLE

Voting Agreement

PREAMBLE

Waiver

SECTION 6.2

Waiving Parties

SECTION 9.15(a)

WBCL

PREAMBLE

WDFI

PREAMBLE

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of May 5, 2015 (the “Agreement”), is entered into by and between NEW BANCSHARES, INC., a Wisconsin Corporation (the “Seller”), and BAYLAKE CORP., a Wisconsin corporation (the “Company”). Seller and Company are sometimes referred to herein collectively as the “Parties” or individually as a “Party”.

WHEREAS, the Boards of Directors of the Company (the “Company Board of Directors”) and the Seller (the “Seller Board of Directors”) have each determined that it is advisable to and in the best interests of their respective shareholders for the Seller to merge with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the “WBCL”), with Company as the surviving corporation in the Merger (the “Surviving Company”);

WHEREAS, the Company Board of Directors and the Seller Board of Directors have each approved the Merger, upon the terms and subject to the conditions set forth herein, and approved and adopted this Agreement;

WHEREAS, subsequent to the Seller’s approval of this Agreement and concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company to enter into this Agreement, the Seller Board of Directors has entered into a voting agreement (“Voting Agreement”) pursuant to which each director of the Seller has agreed to vote the shares of the Seller Common Stock (defined herein) beneficially owned by such director in favor of this Agreement and the Merger;

WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute the plan of reorganization;

WHEREAS, following consummation of the Merger, Union State Bank, a Wisconsin state-chartered bank (“Union”), will merge (the “Bank Merger”) with and into Baylake Bank, a Wisconsin state-chartered bank (“Baylake”), in accordance with the Plan of Merger substantially in the form attached to this Agreement as Exhibit A (the “Bank Plan of Merger”), with Baylake surviving the merger (the “Surviving Bank”); and

WHEREAS, the transactions described in this Agreement are subject to the approvals of the shareholders of Seller and of Union, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Wisconsin Department of Financial Institutions (the “WDFI”) and the Federal Deposit Insurance Corporation (the “FDIC”) and the satisfaction of certain other conditions described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and agreements contained herein, and subject to the terms and conditions set forth herein, the Parties hereto hereby agree as follows:

ARTICLE I - THE MERGER

1.1

Merger.  Subject to the terms and conditions set forth in this Agreement, upon performance of all of the covenants of the Parties hereto and fulfillment or waiver (to the extent waiver is permitted by Law (defined herein)) of all of the conditions contained herein, on the Closing Date (defined herein), Seller shall be merged with and into Company at the Effective Time (defined herein), the separate corporate existence of Seller shall cease and Company shall continue its corporate existence under the laws of the State of Wisconsin as the Surviving Company.

1.2

Bank Merger  Following the consummation of the Merger, Union shall be merged with and into Baylake in accordance with the provisions of Section 18(c) of the Federal Deposit Insurance Act and Subchapter VII of the Wisconsin Banking Law and pursuant to the terms and conditions of the Bank Plan of Merger.

1.3

Effective Time of the Merger   Immediately following the Closing, Company and Seller shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the WDFI as provided in Section 180.1105 of the WBCL.  The Merger shall become effective at such time as Company and Seller agree and specify in the Articles of Merger (the time the Merger becomes effective shall be hereinafter referred to as the “Effective Time”).

1.4

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at such time, date (the “Closing Date”), and location as may be mutually agreed by the Parties.  In the absence of such agreement, the Closing shall be held at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin, commencing at 9:00 a.m., C.S.T., on a date specified by either party upon five (5) Business Days’ (defined herein) written notice (or at the election of either Company or Seller on the last Business Day of the month) after the last to occur of the following events:  (a) receipt of all Consents (defined herein) and approvals of Governmental Authorities (defined herein) legally required to consummate the transactions contemplated hereby and the expiration of all statutory waiting periods; and (b) approval of this Agreement and the Merger by the Seller’s shareholders.  Scheduling or commencing the Closing shall not constitute a waiver of the conditions set forth in Article VII by either the Company or the Seller.  Notwithstanding anything to the contrary herein, the Parties will use their commercially reasonable efforts to conduct the Closing through electronic exchange of deliverables to avoid the necessity of an in-person meeting.

1.5

Articles of Incorporation and Bylaws.  The articles of incorporation of Company in effect immediately prior to the Effective Time shall remain the articles of incorporation for the Surviving Company in the Merger (the “Surviving Company Charter”), until further amended as provided in the Surviving Company Charter or by the WBCL.  The bylaws of the Company in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company in the Merger (the “Surviving Company Bylaws”), until further amended as provided in the Surviving Company Bylaws or by the WBCL.

1.6

Effects of the Merger.  The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL.  Without limiting the generality of the foregoing, and subject thereto, upon consummation of the Merger, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Company, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Company.

1.7

Conversion of Securities; Dissenting Shares.

(a)

Subject to Section 1.7(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without action on the part of the Company or the Seller, each share of the common stock of the Seller (“Seller Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Seller Common Stock (i) held in the treasury of the Seller, (ii) owned by the Company or any Company Subsidiary (defined herein) for its own account, or (iii) that are Dissenting Shares (such shares of Seller Common Stock other than those referenced in (i) to (iii) being referred to herein as the “Shares”), shall cease to be outstanding and shall be converted into the right to receive the Per Share Consideration.

(b)

Each share of Seller Common Stock held by the Seller as treasury stock and each such share held by the Company or any Company Subsidiary for its own account immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof as otherwise provided in this Section 1.7.

(c)

The aggregate consideration payable to the Seller’s shareholders will be $9,689,472.00 (the “Purchase Price”).  The Purchase Price will be payable 60% in cash and 40% in Company Common Stock (subject to adjustment in accordance with Section 7.2(f)(iii) below).  As of March 17, 2015, Seller has 100,932 Shares of Seller Common Stock issued and outstanding.  For purposes of this Agreement, “Per Share Consideration” means $96.00, subject to adjustment in accordance with Section 7.2(f)(iii) below, which shall be payable in (A) an amount in cash equal to $57.60 (the “Cash Amount”), plus (B) a number of shares of common stock of the Company (“Company Common Stock”) having a value per share of $38.40 (the “Stock Amount”).

(d)

The number of shares of Company Common Stock that each share of Seller Common Stock shall have the right to receive as the Stock Amount shall equal $38.40 divided by the Average Trading Price of the Company Common Stock (rounded to the fourth decimal place); provided, however, that if the number of shares as so calculated (1) is greater than 3.4595, such number shall be reduced to 3.4595, or (2) is less than 2.8319, such number shall be increased to 2.8319.  For purposes hereof, the “Average Trading Price” of the Company Common Stock means the average of the average daily high and low sale price per share of Company Common Stock on the NASDAQ for the ten (10) trading days ending on and including the second trading day preceding the Closing Date.

(e)

No fractional shares of Company Common Stock shall be issued in the Merger.  In lieu of a fractional share of Company Common Stock, the holder of any Shares who would otherwise be entitled to receive such fractional share (after taking into account all shares of Seller Common Stock delivered by such holder) shall be entitled to receive one additional whole share of Company Common Stock as part of the Stock Amount such holder is entitled to receive and the Cash Amount to which such holder is entitled shall be reduced by an amount determined by multiplying: (i) the Average Trading Price; by (ii) 1 minus the fraction of a share of Company Common Stock to which the holder would otherwise have been entitled.

(f)

Notwithstanding anything in this Agreement to the contrary, Shares of Seller Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have validly exercised appraisal rights available under Section 180.1301, et seq. of the WBCL (the “Dissenters’ Rights Statute”) shall not be converted into or be exchangeable for the right to receive the Per Share Consideration in accordance with Section 1.7(a) (the “Dissenters’ Shares”) unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their appraisal rights under the Dissenters’ Rights Statute.  Dissenting Shares shall be treated in accordance with the Dissenters’ Rights Statute, if and to the extent applicable.  If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such appraisal rights, such holder’s Shares of Seller Common Stock shall thereupon be converted into and become exchangeable in accordance with Section 1.7(a) only for the right to receive, as of the Effective Time, the Per Share Consideration.  The Seller shall give the Company (a) prompt notice of each and every notice of a shareholder’s intent to demand payment for the shareholder’s Shares of Seller Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the Dissenters’ Rights Statute and received by the Seller relating to rights to be paid the “fair value” of Dissenting Shares, as provided in the Dissenters’ Rights Statute, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Dissenters’ Rights Statute.  The Seller shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to, offer to settle or settle, or approve any withdrawal of any demands for “fair value” under the Dissenters’ Rights Statute.

(g)

If, between the date of this Agreement and the Effective Time, shares of Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereof shall be declared with a record date within such period, then the number of shares of Company Common Stock issued to holders of Seller Common Stock at the Effective Time pursuant to this Agreement will be appropriately and proportionally adjusted so that the number of such shares of Company Common Stock (or such class of shares into which shares of Company Common Stock have been changed) that will be issued in exchange for the shares of Seller Common Stock will equal in number of such shares that the holders of Seller Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or stock dividend had the record date therefore been immediately following the Effective Time.

(h)

If either of the tax opinions referred to below or the tax opinion referred to in Section 7.3(d) cannot be rendered because the counsel or accounting firm charged with providing such opinion reasonably determines that the Merger may not satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, including, but not limited to, any such determination based on the inclusion of the payment of cash for Dissenters’ Shares, then the Company shall reduce the Cash Amount and correspondingly increase the Stock Amount to the minimum extent necessary to enable the relevant tax opinion to be rendered.  For purposes of this section, an opinion of Godfrey & Kahn, S.C., counsel to the Company, dated as of the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing as of the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and accordingly that no gain or loss will be recognized by Seller as a result of the Merger.  In rendering such opinion, Godfrey & Kahn, S.C. may require and rely upon representations and covenants contained in certificates of officers of the Company, the Seller and others.

1.8

Exchange of Certificates.

(a)

Exchange Agent.  The Company shall deposit, or shall cause to be deposited prior to the Closing Date, with a bank or trust company designated by the Company (the “Exchange Agent”), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, the Per Share Consideration to be issued in exchange for Shares pursuant to this Article I (the “Exchange Fund”).  Such deposit shall be made as requested by the Exchange Agent in order for the Exchange Agent to promptly deliver the Per Share Consideration in accordance with this Section 1.8, but in no event later than one (1) Business Day prior to the Closing Date.  The Company shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

(b)

Exchange Procedures.  Within three (3) Business Days after the Closing Date, the Exchange Agent shall mail to each holder of record of a certificate representing ownership of Shares (a “Certificate” or “Certificates”) whose Shares were converted into the right to receive the Per Share Consideration pursuant to Section 1.7 (specifically excluding holders of Dissenting Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Consideration as provided in this Article I, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be cancelled.  Promptly upon proper surrender of a Certificate for exchange to the Exchange Agent, together with the properly completed Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Per Share Consideration deliverable in respect of the Shares represented by such Certificate.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a transferee may exchange the Certificate representing such Shares for the Per Share Consideration as provided in this Article I if the Certificate representing such Shares is presented to the Exchange Agent, and accompanied by all documents required to evidence and effect such transfer.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Company may reasonably determine as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Per Share Consideration as provided in this Article I, which such holder should have had the right to receive in respect of such lost, stolen or destroyed Certificate.  Until surrendered as contemplated by this Section 1.8, each Certificate (other than Certificates representing shares of Seller Common Stock described in clauses (i) and (ii) of Section 1.7(a), above) shall be deemed at any time after Effective Time to represent only the right to receive upon such surrender the Per Share Consideration, without interest, as provided in this Article I.

(c)

Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time, but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

(d)

No Further Rights in the Shares.  The Per Share Consideration issued and paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.

(e)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Seller for nine (9) months after the Effective Time shall be delivered to the Company, upon demand, and any former shareholders of the Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim the Per Share Consideration and any dividends or distributions with respect to Company Common Stock, in each case without interest thereon, and subject to Section 1.8(g).  Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any United States federal, state, or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission (including, without limitation, any Regulatory Authority (defined herein)) or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body (each a “Government Authority”) shall, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(f)

No Liability.  Neither the Company or the Seller, or any other Subsidiary of the Company or the Seller shall be liable to any former holder of Shares for any such Shares or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

(g)

Withholding Rights.  Each of the Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under any Laws relating to Taxes (defined herein)

and pay such withholding amount over to the appropriate taxing authority.  To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company or the Exchange Agent as the case may be.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by Seller to the Company prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Seller Disclosure Schedule relates), Seller hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

2.1

Organization and Qualification; Subsidiaries.

(a)

The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).  The Seller is also subject to regulation by the Federal Reserve Board.  The Seller does not have, and has not at any time had, any direct or indirect Subsidiaries, except for Union, Novak Agency, Inc. (“Novak”) and Kewaunee Investment, Inc. (except for Novak, each a “Seller Subsidiary”, or except for Novak, collectively the “Seller Subsidiaries”).  Novak shall not be deemed a Seller Subsidiary for purposes of this Agreement and shall be addressed as “Novak” where a provision of this Agreement is specifically intended to apply to Novak.  Union is an “insured bank” as defined in the Federal Deposit Insurance Act (“FDIA”), and is subject to regulation by the FDIC.  Each Seller Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization.  Each of the Seller and the Seller Subsidiaries has the requisite corporate power and authority to own, lease, and operate the properties it now owns or holds under lease and to carry on its business as it is now being conducted, is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its business makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Seller Material Adverse Effect (defined herein).

(b)

Each of the Seller and the Seller Subsidiaries has all franchises, grants, authorizations, licenses, permits, easements, Consents, certificates, approvals, and orders necessary to own, lease, and operate their properties and to carry on its business as it is now being conducted (“Seller Approvals”), including all required authorizations from the Federal Reserve Board, the FDIC, the United States Small Business Administration (the “SBA”), and the WDFI, and neither the Seller nor any Seller Subsidiary has received any notice of Proceedings (defined herein) relating to the revocation or modification of any Seller Approvals.

(c)

The Seller or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock or other equity interests of each of the Seller

Subsidiaries.  Except for the Seller Subsidiaries, the Seller does not directly or indirectly own any capital stock or equity interest in, or any interests convertible into or exchangeable or exercisable for any capital stock or equity interest in, any corporation, partnership, joint venture, or other business association or entity, other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

(d)

The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records of all material matters approved at all meetings of, and other corporate actions held or taken by, the shareholders and Boards of Directors (including committees of their respective Boards of Directors).

2.2

Articles of Incorporation and Bylaws.  The Seller has heretofore furnished or made available to the Company a complete and correct copy of the Seller’s Articles of Incorporation and the Seller’s Bylaws, as amended or restated (“Seller Articles” and “Seller Bylaws,” respectively), and the Articles of Incorporation and the Bylaws, or other organizational documents, as the case may be, of each Seller Subsidiary (the “Subsidiary Organizational Documents”).  The Seller Articles, Seller Bylaws, and Subsidiary Organizational Documents are in full force and effect.  Neither the Seller nor any Seller Subsidiary is in material breach of any of the provisions of the Seller Articles, Seller Bylaws, or Subsidiary Organizational Documents.

2.3

Capitalization.  The authorized capital stock of the Seller consists of 150,000 shares of Seller Common Stock, without par value, and no shares of preferred stock.  As of March 17, 2015, (i) 100,932 shares of Seller Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller shareholder, and (ii) 3,413 shares of Seller Common Stock were held as treasury shares by the Seller.  Except as set forth in the Seller Disclosure Schedule, there are no outstanding Rights (defined herein) relating to the issued or unissued capital stock or other equity interests of the Seller or any Seller Subsidiary or obligating the Seller or any Seller Subsidiary to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Seller or any Seller Subsidiary.  Except as set forth in the Seller Disclosure Schedule, there are no obligations, contingent or otherwise, of the Seller or any Seller Subsidiary to repurchase, redeem, or otherwise acquire any shares of Seller Common Stock or the capital stock or other equity interests of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any Seller Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business.  Each of the outstanding shares of capital stock or other equity interests of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable (except as provided in Section 220.07 of Wisconsin Statutes), and not issued in violation of any preemptive rights of any Seller Subsidiary shareholder or other equity holder, and such shares or other equity interests owned by the Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Seller’s voting rights, charges or other encumbrances of any nature whatsoever.

2.4

Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s shareholders in accordance with the WBCL, and the Seller Articles and Seller Bylaws).

 The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s shareholders in accordance with WBCL and the Seller Articles and Seller Bylaws), including, without limitation, Seller’s Board of Directors.  As of the date of this Agreement, the Seller’s Board of Directors, at a meeting duly called, constituted and held in accordance with the WBCL and the provisions of the Seller Articles and the Seller Bylaws, has by the unanimous vote of all directors determined (a) that this Agreement and the transactions contemplated hereby are advisable to, fair to, and in the best interests of the Seller and its shareholders, (b) to submit this Agreement for approval and adoption by the shareholders of the Seller and to declare the advisability of this Agreement, and (c) to recommend that the shareholders of the Seller adopt and approve this Agreement and the Merger, and direct that this Agreement be submitted for consideration by the shareholders of the Seller at the Seller Shareholders’ Meeting (defined herein) (subsections (a), (b), and (c) collectively, the “Seller’s Board of Directors Recommendation”).  No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s shareholders in accordance with the WBCL, and the Seller Articles and Seller Bylaws).  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and binding obligation of the Seller, and assuming due authorization, execution and delivery by Company, is enforceable against the Seller in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally.

2.5

No Conflict; Required Filings and Consents; Regulatory Approvals.

(a)

The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement and the consummation of the Merger will not, (i) conflict with or violate the Seller Articles or Seller Bylaws or the Subsidiary Organizational Documents, (ii) conflict with or violate any Laws or Orders (defined herein) applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (defined herein) on any of the properties or assets of the Seller or any Seller Subsidiary pursuant to, any Contract, except in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

(b)

The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the Merger will not, require any Consent (defined herein) from, or filing with or notification to, any Governmental Authorities except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or blue sky laws, the federal banking laws and regulations, the banking laws and regulations of the State of Wisconsin (the “SBL”), regulations promulgated by the SBA, and the filing and recordation of appropriate merger or other documents as required by the WBCL, and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Merger or otherwise prevent the Seller from performing its obligations under this Agreement, and would not have a Seller Material Adverse Effect.  Neither the Seller nor any Seller Subsidiary is subject to any foreign Governmental Authorities or foreign law.

2.6

Compliance with Laws and Material Contracts.  Neither the Seller nor any Seller Subsidiary is in (i) conflict with, or in violation of, any Law or Order applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) breach or default of any Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except in each case for any such violations, conflicts, breaches, or defaults which would not, individually or in the aggregate, have a Seller Material Adverse Effect; provided, however, that the foregoing general representation regarding Seller's and Seller Subsidiaries' compliance with Laws and Contracts does not apply with respect to, and is superseded by, each of the more detailed representations and warranties set forth in this Agreement with respect to Seller and Seller's Subsidiaries' compliance with specific Laws and Contracts, including without limitation, the representation and warranties in Sections 2.5, 2.7 through 0, 2.20, 2.23 and 2.26 hereof.

2.7

Securities and Banking Reports; Financial Statements.

(a)

In the ordinary course of business, neither the Seller nor the Seller Subsidiaries are required to file any forms, reports, or documents with the Securities and Exchange Commission pursuant to the Exchange Act.

(b)

The Seller and the Seller Subsidiaries have filed, and paid all fees and assessments due in connection with, all forms, reports, and documents required to be filed with the Federal Reserve Board, the FDIC, any state regulatory authority with jurisdiction over any of the activities of Seller or the Seller Subsidiaries, any self-regulatory organization, and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the “Seller Reports”).  The Seller Reports, including all Seller Reports filed from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(c)

The Seller has provided true and complete copies of the following internally prepared financial statements to the Company: (i) the unaudited consolidated balance sheet of the Seller as of December 31, 2012, 2013, and 2014, the related unaudited consolidated statements of earnings for the one-year periods ended December 31, 2012, 2013, and 2014, and the unaudited statement of shareholders’ equity for the one-year period ended December 31, 2014;

(ii) the Report of Condition of Union as of December 31, 2012, December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, together with the related Report of Income for the period then ended, together with accompanying schedules, as included in the Call Report of Union as of said date as filed with the FDIC (collectively, the “Seller Financial Statements”).  The Seller Financial Statements are true and correct in all material respects and fairly present the financial position and results of operations of the Seller and the Seller Subsidiaries as of the dates and for the periods then ended.  The Seller Financial Statements have been prepared using an accounting methodology consistently applied.  The Call Reports have been prepared in accordance with the applicable regulations and standards of the FDIC and the Federal Financial Institutions Examination Council.

(d)

The Seller Financial Statements do not, as of the date thereof, include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect.  In the judgment of management of Seller, the Seller Financial Statements reflect adequate provision for, or reserves against, the possible credit losses of the Seller and the Seller Subsidiaries as of such dates.  The books and records of the Seller have been, and are being, maintained in all material respects in accordance with applicable legal requirements and reflect only actual transactions, except to the extent required by applicable Law or accounting requirements.

(e)

Except (i) for those liabilities that are reflected or fully reserved against on the unaudited consolidated balance sheet of the Seller as of December 31, 2014, and (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2014, neither the Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise due or to become due), that is required to be disclosed on a balance sheet prepared in accordance with GAAP and that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Seller Material Adverse Effect.

(f)

Since December 31, 2014, neither the Seller nor the Seller Subsidiaries nor, to Seller’s Knowledge (defined herein), any director, officer, employee, auditor, accountant, or representative of the Seller or the Seller Subsidiaries, has received  or otherwise had or obtained Knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of the Seller or the Seller Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that the Seller or the Seller Subsidiaries has engaged in questionable accounting or auditing practices.  To Seller’s Knowledge, no attorney representing the Seller or the Seller Subsidiaries, whether or not employed by the Seller or the Seller Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty, or similar violation by the Seller, the Seller Subsidiaries, or any of their respective officers, directors, employees, or agents to the Seller’s or Seller Subsidiaries’ Boards of Directors or any committee thereof or to any director or officer of the Seller or the Seller Subsidiaries.  Since December 31, 2014, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by, or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, the Seller’s, or the Seller Subsidiaries’ Board of Directors or any committee thereof.

2.8

Absence of Certain Changes or Events.

(a)

Since December 31, 2014 to the date of this Agreement, the Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2014, there has not been (i) any change in the financial condition, results of operations, business, assets, properties, liabilities, or reserves of the Seller and any of the Seller Subsidiaries that, individually or in the aggregate, has had, or would be reasonably expected to have a Seller Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Seller or any of the Seller Subsidiaries that has had, or would be reasonably expected to have, a Seller Material Adverse Effect, (iii) any change by the Seller in its accounting methods, principles or practices, (iv) any revaluation by the Seller of any of its assets in any material respect, (v) except for regular quarterly cash dividends on the Seller Common Stock with usual record and payment dates, to the date of this Agreement, any declaration setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase, or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (vi) any increase in the wages, salaries, bonuses, compensation, pension, or other fringe benefits, or perquisites payable to any executive officer, employee, or director or any grant of any severance or termination pay, except in the ordinary course of business consistent with past practices, (vii) any strike, work stoppage, slow-down, or other labor disturbance, (viii) the execution of any collective bargaining agreement or Contract with a labor union or organization, or (ix) any union organizing activities.

(b)

To the Seller’s Knowledge, no third Person has used, with or without permission, the Intellectual Property (defined herein) of the Seller or any Seller Subsidiary in connection with the marketing, advertising, promotion or sale of such third party’s products or services.  Neither Seller nor any Seller Subsidiary is a party to any joint marketing or other affinity marketing program with a third party.  The Seller and all Seller Subsidiaries have valid licenses for, or exclusively own free and clear of any Liens, all Intellectual Property presently used or proposed to be used in the conduct of the business of the Seller and the Seller Subsidiaries.  To Seller’s Knowledge, no claims are pending that allege that the Seller or the Seller Subsidiaries are infringing or otherwise adversely affecting the rights of any Person (defined herein) with regard to any Intellectual Property.  To the Knowledge of the Seller and the Seller Subsidiaries, no Person is infringing the rights of the Seller or the Seller Subsidiaries with respect to any of their respective owned Intellectual Property.

2.9

Absence of Proceedings and Orders.

(a)

There is no Proceeding (defined herein) pending or, to the Seller’s Knowledge, threatened, against the Seller or any Seller Subsidiary or any of their property or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Seller Material Adverse Effect.

(b)

There is no Order imposed upon the Seller, any of the Seller Subsidiaries, or the assets of the Seller or any of the Seller Subsidiaries which has had, or would be reasonably expected to have, a Seller Material Adverse Effect. There is no Order imposed upon the Seller or any Seller Subsidiary or any of their property or assets relating to any of the transactions contemplated by this Agreement.

(c)

The Seller and the Seller Subsidiaries (i) are not subject to, and there are no pending Proceedings, and to the Seller’s Knowledge no facts or circumstances exist, that will result in the Seller or any Seller Subsidiary becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, (ii) have not submitted a commitment letter or similar submission to, or received an extraordinary supervisory letter from, and (iii) have not adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries, nor has any Governmental Authority advised Seller or any Seller Subsidiary in writing or, to Seller’s Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding, or similar arrangement or extraordinary supervisory letter or any such board resolutions, nor, to Seller’s Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)

To Sellers Knowledge, there are no facts or circumstances which would cause it or any of the Seller Subsidiaries to be (i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, as amended (the “Patriot Act”), the Laws and regulations promulgated and administered by the Office of Foreign Asset Control (“OFAC”), any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network, any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory material compliance with the applicable privacy and customer information requirements contained in any privacy, data protection, or security breach notification Laws, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999, as amended (the “GLB Act”) and the provisions of the information security program adopted pursuant to 12 C.F.R Part 332.  To Seller’s Knowledge, no non-public customer identification information has been disclosed to or accessed by any unauthorized third Person in a manner which would cause it to undertake any remedial action.  The Seller (or where appropriate a Seller Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act, and it (or such other of the Seller Subsidiaries) has complied in all material respects, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act, or any other anti-money laundering Laws.

(e)

Neither Seller nor any Seller Subsidiary has received any notice or communication from any Regulatory Authority alleging violation of, or noncompliance with, any legal requirement concerning unfair, deceptive or abusive acts or practices, including Section 5 of the Federal Trade Commission Act (15 U.S.C. §45), Regulation AA issued by the Board of

Governors of the Federal Reserve System (12 CFR §227), and Wis. Stats. §§100.18 and 100.20 (each such legal requirement and the rules promulgated thereunder, a “UDAAP Law”).  Seller and Seller Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a UDAAP Law that has not been paid or cured.  To Knowledge of Seller or the Seller Subsidiaries, there are no facts or circumstances that could form the basis for assertion of any proceeding against Seller or a Seller Subsidiary under any UDAAP Law that, if determined adversely to Seller or such Seller Subsidiary, could reasonably be expected to adversely affect Seller and Seller Subsidiaries, taken as a whole.  No business practices of Seller or Seller Subsidiaries could reasonably be considered to be unfair, deceptive, untrue, misleading or abusive in any material respect.  With respect to all of Seller’s and Seller Subsidiaries’ products and services, the corresponding consumer disclosures have reflected accurately, clearly and conspicuously the features of such products and services as required by applicable law.

(f)

Neither Seller nor any of the Seller Subsidiaries has received any notice or communication from any Regulatory Authority alleging any violation of, or noncompliance with, any legal requirement concerning any fair lending laws or regulations, including the Equal Credit Opportunity Act and the Fair Housing Act (each such legal requirement and the rules promulgated thereunder, a “Fair Lending Law”).  Seller and Seller Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a Fair Lending Law that has not been cured.  To the Knowledge of Seller or the Seller Subsidiaries, there are no facts or circumstances that could form the basis of assertion of any proceeding against Seller or Seller Subsidiaries under any Fair lending Law that, if determined adversely to Seller or Seller Subsidiaries, could reasonably be expected to have a Seller Material Adverse Effect.

2.10

Employee Benefit Plans.

(a)

Current Plans.  The Seller Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended (“ERISA”)), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, cafeteria, flexible spending account, retiree medical or life insurance, supplemental retirement, severance, or other benefit plans, programs or arrangements, and all employment, termination, severance and other employment Contracts, or employment arrangements, with respect to which the Seller, any Seller Subsidiary, or their respective ERISA Affiliate (defined herein) has or could have any obligation, whether absolute, accrued or contingent and whether due or to become due (each a “Plan” and collectively, the “Plans”).  The Seller has furnished or made available to the Company a complete and correct copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust, insurance Contract, or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recently filed United States Internal Revenue Service (“IRS”) Forms 5500 and related schedules and attachments, (iv) the most recently issued determination letter from the IRS for each such Plan and the materials submitted to obtain such letter or the most recently issued IRS opinion or advisory letter with respect to the Plan, (v) the three (3) most recently prepared actuarial and financial statements with respect to each such Plan, and (vi) the three (3) most recently completed nondiscrimination testing reports.

(b)

Absence of Certain Types of Plans.  No member of the Seller’s “controlled group,” within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA (“Title IV Plan”) or a “multiemployer pension plan” as defined in Section 3(37) of ERISA.  None of the Plans obligates the Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code except as set forth on Section 2.10(i) of the Seller’s Disclosure Schedule and Section 2.10(i).  Except as required by COBRA, none of the Plans provides for or promises retiree medical, disability, or life insurance benefits to any current or former employee, officer or director of the Seller or any of the Seller Subsidiaries.  Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

(c)

Compliance with Applicable Law.  Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Law, and all Persons who participate in the operation of such Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable Law.  The Seller, the Seller Subsidiaries, and their respective ERISA Affiliates have performed all material obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller and the Seller Subsidiaries have no Knowledge of any material default or violation by any party to, any Plan.  No Proceeding is pending or, to the Seller’s Knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Seller’s Knowledge, no fact or event exists that could give rise to any such Proceeding.

(d)

Qualification of Certain Plans.  Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS that it is so qualified or is entitled to rely on a favorable opinion or advisory letter issued to the sponsor of a master and prototype plan, and, to the Seller’s Knowledge, there is no fact or event that could adversely affect the qualified status of any such Plan.  No trust maintained or contributed to by the Seller, any of the Seller Subsidiaries, or any of their respective ERISA Affiliates is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

(e)

Non-Qualified Deferred Compensation Plans.  Each Plan of the Seller or any Seller Subsidiary that is or has ever been a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code and the applicable Treasury Regulations and other official guidance (each such Plan, a “Non-qualified Plan”): (i) at all times, since December 31, 2004, has satisfied the requirements of Section 409A of the Code and such Treasury Regulations and other official guidance and has been operated in all material respects in accordance with such requirements; or (ii) has not been “materially modified,” within the meaning of Section 409A of the Code and such Treasury Regulations and other guidance, at any time since October 3, 2004 with respect to deferred compensation earned and vested before December 31, 2004, under any such plan existing before October 3, 2004.  To the Seller’s Knowledge, no participant in any Non-qualified Plan will incur any Tax on any benefit under such plan before the date as of which such benefit is actually paid to such participant based on the terms and operation of the Non-qualified Plan up to the date of this Agreement.  Each Plan that is subject to Section 409A of the Code has been established or amended in form to comply with the final Treasury Regulations issued under Section 409A of the Code.  No event has occurred that would be treated by Section 409A(b) of the Code as a transfer of property for purposes of Section 83 of the Code.  No plan requires the Seller or any Seller Subsidiary to gross up any former or current employee, officer, director or contractor for any Tax related to payments under Section 409A of the Code.  The exercise price of any and all stock rights (as such term is defined in Treasury Regulation 1.409A-1(l)) of the Seller is at least equal to the fair market value of the Seller Common Stock on the date such stock rights were granted and such stock rights are fully exempt from Section 409A of the Code, and the Seller has not incurred any liability or obligation to withhold Taxes under Section 409A of the Code upon the vesting of any stock rights.

(f)

Absence of Certain Liabilities and Events.  There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.  The Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under Sections 4971 through 4980G of the Code, and no fact or event exists that could give rise to any such liability.

(g)

Plan Contributions.  All contributions, premiums, or payments required to be made with respect to any Plan by the Seller, any Seller Subsidiary, or their respective ERISA Affiliates have been made on or before their due dates or within the applicable grace period for payment without default.

(h)

Employment Contracts.  Except as set forth on Section 2.10(h) of the Seller Disclosure Schedule, neither the Seller nor any Seller Subsidiary is a party to any Contracts for employment, severance, consulting, or other similar agreements with any employees, consultants, officers or directors of the Seller or any of the Seller Subsidiaries.  Neither the Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

(i)

Effect of Agreement.  Except as set forth on Section 2.10(i) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, directly or indirectly, obligate the Seller or any Seller Subsidiary to pay any separation, severance, termination, or similar benefit to, or accelerate the time of vesting for, change the time of payment to, or increase the amount of compensation due to, any former or current employee, officer, director, or contractor of the Seller or any Seller Subsidiary.  No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, or director of the Seller or any Seller Subsidiary who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement, or Plan currently in effect would be characterized as an Excess Parachute Payment (defined herein).  No employment, severance or termination agreement, other compensation arrangement or any Plan requires the Seller to gross up any former or current employee, officer, or director of the Seller for any Tax related to Section 4999 of the Code.

2.11

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Seller for inclusion or incorporation by reference in the Registration Statement (defined herein) will not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information supplied by the Seller for inclusion or incorporation by reference in the proxy statement/prospectus to be sent to the shareholders of the Seller in connection with the meeting of the Seller’s shareholders to consider the Merger (the “Seller Shareholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) will not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact stated therein, or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Seller or any of its Affiliates (defined herein), officers, or directors is discovered by the Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Seller shall promptly inform the Company.  The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable), and the rules and regulations thereunder.

2.12

Owned Property and Leased Property.

(a)

Section 2.12(a) of the Seller Disclosure Schedule identifies all real property, other than Other Real Estate Owned Property (“OREO Property”) that, as of the date of this Agreement is (i) owned by the Seller or the Seller Subsidiaries (“Owned Real Property”), including all tax parcel identification numbers and legal descriptions, or (ii) leased pursuant to which the Seller or a Seller Subsidiary is a party, either as a lessor or lessee (“Leased Real Property”).  The Seller and each of the Seller Subsidiaries: (i) has good and marketable title to all its Owned Real Property; (ii) holds valid and enforceable leases for all its Leased Real Property; (iii) owns all of its personal property reflected on the Seller Financial Statements; and (iv) holds valid and enforceable leases for all leased personal property used by the Seller or any Seller Subsidiary, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Seller Material Adverse Effect.  All leases and licenses pursuant to which Seller or any of the Seller Subsidiaries lease or license from others any real or personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, under any of such leases and licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Seller or such Seller Subsidiary, except for any such default or event which has not had, and would not reasonably be expected to have, a Seller Material Adverse Effect.  Seller’s and each of the Seller Subsidiaries’ Owned Real Property and Owned Personal Property in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

(b)

Section 2.12(b) of the Seller Disclosure Schedule identifies all OREO Property that, as of the date of this Agreement, was owned by the Seller or the Seller Subsidiaries, including all tax parcel identification numbers.   Seller and each Seller Subsidiary has good and marketable title to all of its OREO Property, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

(c)

With respect to the Owned Real Property, there are no:  (i) actual or, to Seller’s Knowledge, proposed special assessments; (ii) pending or, to Seller’s Knowledge, threatened Proceedings, including any condemnation Proceedings; (iii) material structural or mechanical defects in any of the buildings, building systems, equipment, fixtures, or other improvements located thereon; (iv) Orders requiring the repair, alteration or correction of any existing condition with respect thereto; or (v) pending or, to Seller’s Knowledge, threatened change in any zoning Laws.

(d)

A complete and correct copy of each lease applicable to the Leased Real Property has been provided to Buyer.  No rent payable under the lease has been prepaid by more than thirty (30) days in advance of the due date pursuant to the terms of the lease.  There exist no defaults or events or conditions that with the giving of notice or the passage of time would constitute a default by the Seller or any Seller Subsidiary under the lease.

(e)

To the Seller’s Knowledge all governmental authorizations, including certificates of occupancy and business licenses, required in connection with the occupancy of the Owned Real Property and the Leased Real Property have been obtained by Seller and are in full force and effect and in good standing.

2.13

Environmental Matters.  Except as set forth in Section 2.13 of the Seller Disclosure Schedule, to the Knowledge of Seller and Seller Subsidiaries:  (i) the Owned Real Property, OREO Property, the Leased Real Property, the Participation Facilities (defined herein), and the Loan Properties (defined herein) are and at all times since they became properties owned or operated by the Seller, Seller Subsidiaries or, in the case of Participation Facilities or Loan Properties, since they became Participation Facilities or Loan Properties, as the case may be, have been in compliance in all material respects with all applicable Laws, Orders, and Contractual obligations relating to the environment, health, safety, natural resources, wildlife or “Hazardous Materials” which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum, or other regulated substances or materials, but excluding substances ordinarily utilized for maintenance, cleaning, or janitorial purposes, which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment (“Environmental Laws”); (ii) during and prior to the period of (a) the Seller’s or any of the Seller Subsidiaries’ ownership or operation of any of their respective current properties, (b) the Seller’s or any of the Seller Subsidiaries’ participation in the management of any Participation Facility or (c) the Seller’s or any of the Seller Subsidiaries’ holding of a security interest in a Loan Property, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property; (iii) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or  under any properties currently or formerly owned or operated by the Seller or any Seller Subsidiary; (iv) the Seller and the Seller Subsidiaries have not received any notice from any Governmental Authority or third Person notifying the Seller or any Seller Subsidiary of any Environmental Claim; and (v) there are no circumstances with respect to any properties currently owned or operated by the Seller or a Seller Subsidiary or any Participation Facility or any Loan Property that could reasonably be anticipated (a) to form the basis for an Environmental Claim against Seller or the Seller Subsidiaries or any properties currently or formerly owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility to be subject to any restrictions on ownership, occupancy, use, or transferability under any applicable Environmental Law or require notification to or Consent of any Governmental Authority or third Person pursuant to any Environmental Law.

The following definitions apply for purposes of this Section 2.13:  (a) “Loan Property” means any real property in which the Seller or any of the Seller Subsidiaries holds a security interest and, where required by the context, said term means the owner or operator of such property; (b) “Participation Facility” means any facility in which the Seller or any of the Seller Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; and (c) “Environmental Claims” shall mean any and all material administrative, regulatory, judicial, or private Proceedings relating in any way to (i) any Environmental Law; (ii) any Hazardous Material including without limitation any abatements, removal, remedial, corrective, or other response action in connection with any Hazardous Material, Environmental Law or order of a Governmental Authority; or (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife, or the environment.

2.14

Absence of Agreements.  Neither the Seller nor any Seller Subsidiary is a party to any Contract or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any Order or directive by, or is a recipient of any extraordinary supervisory letter which restricts the conduct of its business (including any Contract containing covenants which limit the ability of the Seller or of any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable Governmental Authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Seller or any Seller Subsidiary been advised that any Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Contract or Order.

2.15

Taxes.

(a)

The Seller, and all Seller Subsidiaries have timely filed all material Tax Returns required to be filed by them (or filed any necessary extensions) on or prior to the date of this Agreement (and all such Tax Returns were accurate and complete in all material respects).  Seller and all Seller Subsidiaries have timely paid and discharged all Taxes due with respect to each Tax Return, except such as are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves for their payment.  For the purposes of this Section 0, references to the Seller and the Seller Subsidiaries include former subsidiaries of the Seller for the periods during which any such corporations were owned, directly or indirectly, by the Seller.

(b)

All Taxes that the Seller and all Seller Subsidiaries are required to have withheld and collected have been duly withheld and collected and, to the extent required, have been paid to the appropriate taxing authority, including, without limitation, all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, former employee, non-resident, independent contractor, creditor, shareholder, affiliate, customer, or third party.

(c)

There are no audits pending or to the Knowledge of Seller, threatened against Seller or any Seller Subsidiary. To the Knowledge of Seller, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, or court proceedings, any deficiency or claim for additional Taxes from Seller or any Seller Subsidiary.  No government body in any jurisdiction where the Seller or any Seller Subsidiary does not file a Tax Return has made a claim in writing that such entity is or may be subject to taxation by that government body or jurisdiction.

(d)

Neither the Seller nor any of the Seller Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  Except for statutory liens for current Taxes not yet due, there are no material Tax Liens on any assets of the Seller or any of the Seller Subsidiaries.

(e)

Neither the Seller nor any of the Seller Subsidiaries will be required to include in taxable income either for any taxable period (or portion thereof) ending after the Closing Date (i) any amount in respect of any adjustment under Section 481(a) of the Code as a result of a change in accounting method for a taxable period beginning on or before the Closing Date; (ii) any installment sale or open transaction disposition made prior to the Closing Date; (iii) prepaid amount received prior to the Closing Date; or (iv) closing agreement under Section 7121 of the Code (or other comparable agreement) entered into prior to the Closing Date.

(f)

Neither the Seller nor any of the Seller Subsidiaries is a party to or bound by, or has any Liability to another Person under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement, or other similar agreement with respect to Taxes (including any closing agreement, gain recognition agreement, or other material agreement relating to Taxes).  The Seller Disclosure Schedule sets forth each agreement relating to allocating or sharing of Taxes among the Seller and the Seller Subsidiaries.  No tax indemnities given by the Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect. Neither the Seller nor any of the Seller Subsidiaries (i) is a member of an affiliated, consolidated, combined, or unitary group, other than one of which the Seller was the common parent, or (ii) has any liability for the Taxes of any Person (other than the Seller and the Seller Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law) as a transferee or successor, by Contract or otherwise.  Neither the Seller nor any of the Seller Subsidiaries is a “foreign person” within the meaning of the Code.

(g)

Neither the Seller nor any of the Seller Subsidiaries (i) owns any “tax-exempt use property” within the meaning of Section 168(h) of the Code, or (ii) is a party to any “safe harbor lease” that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any “long term contract” within the meaning of Section 460 of the Code.

(h)

Each of the Seller and the Seller Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  No member of the Seller's consolidated group for federal income Tax purposes is, or ever has been, a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation §1.6011-4(b).

(i)

Neither the Seller nor the Seller Subsidiaries has, or has ever had, a permanent establishment (within the meaning of any applicable Tax treaty) or office or other fixed place of business in a country other than the United States.

(j)

There is no Contract with or covering any employee or former employee or independent contractor or former independent contractor of either the Seller or the Seller Subsidiaries that, individually or collectively, could give rise to (or already has resulted in) a payment or provision of any other benefit (including accelerated vesting) by any member of Seller's consolidated group for federal income Tax purposes that could not be deductible by reason of Code Section 280G or could be subject to an excise Tax under Code Section 4999, and neither the Seller nor the Seller Subsidiaries is obligated to pay, gross-up, or otherwise indemnify any employee or contractor for any Taxes including potential Taxes imposed under Code Section 409A or Code Section 4999.

(k)

For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Authority, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer, and gains taxes, (ii) customs duties, imposts, charges, levies, or other similar assessments of any kind, and (iii) interest, penalties, and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Authority, including, without limitation, consolidated, combined, and unitary tax returns.

2.16

Insurance.  The Seller Disclosure Schedule lists all material policies of insurance of the Seller and the Seller Subsidiaries currently in effect.  To the Knowledge of Seller and the Seller Subsidiaries, the Seller and each Seller Subsidiary is presently insured, and during each of the past five calendar years (or so long as the Seller or any Seller Subsidiary has been in existence if less than five calendar years), has been insured, for reasonable amounts against such risks as companies engaged in a similar business would customarily be insured.  Since January 1, 2010, there have been no claims that individually exceed $25,000 or in the aggregate exceed $100,000.00 with respect to the Seller or any Seller Subsidiary under such bonds and insurance policies.  To the Knowledge of Seller and the Seller Subsidiaries, neither the Seller nor any

Seller Subsidiary is aware of any facts that would form the basis of a material claim under such bonds or insurance coverage.  Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due.  Neither the Seller nor any Seller Subsidiary has been notified that its fidelity or insurance coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

2.17

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Seller Subsidiary.

2.18

Tax Matters.  Neither Seller, nor any Seller Subsidiary, through the date of this Agreement has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

2.19

Seller Material Adverse Effect.  Since December 31, 2014, there has not been any Effect (defined herein), that, individually or in the aggregate, has had, or would be reasonably expected to have a Seller Material Adverse Effect, and to Seller’s Knowledge, no fact or condition exists that would reasonably be expected to have a Seller Material Adverse Effect.

2.20

Material Contracts.  Excluding any loan, credit, deposit, and similar agreements, entered into by the Seller or any Seller Subsidiary in the ordinary course of business, the Seller Disclosure Schedule lists all of the following written Contracts, instruments or other arrangements to which Seller or any Seller Subsidiary is a party or by which it is bound (collectively, the “Material Contracts”):

(a)

any lease or license with respect to any property, real or personal, whether as lessor, lessee, licensor, or licensee;

(b)

any Contract or commitment for capital expenditures in excess of $10,000.00 for any one project or $25,000 in the aggregate;

(c)

any Contract or commitment for total expenses in excess of $25,000.00 for the purchase of materials, supplies, or for the performance of services for a period of more than one hundred eighty (180) days from the date of this Agreement other than for services provided in connection with this Agreement;

(d)

any Contract or option for the purchase or sale of any real property, other than OREO Property in the ordinary course of business;

(e)

any Contract, commitment, or agreement outside of the ordinary course of business;

(f)

any management, employment, consulting, or other personal services Contract, not terminable without penalty by the Seller or Seller Subsidiary on sixty (60) days' notice or less;

(g)

any Contract relating to or involving the merger, consolidation, or sale of the Seller or Seller Subsidiary, or any stock or material amount of the assets, of the Seller or any Seller Subsidiary;

(h)

any Contract or promissory note evidencing any indebtedness of Seller or any Seller Subsidiary;

(i)

any power of attorney given to any Person by the Seller or any Seller Subsidiary;

(j)

any Contract not to compete in any business or in any geographical area, or to use or receive the products or services of any third party on an exclusive basis;

(k)

any Contract restricting the right of the Seller or any Seller Subsidiary to use or disclose any information in its possession, entered into outside the ordinary course of business;

(l)

any partnership, joint venture, or similar arrangement;

(m)

any agreement for data processing or technology services; or

(n)

any other Contract or series of related Contracts which involves an expenditure by Seller or any Seller Subsidiary in excess of $25,000.00 on an annual basis.

Each Material Contract is a valid and legally binding obligation of the Seller or the applicable Seller Subsidiary.  The Seller and the Seller Subsidiaries have performed in all material respects all their obligations under the Material Contracts, and, to the Knowledge of Seller and the Seller Subsidiaries, there is no default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default, by Seller or any Seller Subsidiary under any Material Contract that could result in damages, costs or expenses of more than $25,000.00 in the aggregate.

2.21

Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of the Seller capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger, provided this Agreement and the Merger are unanimously approved by the Seller’s Board of Directors.

2.22

Shareholders’ Agreement.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will trigger any rights for any Person under any shareholders’ agreement.

2.23

Related Party Loans  There are no outstanding loans made by the Seller or any Seller Subsidiary to any executive officer or director of the Seller or a Seller Subsidiary, other than loans that are subject to and that were made and continue to be in compliance with Regulation O under the Federal Reserve Act.

2.24

ALLL.  In the reasonable judgment of Union, the allowance for loan and lease losses (“ALLL”) shown on the December 31, 2014 Call Report filed for Union is in compliance with GAAP and adequate to provide for estimated loan losses, net of recoveries relating to loans previously charged off, on loans outstanding as of December 31, 2014.  In the reasonable judgment of Seller, the ALLL on the consolidated balance sheet of the Seller as of December 31, 2014 is in compliance with GAAP and adequate to provide for estimated loan losses, net of recoveries relating to loans previously charged off, on consolidated loans outstanding as of December 31, 2014.

2.25

Administration of Trust Accounts.  Neither the Seller nor any Seller Subsidiary is the trustee of any trust or otherwise exercises trust powers.

2.26

Loans. (i) The Seller Disclosure Schedule lists each written or oral loan Contract or borrowing arrangement of Seller or any Seller Subsidiary which has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” or any comparable classifications by the Seller, Seller Subsidiaries, or banking regulators.  Neither the Seller nor any Seller Subsidiary is a party to any Contract (defined herein) for a loan or borrowing arrangement in violation of any Law, which violation could reasonably be expected to have a Seller Material Adverse Effect. Notwithstanding any term contained herein to the contrary, all loan-related Contracts, including without limitation, all promissory notes, accounts receivable (billed and unbilled), security agreements, guarantees, and recourse agreements, of Seller and any Seller Subsidiary, as held in its respective portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally from time to time in effect and by applicable laws which may affect the availability of equitable remedies; each of them is based on a valid, binding, and enforceable Contract, each of which has been executed and delivered in material compliance in form and substance with any and all applicable Laws.  All Uniform Commercial Code filings, or filings of mortgages, or of Liens or other security interest documentation that are required by any applicable Laws to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such mortgages, documents, or security agreements have been perfected.

2.27

Investment Securities.  Except for Seller's ownership of the equity interests in the Seller Subsidiaries, neither the Seller nor any Seller Subsidiary beneficially, directly or indirectly owns any class of equity securities or similar interests of any other corporation, bank, business trust, association, or similar organization.  The Seller Disclosure Schedule lists all investment securities owned by Seller or any Seller Subsidiary.  The Seller and each Seller Subsidiary have good and marketable title to all investment securities held by them (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien.  Such securities are valued on the general ledger of the Seller or Seller Subsidiary, as applicable, in accordance with GAAP relative to their designation as securities held to maturity.

2.28

Investigation.  Where representations and warranties herein are qualified by the Knowledge of the Seller, the Seller represents and warrants that the individuals described in the Definition of “Knowledge” in Section 9.3 have conducted a reasonable investigation into the subject matter at issue.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the disclosure schedule delivered by the Company to the Seller prior to the execution of this Agreement (the “Company Disclosure Schedule”) which shall set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates, the Company hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing Date as follows:

3.1

Organization and Qualification; Subsidiaries.

(a)

The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and a registered bank holding company under the BHCA.  Each subsidiary of the Company (a “Company Subsidiary” or, collectively, “Company Subsidiaries”) is a bank, a corporation, a limited liability company or another form of business entity duly organized, validly existing and in good standing under the laws of the state of its organization or the United States of America.  Each of the Company and the Company Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, Consents, certificates, approvals, and orders necessary to own, lease, and operate their respective properties and to carry on their respective business as now being conducted (“Company Approvals”), including appropriate authorizations from the Federal Reserve Board, the FDIC, the Securities and Exchange Commission (the “SEC”), and the WDFI, and neither Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals.

(b)

The Company and each Company Subsidiary is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Company Material Adverse Effect (defined herein).

(c)

A true and complete list of all of the Company Subsidiaries as of December 31, 2014 is set forth in the Company Disclosure Schedule.

3.2

Articles of Incorporation and Bylaws.  The Company has previously furnished or made available to the Seller a complete and correct copy of the Articles of Incorporation (“Company Articles”) and the Bylaws (“Company Bylaws”).  The Company Articles and Company Bylaws are in full force and effect.  The Company is not in breach of any of the provisions of the Company Articles or Company Bylaws.

3.3

Capitalization.

(a)

The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, $5.00 par value per share, and no preferred stock.  As of December 31, 2014, (i) 9,777,834 shares of the Company Common Stock were issued and 9,054,821 shares of the Company Common Stock were outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Company shareholder, (ii) 723,013 shares of Company Common Stock are held in the treasury of the Company, (iii) 225,736 and 106,834 shares of Company Common Stock were subject to outstanding stock options and restricted stock units, respectively, under the Company’s 2010 Equity Incentive Plan and 330,908 shares of Company Common Stock were left to be granted as stock options or restricted stock units under such plan; and (iv) 215,000 shares of Company Common Stock were reserved for issuance upon conversion of convertible promissory notes that were outstanding and subject to conversion on April 1, 2015.  Except as set forth in this Section, there are no other outstanding options, warrants or other rights, agreements, arrangements, or commitments of any character, including, without limitation, voting agreements or arrangements, relating to the issued or unissued capital stock or other equity interests of the Company or obligating the Company to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Company or any Company Subsidiary.

(b)

The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

3.4

Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company and assuming the due authorization, execution and delivery by the Seller, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by Laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

3.5

No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company Bylaws or the Articles of Incorporation or Bylaws or other organizational documents, as the case may be, of any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the

Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (ii) and (iii), above, for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)

The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or blue sky laws, the BHCA, the FDIA, any other applicable federal or state banking Laws and regulations, and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement, and would not have, or be reasonably expected to have, a Company Material Adverse Effect.  Neither the Company nor any Company Subsidiary are subject to any foreign Governmental Authority or foreign law.

3.6

Securities and Banking Reports; Financial Statements.

(a)

The Company and each Company Subsidiary have filed all forms, reports, schedules and documents required to be filed with (x) the SEC since December 31, 2011 (collectively, the “Company SEC Reports”) and (y) the FDIC, the Federal Reserve Board, the WDFI and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the “Company Reports”).  The Company Reports, including all Company Reports filed from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.  The Parties agree that the failure of the Company's Chief Executive Officer or Chief Financial Officer to provide any certification required to be filed with any document filed with the SEC shall constitute an event that has a Company Material Adverse Effect.

(b)

Each of the audited and unaudited consolidated financial statements (including, if applicable, any related notes thereto) contained in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except (i) for any statement therein or omission therefrom which were corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company SEC Report filed prior to the date hereof, and (ii) that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date requiring disclosure pursuant to Item 304 of Regulation S-K promulgated by the SEC.

(c)

To the Company’s Knowledge, the Company and each of its officers and directors are in compliance with and have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any related rules and regulations promulgated by the SEC thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ.  With respect to each Report on Form 10-K and Form 10-Q and each amendment of any such report filed by the Company with the SEC since December 31, 2011, the Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by Sarbanes-Oxley and the rules and regulations promulgated thereunder at the time of such filing, and to the Company’s Knowledge, the statements contained in each such certification were true and correct when made.  Further, the Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of Sarbanes-Oxley with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.

(d)

The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“Internal Controls”).  To the Company’s Knowledge, based on its evaluation of Internal Controls prior to the date hereof, such Internal Controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of Internal Controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to the Company in the design or operation of Internal Controls which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize, and report financial information, and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.  For purposes of this Agreement, a “significant deficiency” in Internal Controls means an internal control deficiency that adversely affects an entity’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP. A “significant deficiency” may be a single deficiency or a combination of deficiencies that results in more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected.  For purposes of this Agreement, a “material weakness” in Internal Controls means a significant deficiency or a combination of significant deficiencies, that results in more than a remote likelihood that a material adverse misstatement of the annual or interim financial statements will not be prevented or detected.

(e)

There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) or director of the Company, other than loans that are subject to and in compliance with Regulation O under the Federal Reserve Act.

(f)

Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 or described in the notes thereto, (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2014, and (iii) liabilities or obligations that arise under this Agreement, neither Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due), required to be disclosed on a balance sheet prepared in accordance with GAAP that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(g)

The Company has not been notified by its independent public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, are of the view that any financial statement included in any registration statement filed by the Company under the Securities Act or any periodic or current report filed by the Company under the Exchange Act should be restated, or that the Company should modify its accounting in future periods in a manner that would have a Company Material Adverse Effect.

(h)

Since December 31, 2014, neither the Company nor the Company Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant, or representative of the Company or the Company Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices.  To the Company’s Knowledge, no attorney representing the Company or the Company Subsidiaries, whether or not employed by the Company or the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or any of their respective officers, directors, employees, or agents to the Company’s or any Company Subsidiary's Board of Directors or any committee thereof or to any director or officer of the Company or any Company Subsidiary.  Since December 31, 2014, there have been no material internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, general counsel, the Company’s or any Company Subsidiary's Board of Directors or any committee thereof.

3.7

Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2014 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2014, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries that has had a Company Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets in any material respect, (v) any strike, work stoppage, slow down, or other labor disturbance, (vi) the execution of any collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (vii) any union organizing activities.

3.8

Absence of Proceedings and Orders.

(a)

There is no Proceeding pending or, to the Company’s Knowledge, threatened, against the Company or any Company Subsidiary or any of their property or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Company Material Adverse Effect.

(b)

There is no Order imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which has had, or would reasonably be expected to have, a Company Material Adverse Effect.  There is no Order imposed upon the Company or any Company Subsidiary or any of their property or assets relating to any of the transactions contemplated by this Agreement.

(c)

The Company and the Company Subsidiaries (i) are not subject to, and there are no pending Proceedings, and to the Company’s Knowledge no facts or circumstances exist, that will result in the Company or any Company Subsidiary becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, (ii) have not submitted a commitment letter or similar submission to, or received an extraordinary supervisory letter from, and (iii) have not adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries, nor has any Governmental Authority advised Company or any Company Subsidiary in writing or, to Company's Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding or similar arrangement or extraordinary supervisory letter or any such board resolutions, nor, to Company's Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)

To the Company's Knowledge, there are no facts or circumstances which would cause it or any Company Subsidiary to be, (i) operating in violation of the Bank Secrecy Act, the

Patriot Act, the Laws and regulations promulgated and administered by OFAC, any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network, any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance, with the applicable privacy and customer information requirements contained in any privacy, data protection, or security breach notification Laws, including, without limitation, in Title V of the GLB Act, and the provisions of the information security program adopted pursuant to 12 C.F.R Part 332.  To the Knowledge of Company and any Company Subsidiary, no non-public customer identification information has been disclosed to or accessed by any unauthorized third Person in a manner which would cause it to undertake any remedial action.  The Company (or where appropriate a Company Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act, and it (or such other of the Company Subsidiaries) has complied in all material respects, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act, or any other anti-money laundering Laws.

(e)

Neither Company nor any Company Subsidiary has received any notice or communication from any Regulatory Authority alleging violation of, or noncompliance with, any UDAAP Law.  Company and Company Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a UDAAP Law that has not been paid or cured.  To Knowledge of Company or Company Subsidiaries, there are no facts or circumstances that could form the basis for assertion of any proceeding against Company or a Company Subsidiary under any UDAAP Law that, if determined adversely to Company or such Company Subsidiary, could reasonably be expected to adversely affect Company and Company Subsidiaries, taken as a whole.  No business practices of Company or Company Subsidiaries could reasonably be considered to be unfair, deceptive, untrue, misleading or abusive in any material respect.  With respect to all of Company’s and Company Subsidiaries’ products and services, the corresponding consumer disclosures have reflected accurately, clearly and conspicuously the features of such products and services.

(f)

Neither Company nor any of the Company Subsidiaries has received any notice or communication from any Regulatory Authority alleging any violation of, or noncompliance with, any Fair Lending Law.  Company and Company Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a Fair Lending Law that has not been cured.  To the Knowledge of Company or Company Subsidiaries, there are no facts or circumstances that could form the basis of assertion of any proceeding against Company or Company Subsidiaries under any Fair lending Law that, if determined adversely to Company or Company Subsidiaries, could reasonably be expected to adversely affect Company and Company Subsidiaries, taken as a whole.

3.9

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company for inclusion or incorporation by reference in the registration statement of the Company (the “Registration Statement”) pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform the Seller.  The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable) and the rules and regulations thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Seller which is contained in any of the foregoing documents.

3.10

Compliance; Permits.  Neither the Company nor any Company Subsidiary is in (i) conflict with, or in violation of, any Law or Order applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) breach or default of any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in each case for any such violations, conflicts, breaches, or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that the foregoing general representation regarding Company's and Company Subsidiaries' compliance with Laws and Contracts does not apply to, and is superseded by, the more detailed representations and warranties set forth in this Agreement with respect to Company’s and Company's Subsidiaries' compliance with specific Laws and Contracts, including without limitation, representation and warranties in Sections 3.5 through 3.9.

3.11

Title to Property.  The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Company Material Adverse Effect; and all leases and licenses pursuant to which the Company or any of the Company Subsidiaries lease or license from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring), except for any such default or event which has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.  Substantially all of the Company’s and each of the Company Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

3.12

Brokers.  No broker, finder or investment banker (other than Edelman & Co., Ltd.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.13

Tax Matters.  Neither the Company, nor any Company Subsidiary, has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

3.14

Financing.  The Company has authorized and unissued shares and available funds in amounts sufficient for the purpose of distributing the Stock Amount and the Cash Amount of the Per Share Consideration.

3.15

Company Material Adverse Effect.  Since December 31, 2014, there has not been any Effect that, individually or in the aggregate, has had, or would be reasonably expected to have a Company Material Adverse Effect, and to Company's Knowledge, no fact or condition exists that would reasonably be expected to have a Company Material Adverse Effect.

ARTICLE IV - COVENANTS OF SELLER

4.1

Affirmative Covenants.  The Seller hereby covenants and agrees with the Company that, except (i) as permitted by this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Seller notifies the Company thereof, or (iv) as otherwise consented to in writing by the Company, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, it will, and it will cause each Seller Subsidiary, to:

(a)

operate its business only in the usual, regular, and ordinary course consistent with past practices;

(b)

use commercially reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its key officers and key employees, and maintain its relationships with customers;

(c)

use commercially reasonable efforts to maintain and keep the Owned Real Property and the Leased Real Property in as good repair and condition as at present, ordinary wear and tear excepted;

(d)

use commercially reasonable efforts to keep in full force and effect director and officer liability insurance comparable in amount and scope of coverage to that now maintained by it;

(e)

perform in all material respects all obligations required to be performed by it under all Material Contracts relating to or affecting its assets, properties, and business;

(f)

comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws;

(g)

maintain the “well capitalized” status of Union;

(h)

if requested in writing by Company within 30 days of the date of this Agreement, deliver written Phase I environmental site assessments for any piece of Owned Real Property held by Seller or any Seller Subsidiary so requested;

(i)

not to take any action or fail to take any action which, individually or in the aggregate, can reasonably be expected to have a Seller Material Adverse Effect;

(j)

use commercially reasonable efforts to deliver all written Consents necessary to assign or transfer all Material Contracts to the Company prior to the Effective Time;

4.2

Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Seller notifies the Company thereof, or (iv) as otherwise consented to in writing by the Company, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Seller shall not do, or permit any Seller Subsidiary to do, any of the following:

(a)

(i) except to maintain qualification pursuant to the Code, adopt, amend, renew, or terminate any Plan or any other agreement, arrangement, plan, or policy between the Seller or any Seller Subsidiary and one or more of its current or former directors, officers, or employees, or (ii) except for normal increases for employees in the ordinary course of business consistent with past practices, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer, or employee or pay any benefit not required by any Plan or other agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), or enter into, amend, or renew any employment, consulting, severance, retention, change of control, or similar agreements with any director, officer, or employee;

(b)

declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a Seller Subsidiary to the Seller;

(c)

except as contemplated by this Agreement, merge with or into any other Person, permit any other Person to merge into it or consolidate with any other Person, or effect any reorganization or recapitalization;

(d)

purchase or otherwise acquire the assets or any equity interests of any Person other than in the ordinary course of business;

(e)

liquidate, sell, dispose of, encumber, or permit any Liens with respect to any assets (other than the sale of OREO Property and nonperforming assets in the ordinary course of business and at par value) or acquire any assets, including the extension of any credit, with a value in excess of $50,000.00 outside of the ordinary course of business;

(f)

make, commit to make, renew, extend the maturity of, or alter any of the material terms of a loan or group of loans to any borrower and its Affiliates that, individually or collectively, would be in excess of $500,000.00, provided, however, that Company will be deemed to have consented under this Section 4.2(f) unless Company objects to the transaction no later than forty-eight (48) hours (weekends and holidays excluded) after receipt by Company of all information relating to the making, renewal, or alteration of such loan;

(g)

with respect to Seller and Union, borrow money from any Person; provided, however, this shall not affect the ability of Seller or Union to accept deposits;

(h)

repurchase, redeem or otherwise acquire, or issue, sell or deliver, split, reclassify, combine or otherwise adjust, or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stock, bonds or other corporate securities of which the Seller or any of the Seller Subsidiaries is the issuer (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any options, warrants or other Rights (including convertible securities) calling for issue thereof;

(i)

propose or adopt any amendments to the Seller Articles or Seller Bylaws, or any similar organizational documents of the Seller Subsidiaries;

(j)

change any of its methods of accounting in effect at December 31, 2014 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2014, except as may be required by GAAP;

(k)

change any lending, investment, liability management, or other material policies concerning the business or operations of the Seller or any of the Seller Subsidiaries, except as required by Law or by a Governmental Authority:

(l)

take any of the following actions:

(i)

acquire or sell any Contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction, or enter into, terminate or exchange a derivative instrument;

(ii)

make any investments other than in investments in the ordinary course of business in U.S. Treasury securities or other securities with a credit rating of no less than AAA and with maturities of no greater than two (2) years;

(iii)

incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money in excess of an aggregate of $25,000.00 (for the Seller and the Seller Subsidiaries on a consolidated basis) except in the ordinary course of business consistent with past practice;

(iv)

enter into any Contract with respect to any discharge, waiver, satisfaction, release or relinquishment of any material Contract rights, Liens, debts or claims, not in the ordinary course of business and consistent with past practices (such as the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by United States government or agency securities, which are in the ordinary course of business and consistent with past practices), or impose, or suffer the imposition of, on any material asset of the Seller or any Seller Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Schedule) and in no event with a value in excess of $25,000.00 individually;

(v)

settle any Proceeding for any amount in excess of $10,000.00 or in any manner which would restrict in any material respect the operations or business of the Seller or any of the Seller Subsidiaries;

(vi)

purchase any new financial product or instrument outside of the ordinary course of business which involves entering into a Contract under which the aggregate obligations of the Seller would exceed $10,000.00 or which would have a term of twelve (12) months or longer;

(vii)

make any capital expenditure, except in the ordinary course of business and consistent with past practice, but in no event in excess of $10,000.00 individually;

(viii)

take any action or fail to take any action which, individually or in the aggregate, would be reasonably expected to have a Seller Material Adverse Effect;

(ix)

take any action that would adversely affect or delay the ability of the Seller to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied;

(m)

fail to maintain all existing policies of insurance with respect to the Owned Real Property, OREO Property, and Leased Real Property in their present form and with their present coverage;

(n)

fail to comply with any Law or Order applicable to the Owned Real Property or the Leased Real Property if such failure would materially adversely affect the condition (physical or otherwise) of such Owned Real Property or Leased Real Property or Seller’s ability to operate its business therefrom; or

(o)

agree in writing or otherwise to do any of the foregoing.

4.3

No Solicitation of Transactions.

(a)

Prior to the Effective Time, the Seller agrees:

(i)

that neither it nor any Seller Subsidiary shall, and each shall use its best efforts to cause their respective representatives not to, initiate, solicit or take any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to any Acquisition Transaction (defined herein), or, except as provided herein below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person or group relating to an Acquisition Proposal (defined herein) (excluding the transactions contemplated by this Agreement);

(ii)

that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted on or prior to the date of this Agreement with respect to any of the foregoing, and it will inform such parties of its obligations under this Section 4.3; and

(iii)

that it will immediately notify the Company if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such Persons or groups.

(b)

Except as provided herein below:  (i) the Seller’s Board of Directors shall recommend that the Seller’s shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Seller Shareholders’ Meeting pursuant to the Seller’s Board of Directors Recommendation; and (ii) neither the Seller’s Board of Directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend, or modify the Seller’s Board of Directors Recommendation in a manner adverse to the Company (a “Change of Recommendation”).

(c)

Notwithstanding Section 4.3(a) and (b) above, prior to the receipt of the requisite shareholder approval at the Seller Shareholders’ Meeting (the “Seller Requisite Vote”), the Seller may, solely in response to an unsolicited bona fide written Acquisition Proposal that did not result from the breach of this Section 4.3 and following delivery to the Company of notice of such Acquisition Proposal in compliance with its obligations under Section 4.3(a)(iii), (1) furnish information to the party making the Acquisition Proposal and/or (2) engage in discussions or negotiations regarding the Acquisition Proposal, but only if (A) the Seller’s Board of Directors has reasonably concluded in good faith that the Person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal, (B) prior to furnishing any information to such Person, such Person shall have entered into a confidentiality agreement with the Seller (which shall expressly permit the Seller to disclose the terms of the confidentiality agreement to the Company) on terms no less favorable to the Seller than the confidentiality provisions contained in Section 6.11 of this Agreement, (C) the Seller’s Board of Directors reasonably determines in good faith that the Acquisition Proposal would reasonably be expected to result in a Superior Offer (defined herein), and (D) the Seller’s Board of Directors reasonably determines in good faith and after consultation with outside counsel that such action is required for Seller’s Board of Directors to comply with its fiduciary duties to shareholders imposed by Law.

(d)

The Seller’s Board of Directors shall deliver to the Company a prior written notice advising the Company that it intends to take such action referred to in Section 4.3(c).  The Seller shall notify the Company within forty-eight (48) hours after it receives any Acquisition Proposal, any inquiry that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Seller or for access to the business, properties, assets, books, or records of the Seller by any third party, and, for the avoidance of doubt, the Seller is obligated to notify the Company of any Acquisition Proposal (or any discussion, negotiation, or inquiry with respect thereto).  In such notice, the Seller shall identify the Person making, and details of the material terms and conditions of, any such Acquisition Proposal, indication, or request.  The Seller shall keep the Company fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.  The Seller shall provide the Company with at least forty-eight (48) hours prior notice of any meeting of the Seller’s Board of Directors (or such lesser notice as is provided to the members of the Seller’s Board of Directors) at which the Seller’s Board of Directors is reasonably expected to consider any Acquisition Proposal.  The Seller shall promptly provide the Company with a list of any non-public information concerning the Seller’s business, present or future performance, financial condition, or results of operations, provided to any Person, and, to the extent such information has not been previously provided to the Company, copies of such information.

(e)

Except as set forth in this Section 4.3, the Seller’s Board of Directors shall not make any Change of Recommendation.  Notwithstanding the foregoing, at any time prior to the receipt of the Seller Requisite Vote, the Seller’s Board of Directors may make a Change of Recommendation, if: (i) the Seller promptly notifies the Company, in writing, at least ten (10) Business Days (the “Notice Period”) before making a Change of Recommendation, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that the Seller has received an Acquisition Proposal that the Seller’s Board of Directors intends to declare a Superior Offer and that the Seller’s Board of Directors intends to make a Change of Recommendation; (ii) the Seller attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the Person making such Superior Offer; (iii) the Seller shall, during the Notice Period, negotiate with the Company in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Offer, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least five (5) Business Days remains in the Notice Period subsequent to the time the Seller notifies the Company of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Seller’s Board of Directors determines in good faith, after consulting with outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Offer after taking into account any adjustments made by the Company during the Notice Period in the terms and conditions of this Agreement.

(f)

If all requirements of Section 4.3(c), Section 4.3(d) and Section 4.3(e) are satisfied, the Seller may terminate this Agreement solely in order to concurrently enter into a definitive agreement with respect to a Superior Offer.

4.4

Update Disclosure; Breaches.

(a)

From and after the date of this Agreement until the Effective Time, the Seller shall update the Seller Disclosure Schedule on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein.

(b)

The Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its reasonable best efforts to prevent or promptly remedy the same.

4.5

Tax Treatment.  The Seller will use its best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

4.6

Delivery of Shareholder List.  The Seller shall deliver or arrange to have its transfer agent deliver, as the case may be, to the Company or its designee, from time to time prior to the Effective Time, a complete and correct list setting forth the names and addresses of the Seller shareholders, their holdings of stock as of the latest practicable date, and such other information as the Company may reasonably request.

4.7

Loan and Investment Policies.  The Seller agrees to maintain and to cause the Seller Subsidiaries to maintain their existing loan and investment policies and procedures designed to ensure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by the Company, from the date hereof until the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII.  To the extent permitted by applicable Law, the Company shall have the right to designate at least one (1) observer to attend all meetings of the Seller’s (i) loan approval committee, or similar committee at any Seller Subsidiary designated by the Company, and (ii) investment committee or similar committee at any Seller Subsidiary designated by the Company, and the Seller shall ensure that such representatives receive all information given by the Seller, the Seller Subsidiary, or their respective agents to the Seller’s or Seller Subsidiaries’ members of said committees unless the observer’s presence at such meeting or providing such information to the observer is objected to by any state or federal bank regulatory agency, is in connection with any lawfully invoked privilege or is in connection with any discussion of this Agreement or the transactions contemplated under this Agreement.

4.8

Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Seller will give the Company and its representatives, employees, counsel, and accountants reasonable access to the officers, employees, properties, books, and records of the Seller and any Seller Subsidiary and any other information relating to the Seller and any Seller Subsidiary that is reasonably requested by the Company for purpose of permitting the Company, among other things, to:  (a) review the financial statements of the Seller and any Seller Subsidiary; (b) verify the accuracy of the representations and warranties of the Seller contained in this Agreement; (c) confirm compliance by the Seller with the terms of this Agreement; and (d) prepare for the consummation of the transactions contemplated by the Agreement.  The Parties hereto acknowledge and agree that any investigation by the Company pursuant to this Section 4.8 shall not unreasonably interfere with the business and operations of the Seller or any Seller Subsidiary.  The Company shall not, without the consent of the Seller (which consent shall not be unreasonably withheld), contact any customers or key employees of the Seller or any Seller Subsidiary.  General advertisements by the Company or any Company Subsidiary will not be deemed a violation of the preceding sentence.

4.9

Documents from the Company.  In the event of termination of this Agreement, the Seller and the Seller Subsidiaries will promptly deliver to the Company all originals and copies of documents and work papers obtained by the Seller and the Seller Subsidiaries from the Company and the Company Subsidiaries, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law, regulation, or judicial or regulatory process; and provided further, the Seller and the Seller Subsidiaries shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to the Seller or the Seller Subsidiaries at the time that such information was disclosed to it by the Company or the Company Subsidiaries or which is rightfully received by the Seller or the Seller Subsidiaries from a third party.

4.10

Termination of Employees.  Immediately prior to the Closing Date, Seller shall terminate the employment of all employees of Seller and Union (with the exception of Jeffrey W. Kleiman) effective as of the Effective Time (the “Terminating Employees”) and Seller or Union, as applicable, shall make all payments to such Terminating Employees for wages, incentive compensation, commissions, bonuses, and vacations owing to or accruing by such Terminating Employees on or before the Closing Date.  Seller or Union, as applicable, shall offer to make a severance payment to each such Terminating Employee at the Closing, conditioned upon execution by such Terminating Employee of a release in favor of Seller, Union and Company, in such amount that is equivalent to one weeks’ worth of pay for such Terminating Employee for each year of service, subject to a minimum payment of $1,500.00 per affected employee.  Between the date of this Agreement and the Closing Date, Company agrees to provide all Company and Baylake job postings to Terminating Employees in an effort to allow such employees the opportunity to apply for any such open positions at the Company or Baylake.  Following execution of this Agreement, Seller shall arrange a meeting with its employees regarding the proposed transaction, which Company shall be permitted to attend, to discuss the impact on and opportunities available to such employees as a result of the proposed transaction.

4.11

Resignations.  The Seller shall use its reasonable efforts to obtain and deliver to the Company at the Closing the resignations, effective as of the Effective Time, of those directors of the Seller Subsidiaries designated by the Company to the Seller in writing at least ten (10) days prior to the Closing.

4.12

No Control of Seller’s Business.  Nothing contained in this Agreement shall give the Company or any of its representatives or Affiliates, directly or indirectly, the right to control or direct the operations of the Seller or any Seller Subsidiary prior to the Effective Time.  Notwithstanding the foregoing, Seller shall negotiate an agreement to sell Novak to the principals of Novak (the “Novak Principals”) at a price and on terms to be reasonably agreed to by Company, with closing to occur immediately prior to the Closing of the Merger.  Prior to the Effective Time, the Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of Seller and the Seller Subsidiaries.  Notwithstanding the preceding sentence, the Company shall have the right, from time to time and without unreasonably disrupting normal business operations, to have an employee or agent present on the Seller’s or any Seller Subsidiary’s premises during normal business hours to observe activities, but this shall not authorize such person in any way to control or direct the operations of the Seller or any Seller Subsidiary.  Also, the Company may designate a person to attend and observe, but such person shall have no right to participate in, any regular board of directors meeting of Seller or any Seller Subsidiary, and reasonable advance notice of any such meeting shall be given to the Company by Seller; provided that the Board of Directors of Seller or any Seller Subsidiary may exclude such person when discussing any matter related to this Agreement, the transactions contemplated herein, any Acquisition Proposal or any Superior Offer, when objected to by any state or federal bank regulatory agency or when in connection with any lawfully invoked privilege.

ARTICLE V - COVENANTS OF THE COMPANY

5.1

Affirmative Covenants.  The Company hereby covenants and agrees with the Seller that, except (i) as permitted by this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Company notifies the Seller thereof, or (iv) as otherwise consented to in writing by the Seller, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, it will, and it will cause each Company Subsidiary, to:

(a)

maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in the Company’s financial statements applied on a consistent basis;

(b)

maintain the “well capitalized” status of the Company and Baylake;

(c)

conduct its business in a manner that does not violate any Law, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Company Material Adverse Effect;

(d)

operate its business only in the usual, regular, and ordinary course consistent with past practices; and

(e)

not to take any action or fail to take any action which, individually or in the aggregate, can be expected to have a Company Material Adverse Effect.

5.2

Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Company notifies the Seller thereof, or (vi) as otherwise consented to in writing by the Seller, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not do, or permit any Company Subsidiary to do, any of the following:

(a)

take any action that would adversely affect or delay the ability of the Company to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied; or

(b)

amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of Seller Common Stock.

5.3

Breaches.  The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its reasonable best efforts to prevent or promptly remedy the same.

5.4

Stock Exchange Listing.  The Company shall use its best efforts to cause the shares of Company Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

5.5

Tax Treatment.  The Company will use its best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code, including any actions required under Section 1.7(h) of this Agreement.

5.6

Documents from the Seller.  In the event of termination of this Agreement, the Company and the Company Subsidiaries will promptly deliver to the Seller all originals and copies of documents and work papers obtained by the Company and the Company Subsidiaries from the Seller and the Seller Subsidiaries, whether so obtained before or after the execution hereof, and will not use, disclose, or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that the Company and the Company Subsidiaries shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to the Company or the Company Subsidiaries at the time that such information was disclosed to it by the Seller or the Seller Subsidiaries or which is rightfully received by the Company or the Company Subsidiaries from a third party.  The Company will use such information as provided to it by the Seller or Seller’s Subsidiaries, or representatives thereof, solely for the purpose of conducting business, legal and financial reviews of the Seller and the Seller’s Subsidiaries and for such other purposes as may be related to this Agreement, and the Company will, and will direct all of its agents, employees and advisors to, maintain confidentiality of all such information in accordance with the terms of this Agreement and the confidentiality agreement entered into by and between the Company and the Seller dated August 26, 2014.

5.7

Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Company will give the Seller and its representatives, employees, counsel, and accountants reasonable access to the officers and employees of the Company and any other information relating to the Company that is reasonably requested by the Seller for purpose of permitting the Seller, among other things, to: (a) verify the accuracy of the representations and warranties of the Company contained in this Agreement; (b) confirm compliance by the Company with the terms of this Agreement; and (c) prepare for the consummation of the transactions contemplated by the Agreement.  The Parties hereto acknowledge and agree that any investigation by the Seller pursuant to this Section 5.7 shall not unreasonably interfere with the business and operations of the Company.

5.8

Lease of Certain Seller Property.  The Company shall agree to lease property currently owned by Seller at 410 Milwaukee Street, Kewaunee, Wisconsin, to Novak at or prior to the Closing on reasonable terms acceptable to the Company and Novak.

5.9

Seller Indebtedness.  The Company shall assume or pay the indebtedness of the Seller to Associated Bank, National Association, in the approximate amount of $213,750.00 at or prior to the Closing and thereby secure the release of Union common stock held by Associated Bank as collateral security for such indebtedness.

ARTICLE VI - ADDITIONAL AGREEMENTS

6.1

Regulatory Filings of Company.

(a)

Within thirty (30) days following execution and delivery of this Agreement, the Company will file all applications and take all other appropriate actions necessary to obtain the regulatory approvals referred to in Section 7.1(c) and the Seller will use all reasonable and diligent efforts to assist in obtaining all such approvals.  The obligation of the Company to take all appropriate actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other party that are not acceptable to the Company, in its sole reasonable discretion, or to change the business practices of the Company or the Company Subsidiaries in a manner not acceptable to the Company, in its sole reasonable discretion.  In advance of filing any application for such regulatory approval, the Company shall provide the Seller and its counsel with a copy of such application (but excluding any information contained therein regarding the Company and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon and shall include documents or comments reasonably proposed by the Seller, and thereafter shall promptly advise the Seller and its counsel of any material communication received by the Company or its counsel from any regulatory authority with respect to such application.

(b)

The Company shall file with the SEC within forty-five (45) days after the execution of this Agreement or as soon as practical thereafter, the Registration Statement on Form S-4 promulgated under the Securities Act (or on such other form as shall be appropriate)

and shall use all reasonable efforts to cause the Registration Statement to become effective thereafter, and, if necessary, amend and supplement the same.  The Registration Statement shall include a Proxy Statement/Prospectus acceptable to the Company and the Seller, prepared by the Company and the Seller for use in connection with the Shareholders' Meeting, all in accordance with the rules and regulations of the SEC, it being understood that the Company shall have final approval authority with respect to the content of the Proxy Statement/Prospectus.  Each of the Seller and the Company shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement/Prospectus or, to the extent applicable, the other filings, or that is customarily included in a Proxy Statement/Prospectus or other filings prepared in connection with transactions of the type contemplated by this Agreement.  The Company shall provide the Seller and its counsel with an opportunity to comment on the Registration Statement and Proxy Statement/Prospectus included therein and other filings in advance of the filing of the same with SEC, and shall include documents or comments reasonably proposed by the Seller.  Each of the Seller and Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Registration Statement, Proxy Statement/Prospectus or the other filings, and the Seller shall use its commercially reasonable efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the Seller’s shareholders as promptly as reasonably practicable after the date of this Agreement.  The Company shall promptly notify Seller upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement/Prospectus or the other filings and shall provide Seller with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement/Prospectus or the other filings.  If at any time prior to the Seller Shareholders’ Meeting, any information relating to the Seller, Company or any of their respective Affiliates, officers, or directors, should be discovered by the Seller or Company which should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the other filings, so that the Proxy Statement/Prospectus or the other filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovers such information shall promptly notify the other Party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Seller.  As provided in Section 4.3(b), the Proxy Statement/Prospectus shall include a statement by the Seller’s Board of Directors to recommend that the shareholders of the Seller adopt and approve this Agreement and the transactions contemplated thereby.

(c)

The Company shall, as soon as practicable after the execution of this Agreement, make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of the Company Common Stock.

(d)

The Seller and the Company shall furnish to the other Party all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement shall use commercially reasonable efforts to take all such necessary action.

6.2

Golden Parachute Vote.  If any employee of Seller or any Seller Subsidiary has any Excess Parachute Payment (as defined herein) as a result of the transaction contemplated by this Agreement, then in accordance with and if required under Section 280G(b)(5) of the Code and Q&A-7 of Treasury Regulation 1.280G-1, Seller shall include in the Proxy Statement/Prospectus a proposal to shareholders to vote their approval of any excess parachute payments (the “Parachute Disclosure”) payable to officers, directors, or employees of Seller or any Seller Subsidiary (“Affected Persons”), and prior to seeking such vote of approval, Seller shall use its commercially reasonable best efforts to obtain from such Affected Persons a written agreement waiving such excess parachute payments in the event that the requisite approval is not obtained (the “Waiver”).  Within ten days prior to mailing the Parachute Disclosure or seeking the Waivers, Seller shall provide copies of such documents to the Company for its review and approval.

6.3

Meeting of Seller’s Shareholders.  Seller shall promptly after the date of this Agreement take all action necessary in accordance with the WBCL and the Seller Articles and the Seller Bylaws to convene the Seller Shareholders’ Meeting.  Seller shall use its reasonable best efforts to solicit from shareholders of Seller proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the WBCL and the Seller’s Articles of Incorporation and Bylaws to approve the Merger, unless the Seller’s Board of Directors shall have determined in good faith based on advice of counsel that such actions would reasonably be likely to result in violation of its fiduciary duty to Seller’s shareholders under applicable Law.

6.4

Appropriate Action; Consents.  The Seller and the Company shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, and (ii) obtain all Consents from parties to Material Contracts required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby.

6.5

Directors’ and Officers’ Indemnification and Insurance.

(a)

By virtue of the occurrence of the Merger, the Company shall from and after the Effective Time succeed to the Seller’s obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees, and agents of the Seller and the Seller Subsidiaries as provided by Law in the Seller Articles, Seller Bylaws, indemnification agreements of Seller or the Seller Subsidiaries or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time.  The Seller Disclosure Schedule contains a complete and correct list of all indemnification arrangements to which the Seller is a party on the date of this Agreement.  The Seller agrees not to amend or enter into new indemnification arrangements or agreements from and after the date hereof.

(b)

The Surviving Company shall, and the Company shall cause the Surviving Company to, obtain coverage under the Company’s Directors and Officers Liability and Financial Institutions Bond insurance policies for the purpose of insuring Jeffrey W. Kleiman after the Effective Time.  The Surviving Company shall, and the Company shall cause the Surviving Company to, (i) maintain in effect for a period of six (6) years after the Effective Time, the current policies of directors’ and officers’ liability insurance maintained by the Seller or Union immediately prior to the Effective Time (provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Seller and Union as the coverage, amounts, terms and conditions provided by the Seller or Union to their directors and officers as of the date of this Agreement, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Company be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of the last annual premium paid by the Seller or Union for such insurance prior to the date of this Agreement (the “Maximum Premium”).  If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Company will obtain, and the Company will cause the Surviving Company to obtain, that amount of directors’ and officers’ insurance (or “tail coverage”) obtainable for an annual premium equal to the Maximum Premium.

(c)

In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.5.

(d)

The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Seller or any Seller Subsidiary (the “Indemnified Parties”) and his or her heirs and representatives.

6.6

Notification of Certain Matters.  The Seller shall give prompt notice to the Company, and the Company shall give prompt notice to the Seller, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

6.7

Public Announcements.  The Company and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law, including disclosures required under the federal securities laws.

6.8

Customer Retention.  Following approval of the Merger by the Seller’s shareholders and all applicable Regulatory Authorities, to the extent permitted by applicable Law, the Seller shall use commercially reasonable efforts to assist the Company in its efforts to retain the Seller’s and all Seller Subsidiaries’ customers.  Such efforts shall include making introductions of the Company’s employees to such customers, assisting in the mailing of information prepared by the Company and reasonably acceptable to the Seller or the applicable Seller Subsidiary to such customers and actively participating in any “transitional marketing programs” as the Company may reasonably request.

6.9

Additional Documents.  From time to time, as and when requested by a Party hereto, each Party shall execute and deliver any additional agreements, instruments, documents, and certificates which are consistent with the terms and conditions of this Agreement and are reasonably necessary to consummate the transactions contemplated by this Agreement.

6.10

Employee Benefit Matters.

(a)

The Company agrees that each employee of the Seller and Union who continues employment with the Company or Baylake or is subsequently hired by the Company or Baylake within six months after the Closing Date (a “Continuing Employee”) will receive credit for their tenure with Seller or Union for vesting and eligibility purposes in Baylake benefit plans.  Nothing in this Agreement (i) shall require the Company to continue to employ any particular employee of the Seller or any Seller Subsidiary following the Closing Date (with the exception of Jeffrey W. Kleiman who will be offered employment with Baylake in a position to be mutually agreed to by the Company and Mr. Kleiman prior to Closing), or (ii) except as specifically provided otherwise herein, shall alter or limit the Company's ability to amend, modify, or terminate any benefit plan, program, agreement, or arrangement.

(b)

The Company shall ensure that, as of the Closing Date, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, and benefit accrual, but excluding benefit accrual under any defined benefit pension plan) for service with the Seller and Seller Subsidiary under each of the continuing employee benefit plans, programs and policies, as applicable, in which such Continuing Employee is eligible to participate in after Closing; provided, however, that no such service recognition shall result in any duplication of benefits.

(c)

Notwithstanding the terms set forth in this Section 6.10, in the event any Continuing Employee has entered into a written employment agreement or other employment arrangement with the Company or Baylake, the terms of which conflict with the terms contained in this Section 6.10, the terms of such written employment agreement or other arrangement shall govern.

6.11

Confidentiality.  Each Party shall use the non-public information that it obtains from the other Parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes including, but not limited to, the competitive detriment of the other Party, except as may be otherwise required by Law or judicial or regulatory process.  Each Party shall maintain strictly confidential all non-public information it receives from the other Party and shall, upon termination of this Agreement prior to the Effective Time, return such information in accordance with Sections 4.9 and 5.6 hereof.  The provisions of this Section 6.11 shall not prohibit the use of information consistent with the provisions of Sections 4.9 and 5.6 or prohibit disclosure of information to the Parties’ respective counsel, accountants, tax advisors, and consultants, provided that those persons also agree to maintain such information confidential in accordance with this Section 6.11 and Sections 4.9 and 5.6 hereof.

ARTICLE VII - CONDITIONS OF MERGER

7.1

Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the Knowledge of the Company or the Seller, threatened by the SEC.  The Company shall have received all other Federal or state securities permits and other authorizations necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Merger.

(b)

Shareholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Seller.

(c)

Regulatory Approval.  The Parties shall have received all necessary approvals or exemptions relating to the transactions contemplated hereby, including the Merger, from the appropriate Governmental Authorities, including without limitation the Federal Reserve Board and the WDFI, and (i) the approval or exemption of the transactions contemplated hereby, including the Merger, shall have not been contested or threatened to be contested by a Governmental Authority or other Person, (ii) the approvals or exemptions shall be in full force and effect and (iii) no such approval or exemption shall impose any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the Surviving Company or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.  All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

(d)

No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is in effect preventing or prohibiting consummation of the transactions contemplated by this Agreement or restricting the consummation of the transactions contemplated by this Agreement in a manner that would have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(e)

Burdensome Conditions.  There shall not be any action taken, or any Order entered or enforced, by any Governmental Authority which imposes any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the Surviving Company or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.

(f)

NASDAQ Listing.  The Company shall have timely filed with NASDAQ a notification form for the listing of all shares of Company Common Stock to be issued at the Effective Time, and NASDAQ shall be deemed to have approved the listing of such shares of Company Common Stock.

7.2

Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time (or, if an earlier time is set forth in this Section 7.2, at such earlier time) of the following conditions:

(a)

Representations and Warranties.  Without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under Sections 4.4 or 6.6, above, and except for Section 2.19, above, which is provided for in subsection (e), below, (i) each of the representations and warranties of the Seller contained in Sections 2.3 and 2.4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date;  (ii) each of the representations and warranties of the Seller contained in this Agreement that is qualified by reference to “materiality” or Seller Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except, to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (iii) each of the representations and warranties of the Seller contained in this Agreement that is not qualified by reference to “materiality” or Seller Material Adverse Effect (other than Section 2.3 or 2.4) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date, and except in the case of clauses (ii) or (iii), above, where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a Seller Material Adverse Effect.  The Company shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer of the Seller to the foregoing effect.

(b)

Agreements and Covenants.  The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Consents Obtained.  (i) The Seller shall continue to possess all Seller Approvals and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made by the Seller for the authorization, execution and delivery of this Agreement, and the consummation by the Seller of the transactions contemplated hereby shall have been obtained and made by Seller, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Seller Material Adverse Effect.

(d)

No Challenge.  There shall not be pending any Proceeding before any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with, the Merger or the conversion of Seller Common Stock into Company Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of the Seller, which is reasonably likely to have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(e)

No Material Adverse Effect.  Since the date of this Agreement, there shall have been no Seller Material Adverse Effect, and no Effect shall have occurred, that, either individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect.  The Company shall have received a certificate of the Chief Executive Officer of the Seller to that effect.

(f)

Minimum Net Worth Requirement.

(i)

Five business days prior to the Closing Date, the Seller shall have delivered to Company a consolidated balance sheet for the Seller reflecting the Seller’s good faith estimate of the accounts of the Seller and the Seller Subsidiaries, as applicable, as of the Closing Date (which, for the avoidance of doubt, shall include net income estimated to be earned by the Seller and the Seller Subsidiaries through and including the Closing Date), prepared in conformity with past practices and policies of the Seller and the Seller Subsidiaries, and in accordance with the accounting methodology applied on a basis consistent with the preparation of the Seller Financial Statements, provided, however, that such Seller consolidated balance sheet shall not reflect the payment or accrual of Seller Merger Costs (defined below), nor any gain on the sale of Novak immediately prior to Closing, whether or not Seller’s accounting methodology would require such Seller Merger Costs to be reflected as a reduction of, and such realized gain to be reflected as an increase to, Seller’s shareholders’ equity (the “Closing Balance Sheet”).  Further, the Closing Balance Sheet and the Adjusted Net Worth (as defined herein) shall not be required to incorporate any unrealized gains or losses on securities available for sale whether or not Seller’s accounting methodology would require such unrealized gains or losses be reflected in the Closing Balance Sheet, the Adjusted Net Worth or the Minimum Net Worth.

(ii)

“Seller Merger Costs” include, but are not limited to, (A) the legal, professional, consulting, and accounting fees and expenses of Seller associated with this Agreement and the Merger; (B) the cost of terminating any Seller Contracts; (C) the severance costs to be paid to Seller and Union employees in accordance with Section 4.10; (D) any adjustments necessary to write down the Owned Real Property to its fair market value, as determined by Company in its commercially reasonable discretion; and (E) the cost of the tail coverage to be obtained in accordance with Section 6.5(b).

(iii)

If the Closing Balance Sheet reflects that the total of shareholders’ equity of the Seller (the “Adjusted Net Worth”), is less than $9,461,136.00 (the “Minimum Net Worth”), the Purchase Price shall be reduced dollar-for-dollar by an amount equal to the difference between the Minimum Net Worth and the Adjusted Net Worth.  If the Closing

Balance Sheet reflects that the Adjusted Net Worth is more than the Minimum Net Worth, Seller shall be permitted, immediately prior to Closing, to pay a special dividend to its shareholders in an amount equal to the difference between the Minimum Net Worth and the Adjusted Net Worth.

(g)

Dissenter’s Rights.  Shareholders of Seller Common Stock who have undertaken steps to perfect their right to object in accordance with the Dissenters’ Rights Statute in respect of the Merger shall not have done so with respect to shares aggregating more than ten percent (10%) of all outstanding shares of the Seller’s Common Stock.

(h)

Voting Agreement.  The Voting Agreement shall have been executed by the directors identified therein as of the date of this Agreement and shall remain in full force and effect.

(i)

Termination of Novak Referral Arrangements and In-Bank Offices.  Seller shall have terminated any referral or other revenue-sharing arrangement between Novak and Seller or Union and shall have discontinued the operation of any Novak office or provision of any Novak services out of any Union branch office, each effective as of the Effective Time, provided, however, Seller shall not be required to terminate any lease between Seller and Novak regarding the lease of Seller’s non-branch property at 410 Milwaukee Street, Kewaunee, Wisconsin, by Novak.  The Company shall continue the lease of such property to Novak following the Effective Time on reasonable terms and for a reasonable period acceptable to the Company and Novak.

7.3

Additional Conditions to Obligations of the Seller.  The obligation of the Seller to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties.  Without giving effect to any notice to the Seller under Sections 5.3 or 6.6, above (i) each of the representations and warranties of the Company contained in Sections 3.3 and  3.4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by reference to “materiality” or Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent that such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (iii) each of the representations and warranties of the Company contained in this Agreement that is not qualified by reference to “materiality” or Company Material Adverse Effect (other than Sections 3.3 and 3.4) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date, and except in the case of either clause (ii) or (iii), above, where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a Company Material Adverse Effect.  The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(b)

Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Consents Obtained.  (i) The Company shall continue to possess all requisite power and authority and be in possession of all Consents and Orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted, and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made by the Company for the authorization, execution, and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Company Material Adverse Effect.

(d)

Tax Opinion.  The Seller shall have received an opinion of Wipfli, LLP, independent accountants for Seller, in form and substance reasonably satisfactory to the Seller, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes:

(i)

No gain or loss will be recognized by the Seller as a result of the Merger; and

(ii)

No gain or loss will be recognized by the shareholders of the Seller with respect to the shares of Company Common Stock they receive in exchange for their shares of Seller Common Stock pursuant to the Merger.

In rendering such opinion, the Seller’s independent accountant may require and rely upon representations and covenants contained in certificates of officers of Company, the Seller and others.

(e)

No Material Adverse Effect.  Since the date of the Agreement, there shall have been no Company Material Adverse Effect, and no Effect shall have occurred that, either individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.  The Seller shall have received a certificate of the President and the Chief Financial Officer of the Company to that effect.

ARTICLE VIII – TERMINATION AND WAIVER

8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the shareholders of the Seller adopt this Agreement, as applicable:

(a)

by mutual written consent duly authorized by the Company’s Board of Directors and the Seller’s Board of Directors;

(b)

by either the Seller or the Company if the Merger shall not have been consummated by October 31, 2015, unless extended by the Company’s Board of Directors and the Seller’s Board of Directors for any reason; provided, however, that such date shall automatically be extended until December 31, 2015, if the sole impediment to Closing is a delay in the approval of any required approval from the appropriate Governmental Authorities, and that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of this Agreement;

(c)

by either the Seller or the Company if a Governmental Authority shall have issued a non-appealable Order or taken any other action having the effect of restraining, enjoining, or otherwise prohibiting the Merger;

(d)

by either the Seller or the Company if the Seller Requisite Vote for the consummation of the Merger shall not have been obtained at the Seller Shareholders’ Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Seller where the failure to obtain approval by the Seller shareholders shall have been caused by the action or failure to act of the Seller, and such action or failure to act constitutes a material breach by the Seller of any provision of this Agreement;

(e)

by the Seller, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company was unintentional and is curable by the Company through exercise of commercially reasonable efforts, then the Seller may not terminate this Agreement pursuant to this Section 8.1(e) for ten (10) Business Days after delivery of written notice from the Seller to the Company of such breach, provided, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by the Company is cured during such ten (10) Business Day period);

(f)

by the Company upon a breach of any covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.2(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Seller’s representations and warranties or breach by the Seller was unintentional and is curable by the Seller through exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement pursuant to this Section 8.1(f) for ten (10) Business Days after delivery of written notice from the Company to the Seller of such breach, provided, that the

 Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Seller is cured during such ten (10) Business Day period);

(g)

by the Company if there is a Change of Recommendation or Seller shall have materially violated or breached any of its obligations under Section 4.3;

(h)

by the Company:

(i)

if any of the conditions to the obligations of the Company to effect the Merger set forth in Section 7.1 or 7.2, above, have not been satisfied or waived by the Company at Closing or the Company reasonably determines that the timely satisfaction of any condition to the obligations of the Company to effect the Merger set forth in Sections 7.1 or 7.2, above, has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement); or

(ii)

in the event there has been a Seller Material Adverse Effect between the date hereof and the Effective Time;

(i)

by the Seller:

(i)

if any of the conditions to the obligations of the Seller to effect the Merger set forth in Sections 7.1 and 7.3, above, have not been satisfied or waived by the Seller at Closing or the Seller reasonably determines that the timely satisfaction of any condition to the obligations of the Seller to effect the Merger set forth in Sections 7.1 or 7.3, above, has become impossible (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation of the Seller set forth in this Agreement);

(ii)

in the event there has been a Company Material Adverse Effect between the date hereof and the Effective Time; or

(iii)

pursuant to Section 4.3(f) hereof.

8.2

Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1, above, will be effective immediately upon (or if termination is pursuant to Sections 8.1(e) or 8.1(f), above, and the proviso therein is applicable, ten (10) Business Days after) the delivery of written notice thereof by the terminating party to the other party.  In the event of termination of this Agreement as provided in Section 8.1, above, this Agreement shall be of no further force or effect, with no liability of any Party to the other Party, except (i) the provisions set forth in this Section 8.2, Section 8.3 and Article IX (General Provisions), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

8.3

Fees and Expenses.

(a)

Except as set forth herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated.

(b)

If the Company shall have terminated this Agreement pursuant to Section 8.1(g) or the Seller shall have terminated this Agreement pursuant to Section 4.3(f), then the Seller shall pay to Company a termination fee of $300,000 (the “Company Termination Fee”) within two (2) Business Days after such termination.

(c)

If the Seller shall have terminated this Agreement pursuant to Section 8.1(e) for a breach by the Company of its covenants or agreements set forth in Sections 5.4, 5.5 or 6.1, then the Company shall pay to the Seller a termination fee in the amount of Seller’s documented out-of-pocket expenses incurred in conjunction with this Agreement and the transactions contemplated hereby (the “Seller Termination Fee”) within two (2) Business Days after such termination.

(d)

If the Seller or the Company shall have terminated this Agreement pursuant to Section 8.1(d) because the Seller Requisite Vote was not obtained at the Seller Shareholders’ Meeting and there has been a Change of Recommendation, then the Seller shall pay to Company the Company Termination Fee, within two (2) Business Days after such termination.

(e)

Any Company Termination Fee or Seller Termination Fee that is due under this Agreement shall be paid by wire transfer of immediately available funds to such account as Company or Seller may designate in writing to the Seller or Company, as applicable.

(f)

The Company and the Seller agree that, in the circumstances in which such the Company Termination Fee or Seller Termination Fee, as applicable, becomes payable, the payment of such termination fee, in accordance with this Agreement, (A) constitutes liquidated damages, and (B) is not a penalty, but rather a reasonable amount that will compensate the Company or the Seller, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby.

ARTICLE IX – GENERAL PROVISIONS

9.1

Non-Survival of Representations, Warranties and Agreements.  The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and Sections 6.5 and 6.7, above, shall survive the Effective Time indefinitely, and those set forth in Sections 4.9, 5.6, 8.2, 8.3 and Article IX hereof shall survive termination indefinitely.

9.2

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given and received when delivered personally, three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), one (1) Business Day after being delivered by an express courier (with confirmation), or when sent by electronic mail or facsimile (with confirmation), in each case to the Parties at the following addresses, electronic mail addresses or telecopy numbers, as the case may be (or at such other address or telecopy number for a party as shall be specified by like notices of changes of address or telecopy number) and shall be effective upon receipt:

If to the Seller:

NEW Bancshares, Inc.
223 Ellis Street

Kewaunee, WI 54216
Attention:  Jeffrey W. Kleiman, President
Facsimile: (920) 388-3487

Email: jkleiman@unionstatebank.org

With a copy to:

Boardman & Clark, LLP
1 South Pinckney Street, Suite 410

P.O. Box 927

Madison, WI 53701-0927
Attention:   John E. Knight
Facsimile:  (608) 283-1709

Email: jknight@boardmanclark.com

If to the Company:

Baylake Corp.
217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235
Attention:  Robert Cera, President and CEO
Facsimile:  (920) 746-6989

Email: robert.cera@baylake.com

With a copy to:

Baylake Corp.

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235
Attention:  Susan M. Lohrey, Secretary and Chief Legal Officer
Facsimile:  (920) 743-7422

Email: slohrey@baylake.com

AND

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Attention:  Patrick S. Murphy

Facsimile:  (414) 273-5198

Email: pmurphy@gklaw.com

9.3

Certain Definitions. For purposes of this Agreement, the term:

“Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by the Company) relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

(i)

any acquisition or purchase from the Seller by any Person of more than a twenty-five percent (25%) interest in the total outstanding voting securities of the Seller or any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty-five percent (25%) or more of the total outstanding voting securities of the Seller, or any merger, consolidation, business combination, or similar transaction involving the Seller;

(ii)

any sale, lease, exchange, transfer, license, acquisition, or other disposition of more than twenty-five percent (25%) of the assets of the Seller; or

(iii)

any liquidation or dissolution of the Seller.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which any Person (either alone, or through or together with any other Person) has, directly or indirectly, an interest of ten percent (10%) or more.  For purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Business Day” means any day other than a day on which banks in Wisconsin are required or authorized to be closed.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole, or (ii) materially impairs the ability of the Company to consummate the transactions contemplated hereby; provided, however, that the term “Company Material Adverse Effect” shall not be deemed to include:  (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby, (b) any Effect resulting from compliance with the terms and conditions of this Agreement, (c) any decrease in the price or trading volume of the Company Common Stock (but not excluding any Effect underlying such decrease to the extent such Effect would constitute a Company Material Adverse Effect), (d) any

Effect to the extent resulting from changes in Laws generally applicable to the banking industry, (e) any Effect to the extent resulting from changes in GAAP which the Company or any of the Company Subsidiaries is required to adopt, (f) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, financial condition, or results of operations of the Company and Company Subsidiaries taken as a whole relative to other banking industry participants), or (g) actions contemplated and permitted by this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, permit, franchise, charter, license, easement, grant, or similar affirmation by any Person pursuant to any Contract, Law, or Order including, but not limited to, any lease agreement with respect to the Leased Real Property.

“Contract” shall mean any agreement, arrangement, authorization, commitment, contract, indenture, instrument, license, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business, including, without limitation, any letter of intent or memorandum of understanding.

“Effect” means any effect, change, event, fact, condition, occurrence, or development.

“ERISA Affiliate” means any Person or entity that is treated as a single employer with the Seller under Code Section 414.

“Excess Parachute Payment” shall have the meaning set forth in Code § 280G(b).

“GAAP” means generally accepted accounting principles.

“Intellectual Property” means the corporate name and all trademarks, service marks, trade names, logos, trade dress, including all goodwill associated with the foregoing, domain names, copyrights and registrations and applications to register or renew the registration of any of the foregoing, patents, patent applications and patent rights, trade secrets, and all similar intellectual property rights.

“Knowledge” as used with respect to an entity (including references to such entity being aware of a particular matter) shall mean those facts that are actually known by the Chairman, Chief Executive Officer, President, or Chief Financial Officer of such entity, or individuals performing similar functions.

“Law” shall mean any federal, state, or local constitution, statute, regulation, rule, common law, Order, judgment, or legally enforceable policy or requirement applicable to a Person.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property (real or personal) or property (real or personal) interest, other than (i) Liens for current Taxes upon the assets or property of a Person or its subsidiaries which are not yet due and payable, provided appropriate reserves have been established therefore on the financial statements of such Person, and (ii) for depository institution subsidiaries of a Person, pledges to secure deposits and Liens incurred in the ordinary course of the banking business.

“Order” shall mean any award, decision, decree, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Authority; but excluding matters requiring attention generated by Regulatory Authorities following an examination.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d) of the Exchange Act) or Governmental Authority.

“Proceeding” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability of another Person, or invoking or seeking to invoke legal process to obtain information relating to or affecting another Person, which affects such other Person’s business assets (including Contracts related to it), or obligations under the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Governmental Authorities in the ordinary course consistent with past practice, nor matters requiring attention following such examinations.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the SEC, the WDFI, and all other federal and state regulatory agencies and public authorities having jurisdiction over the Parties and their respective subsidiaries.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person.

“Seller Material Adverse Effect” means Effect, that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations, or financial condition of the Seller and Seller Subsidiaries taken as a whole, or (ii) materially impairs the ability of the Seller to consummate the transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not be deemed to include the impact of (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby; (b) any Effect resulting from compliance with the covenants, terms and conditions of this Agreement; (c) any Effect to the extent resulting from changes in Laws or interpretations thereof generally applicable to the banking industry; (d) any Effect to the extent resulting from changes in GAAP which the Seller is required to adopt; or (e) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally, including, without limitation, changes in interest rates (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, results of operations or financial condition of the Seller relative to other banking industry participants); or (f) actions contemplated and permitted by this Agreement.

“Subsidiary” means, with reference to any corporation, partnership, limited liability company, business trust, joint venture, or other entity, ownership by such entity, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture, or other entity.

“Superior Offer” means an unsolicited, bona fide written offer made by a third Person, who is unaffiliated with the Seller, the Seller Subsidiaries, and their respective affiliated Persons, to consummate any of the following transactions or in one or a series of related transactions:

(i)

a merger, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Seller or Union pursuant to which those shareholders of the Seller or Union immediately preceding such transaction will hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction;

(ii)

a sale, lease, exchange, transfer, license, or other disposition by the Seller of all or substantially all of its assets; or

(iii)

the acquisition by any Person (including by way of a tender offer, merger, consolidation, business combination, exchange offer, or similar transaction or issuance by the Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Seller or Union; provided, however, that in each of clause (i), (ii), or (iii) immediately above, the Superior Offer shall be on terms that the Seller’s Board of Directors determines, in its good faith judgment (after receipt and consideration of the written opinion of a financial advisor to the effect that the consideration offered in such offer is superior, from a financial point of view, to the Per Share Consideration), to be (1) more favorable to the Seller shareholders than the terms of the Merger, and (2) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal, and other aspects of the proposal, including, to the extent debt financing is required, whether such proposal is fully financed by means of an executed customary commitment letter from a Person that has agreed to provide or cause to be provided the amounts set forth therein, after taking into account any revisions to the terms of this Agreement and the Merger proposed by the Company during the Notice Period set forth in Section 4.3(e).

9.4

Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5

Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.6

Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof and, except as otherwise expressly provided in Section 9.8 below, are not intended to confer upon any other Person any rights or remedies hereunder.

9.7

Assignment.  This Agreement shall not be assigned by operation of Law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any Affiliate, provided that no such assignment shall relieve the Company of its obligations hereunder.

9.8

Parties in Interest.  This Agreement (including the exhibits and schedules attached hereto) shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5, above (which is intended to be for the benefit of and may be enforced by such Indemnified Parties).

9.9

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.10

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, regardless of the Laws that might otherwise govern under applicable principles of choice of law or conflicts of law.

9.11

Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

9.12

Time is of the Essence.  Time is of the essence as to all performance under this Agreement.

9.13

Specific Performance.  The Parties hereto acknowledge that monetary damages would not be a sufficient remedy for breach of this Agreement.  Therefore, upon breach of this Agreement by any Party, the aggrieved Party may proceed to protect its rights and enforce this Agreement by suit in equity, action at law or other appropriate Proceeding, including an action for the specific performance of any provision herein or any other remedy granted by Law, equity, or otherwise, in each case without posting a bond.  Any action for specific performance hereunder shall not be deemed exclusive and may also include claims for monetary damages as may be warranted under the circumstances.  The prevailing party in any such suit, action, or other Proceeding arising out of or related to this Agreement shall be entitled to recover its costs, including attorney’s fees, incurred in such suit, action, or other Proceeding.

9.14

Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties hereto.  At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies by the other Party hereto in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other Party hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

9.15

Legal Representation.

(a)

Each Party to this Agreement (and the Surviving Company of the Merger after the Effective Time) hereby agrees, on its own behalf and on behalf of its directors, officers, employees, and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that following consummation of the Merger, Boardman & Clark, LLP may serve as counsel to any directors or shareholders of Seller and any Affiliate of the Seller or any Seller Subsidiary (together, the “Protected Seller Parties”), in connection with any dispute, litigation, claim, or proceeding arising out of or relating to this Agreement or the Merger (any such representation, the “Post-Closing Representation”), notwithstanding such representation (or any continued representation) of the Seller (and the Surviving Company of the Merger after the Effective Time) or any Seller Subsidiary. Each Party hereto hereby does, and shall cause each of the Waiving Parties to, consent to the foregoing arrangements, and irrevocably waives (and will not assert) any actual or potential conflict of interest or any objection that may arise from any representation by Boardman & Clark, LLP expressly permitted by this Section. The Company and Seller acknowledge that the foregoing provision applies whether or not Boardman & Clark, LLP provides legal services to the Surviving Company, or any of its subsidiaries, after the Closing Date.

(b)

Each of the Company and Seller (and the Surviving Company after the Effective Time), for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications and attorney work-product documentation between the Seller or the Seller Subsidiaries and their counsel made in connection with the negotiation, preparation, execution, delivery, and performance under, or any dispute or proceeding arising out of or relating to, this Agreement (including the schedules and exhibits hereto) or the Merger, are privileged communications and documentation between the Seller or the Seller Subsidiaries and such counsel, will not pass and become an asset or property of the Surviving Company or its subsidiaries following Closing Date and from and after the Closing Date neither the Company, the Surviving Company, nor any Person acting on behalf of or through the Company or such Surviving Company, or any of the Waiving Parties, will seek to obtain the same by any legal process or otherwise. From and after the Closing Date, each of the Company and the Surviving Company, on behalf of itself and the Waiving Parties, waives and agrees not to assert any attorney-client privilege with respect to any communication between Boardman & Clark, LLP, and the Seller (including such Surviving Company), the Seller Subsidiaries, or any shareholder of Seller occurring prior to the Closing Date; provided, however, that if a dispute arises between the Surviving Company and a third party, other than the Protected Seller Parties, then the Company (to the extent applicable)  may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications with Boardman & Clark, LLP.

9.16

Interpretation.  When a reference is made in this Agreement to Articles, Sections, exhibits, or schedules, such reference will be to an Article or Section of or exhibit or schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any Party hereto.  The Seller Disclosure Schedule and the Company Disclosure Schedule, as well as all other schedules and exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.  References to the “other Party” will be deemed to refer to the Seller or the Company, as the case may be.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

NEW BANCSHARES, INC.

By:  /s/ Jeffrey W. Kleiman

Jeffrey W. Kleiman, President

BAYLAKE CORP.

By  /s/ Robert Cera

Robert Cera, President and

Chief Executive Officer

[Signature page to Agreement and Plan of Merger between the Parties.]

EXHIBIT A

PLAN OF MERGER
BY AND BETWEEN
BAYLAKE BANK
AND
UNION STATE BANK

This Plan of Merger (the “Plan”) is made and entered into as of the ___ day of _______, 20__, by and between Baylake Bank (“Baylake”), a bank organized under the laws of the State of Wisconsin and located in Sturgeon Bay, Wisconsin, and Union State Bank (“Union”), a bank organized under the laws of the State of Wisconsin and located in Kewaunee, Wisconsin.

W I T N E S S E T H:

WHEREAS, on _____________, Baylake Corp. (the “Company”) and New Bancshares, Inc. (“Seller”) entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which the Company will acquire New and Union;

WHEREAS, pursuant to the Agreement and the terms of this Plan, Union will merge with and into Baylake (the “Bank Merger”);

NOW, THEREFORE, in consideration of the above premises and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

1.

Merger.  Pursuant to the provisions of Section 18(c) of the Federal Deposit Insurance Act and Subchapter VII of the Wisconsin Banking Law, Union shall be merged with and into Baylake.  Baylake shall be the survivor of the Merger (the “Resulting Bank”), and shall operate with the name “Baylake Bank.”

2.

Effective Date of the Merger.  The Bank Merger shall become effective on the date that Articles of Merger reflecting the Bank Merger become effective with the Wisconsin Department of Financial Institutions, Division of Banking (the “Effective Date”).

3.

Location, Articles and Bylaws and Directors of the Resulting Bank.  On the Effective Date of the Bank Merger:

(a)

The main office of the Resulting Bank shall be located at the main office of Baylake immediately prior to the Effective Date.

(b)

The Articles of Incorporation and the bylaws of the Resulting Bank shall be the Articles of Incorporation and bylaws of Baylake in effect immediately prior to the Effective Date.

(c)

The directors of Baylake in office on the Effective Date shall serve as directors of the Resulting Bank.

4.

Manner of Converting Shares.

(a)

By virtue of the Bank Merger, automatically and without any action on the part of the holder thereof, each of the shares of Union Common Stock issued and outstanding immediately prior to the Effective Date shall be cancelled and retired at the Effective Date and no consideration shall be issued in exchange therefor.

(b)

Upon and after the Effective Date, each issued and outstanding share of Baylake Common Stock shall remain unchanged and shall continue to evidence the same number of shares of Baylake Common Stock.

5.

Conditions Precedent to Consummation.  Consummation of the Bank Merger herein provided for is conditioned upon (a) receipt of all necessary consents to the Bank Merger from applicable regulatory authorizes, (b) approval of the Plan by the Seller, as sole shareholder of Union, and (c) approval of the Plan by the Company, as sole shareholder of Baylake.

7.

Termination.  This Plan may be terminated by the mutual consent of the parties at any time prior to the Effective Date.

8.

Counterparts, Headings and Governing Law.  This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  The title of this Plan and the headings herein are for convenience or reference only and shall not be deemed a part of this Plan.  This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin.

[Remainder of this page intentionally left blank with

signatures appearing on the following page.]

IN WITNESS WHEREOF, Baylake and Union have caused this Plan of Merger to be executed by their duly authorized officers, all as of the date first set forth above.

BAYLAKE BANK	UNION STATE BANK

By:	By:
Name: Robert J. Cera	Name: Jeffrey W. Kleiman
Title: President and CEO	Title: President

[Signature page to the Plan of Merger.]

APPENDIX B

Subchapter XII of the Wisconsin Business Corporation Law

180.1301  Definitions.  In ss. 180.1301 to 180.1331:

(1)  “Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.

(1m)  “Business combination” has the meaning given in s. 180.1130 (3).

(2)  “Corporation” means the issuer corporation or, if the corporate action giving rise to dissenters’ rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

(3)  “Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to180.1328.

(4)  “Fair value,” with respect to a dissenter’s shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.  “Fair value,” with respect to a dissenter’s shares in a business combination, means market value, as defined in s. 180.1130 (9) (a) 1. to 4.

(5)  “Interest” means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

(6)  “Issuer corporation” means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

History:  1989 a. 303; 1991 a. 16.

“Date of payment” in sub. (5) refers to the actual payment date by a corporation following a special proceeding, even if the payment occurs after a “verdict, decision or report,” within the meaning of s. 814.04 (4), or after “judgment,” within the meaning of s. 815.05 (8).  Thus the definition of interest contained in sub. (5) applies to the time period following a court decision on fair value until final payment is made.  HMO-W Incorporated v. SSM Health Care System, 2003 WI App 137, 266 Wis. 2d 69, 667 N.W.2d 733, 02-0042.

The phrase “rate that is fair and equitable under all of the circumstances” in sub. (5) directs the circuit court to consider the circumstances of the particular case in determining the interest rate to be paid.  It was appropriate under this standard to look at the borrowing power of a parent corporation to determine if the rate the subsidiary would obtain would be the rate the parent could obtain.  HMO-W Incorporated v. SSM Health Care System, 2003 WI App 137, 266 Wis. 2d 69, 667 N.W.2d 733, 02-0042.

180.1302  Right to dissent.

(1)  Except as provided in sub. (4) and s. 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a)  Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

1.  Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

2.  The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

3.  The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104.  This subdivision does not apply if all of the following are true:

a.  The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002 (1) to (9).

b.  Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

c.  The number of voting shares, as defined in s. 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.

d.  The number of participating shares, as defined in s. 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.

(b)  Consummation of a plan of share exchange if the issuer corporation’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c)  Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

1.  A sale pursuant to court order.

2.  A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

(cm)  Consummation of a plan of conversion.

(d)  Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2)  Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:

(a)  Alters or abolishes a preferential right of the shares.

(b)  Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c)  Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d)  Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e)  Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

(3)  Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or s. 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).

(4)  Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

(5)  Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

History:  1989 a. 303; 1991 a. 16; 2001 a. 44; 2005 a. 476.

Minority discounts are inappropriate under dissenters’ rights statutes and will not be applied in determining “fair value” under sub. (1).  Each dissenting shareholder should be assigned the proportionate interest of his or her shares in the going interest in the entire company.  HMO-W Incorporated v. SSM Health Care System, 2000 WI 46, 234 Wis. 2d 707, 611 N.W.2d 250, 98-2834.

The Role of Discounts in Determining “Fair Value” Under Wisconsin’s Dissenters’ Rights Statutes:  The Case for Discounts. Emory. 1995 WLR 1155.

180.1303  Dissent by shareholders and beneficial shareholders.

(1)  A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights.  The rights of a shareholder who under this subsection asserts dissenters’ rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2)  A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a)  Submits to the corporation the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.

(b)  Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

History:  1989 a. 303.

180.1320  Notice of dissenters’ rights.

(1)  If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

(2)  If corporate action creating dissenters’ rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in s. 180.1322.

History:  1989 a. 303.

When the plaintiff was not a shareholder at the time of the complained of acts, it had no right to vote in dissent to a plan of liquidation and dissolution, and it could not be a dissenter entitled to notice of dissenters’ rights, as only one who can vote in dissent is entitled to such notice under this section.  Borne v. Gonstead Advanced Techniques, Inc. 2003 WI App 135, 266 Wis. 2d 253, 667 N.W.2d 709, 01-2624.

180.1321  Notice of intent to demand payment.

(1)  If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:

(a)  Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.

(b)  Not vote his or her shares in favor of the proposed action.

(2)  A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History:  1989 a. 303.

180.1322  Dissenters’ notice.

(1)  If proposed corporate action creating dissenters’ rights under s. 180.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

(2)  The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable.  The dissenters’ notice shall comply with s. 180.0141 and shall include or have attached all of the following:

(a)  A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b)  For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(c)  A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(d)  A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters’ notice is delivered.

(e)  A copy of ss. 180.1301 to 180.1331.

History:  1989 a. 303.

180.1323  Duty to demand payment.

(1)  A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c).  A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2)  A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3)  A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under ss. 180.1301 to180.1331.

History:  1989 a. 303.

180.1324  Restrictions on uncertificated shares.

(1)  The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

(2)  The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub.(1), until these rights are canceled or modified by the effectuation of the corporate action.

History:  1989 a. 303.

180.1325  Payment.

(1)  Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2)  The payment shall be accompanied by all of the following:

(a)  The corporation’s latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

(b)  A statement of the corporation’s estimate of the fair value of the shares.

(c)  An explanation of how the interest was calculated.

(d)  A statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

(e)  A copy of ss. 180.1301 to 180.1331.

History:  1989 a. 303.

180.1326  Failure to take action.

(1)  If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)  If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters’ notice under s. 180.1322 and repeat the payment demand procedure.

History:  1989 a. 303.

180.1327  After-acquired shares.

(1)  A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)  To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand.  The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

History:  1989 a. 303.

180.1328  Procedure if dissenter dissatisfied with payment or offer.

(1)  A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter’s estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a)  The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b)  The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

(c)  The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

(2)  A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares.  The notice shall comply with s. 180.0141.

History:  1989 a. 303.

When payment is made by check, the payment date under sub. (2) is the date the payee receives the check.  Kohler Co. v. Sogen International Fund, Inc. 2000 WI App 60, 233 Wis. 2d 592, 608 N.W.2d 746, 99-0960.

180.1330  Court action.

(1)  If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)  The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located.  If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

(3)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding.  Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4)  The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value.  An appraiser has the power described in the order appointing him or her or in any amendment to the order.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)  Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a)  The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

(b)  The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter’s notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

History:  1989 a. 303.

Because this section does not provide for different procedures, all procedural mechanisms under chs. 801 to 847 are available in an action under this section.  Kohler Co. v. Sogen International Fund, Inc. 2000 WI App 60, 233 Wis. 2d 592, 608 N.W.2d 746, 99-0960.

Subs. (2) and (4) establish a rule of venue applicable within Wisconsin’s judicial system and do not attempt to block corporations from using federal diversity jurisdiction.  Albert Trostel & Son v. Edward Notz, 679 F.3d 627 (2012).

180.1331  Court costs and counsel fees.

(1)

(a)  Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

(b)  Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

(2)  The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a)  Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

(b)  Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3)  Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

History:  1989 a. 303.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Baylake is incorporated under the WBCL.  Under Section 180.0851(2) of the WBCL, Baylake is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of Baylake.  In all other cases, Baylake is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of Baylake, unless it is determined that he or she breached or failed to perform a duty owed to Baylake and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with Baylake or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Baylake’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

Unless otherwise provided in Baylake’s articles of incorporation or bylaws, or by written agreement between the director or officer and Baylake, a director or officer seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL:  (i) by majority vote of a disinterested quorum of the board of directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or the full board, if unable to obtain such a quorum or committee); (iii) by a panel of three arbitrators; (iv) by the affirmative vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by Baylake, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to Baylake written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to Baylake and a written undertaking to repay any amounts advanced if it is determined that indemnification by Baylake is not required.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

As permitted by Section 180.0858 of the WBCL, Baylake has adopted indemnification provisions in its bylaws which generally provide indemnification and advancement of expenses to the greatest extent allowed by Wisconsin law.

Baylake has also obtained an insurance policy insuring the officers and directors of Baylake against liability for acts or omissions related to the conduct of their duties.  The insurance covers certain liabilities which may arise under the Securities Act of 1933, as amended.

Under Section 180.0828 of the WBCL, a director of Baylake is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it shall be proved that the director’s conduct constituted conduct described in the first paragraph of this Item 20.

Item 21.  Exhibits and Financial Statement Schedules.

(a)

Exhibits.

2.1

Agreement and Plan of Merger by and between Baylake Corp. and NEW Bancshares, Inc., dated as of May 5, 2015 (included as Appendix A to the information Statement/Prospectus included in this Registration Statement)

2.3	Voting Agreement between Baylake Corp. and certain NEW Bancshares, Inc. shareholders (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on May 5, 2015)

3.1	Articles of Incorporation, as amended through July 3, 2001, incorporated by reference to Exhibit 4.1 from Baylake’s Registration Statement on Form S-3 (File No. 333-118857) filed on September 8, 2004

3.2	Articles of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.1 from Baylake’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

3.3	Composite Articles of Incorporation, incorporated by reference to Exhibit 3.2 from Baylake’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

3.4	Bylaws, as amended through February 21, 1996, incorporated by reference to Exhibit 4.2 from Baylake’s Registration Statement on Form S-3 (File No. 333-118857) filed on September 8, 2004

5.1*	Opinion and consent of Godfrey & Kahn, S.C. as to the validity of the securities being registered

8.1*	Opinion and consent of Godfrey & Kahn, S.C. regarding the U.S. federal income tax consequences of the merger

8.2*	Opinion and consent of Wipfli LLP regarding the U.S. federal income tax consequences of the merger

23.1*	Consent of Baker Tilly Virchow Krause, LLP regarding the audited financial statements of Baylake, Corp.

23.2*	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1 hereto)

23.3*	Consent of Godfrey & Kahn, S.C. (included in Exhibit 8.1 hereto)

23.4*	Consent of Wipfli LLP (included in Exhibit 8.2 hereto)

23.5	Consent of Wipfli LLP regarding the Fair Market Business Valuation

24.1*	Power of Attorney (included in signature page to the initial filing of this registration statement)

99.1*	Form of Proxy to be used by NEW Bancshares, Inc.

99.2	Fair Market Business Valuation of Wipfli LLP

____________________________

*Previously filed.

(b)

Financial Statement Schedules.

All financial statement schedules have been omitted because they are either not applicable or the required information has been included in the consolidated financial statements or notes thereto incorporated by reference into this proxy statement/prospectus.

Item 22.  Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturgeon Bay, State of Wisconsin, on August 26, 2015.

BAYLAKE, CORP.

By:

/s/ Robert J. Cera

Robert J. Cera
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert J. Cera Robert J. Cera	Chief Executive Officer, Director (Principal Executive Officer)	August 26, 2015
/s/ Kevin L. LaLuzerne Kevin L. LaLuzerne	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 26, 2015
* Terrence R. Fulwiler	Director	August 26, 2015
* William D. Murphy	Director	August 26, 2015
* Roger G. Ferris	Director	August 26, 2015
* Thomas L. Herlache	Director	August 26, 2015
* Louis J. Jeanquart	Director	August 26, 2015
* Dean J. Nolden	Director	August 26, 2015
* Paul J. Sturm	Director	August 26, 2015
* Robert W. Agnew	Chairman	August 26, 2015
* Dee Guerts-Bengtson	Director	August 26, 2015
* Joseph J. Morgan	Director	August 26, 2015
* Elyse Mollner Stackhouse	Director	August 26, 2015

By:

/s/ Kevin LaLuzerne

Kevin LaLuzerne

As Attorney-in-Fact

EXHIBIT INDEX

2.1

Agreement and Plan of Merger by and between Baylake Corp. and NEW Bancshares, Inc., dated as of May 5, 2015 (included as Appendix A to the information Statement/Prospectus included in this Registration Statement)

2.3	Voting Agreement between Baylake Corp. and certain NEW Bancshares, Inc. shareholders (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on May 5, 2015)

3.1	Articles of Incorporation, as amended through July 3, 2001, incorporated by reference to Exhibit 4.1 from Baylake’s Registration Statement on Form S-3 (File No. 333-118857) filed on September 8, 2004

3.2	Articles of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.1 from Baylake’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

3.3	Composite Articles of Incorporation, incorporated by reference to Exhibit 3.2 from Baylake’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

3.4	Bylaws, as amended through February 21, 1996, incorporated by reference to Exhibit 4.2 from Baylake’s Registration Statement on Form S-3 (File No. 333-118857) filed on September 8, 2004

5.1*	Opinion and consent of Godfrey & Kahn, S.C. as to the validity of the securities being registered

8.1*	Opinion and consent of Godfrey & Kahn, S.C. regarding the U.S. federal income tax consequences of the merger

8.2*	Opinion and consent of Wipfli LLP regarding the U.S. federal income tax consequences of the merger

23.1*	Consent of Baker Tilly Virchow Krause, LLP regarding the audited financial statements of Baylake, Corp.

23.2*	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1 hereto)

23.3*	Consent of Godfrey & Kahn, S.C. (included in Exhibit 8.1 hereto)

23.4*	Consent of Wipfli LLP (included in Exhibit 8.2 hereto)

23.5	Consent of Wipfli LLP regarding the Fair Market Business Valuation

24.1*	Power of Attorney (included in signature page to the initial filing of this registration statement)

99.1*	Form of Proxy to be used by NEW Bancshares, Inc.

99.2	Fair Market Business Valuation of Wipfli LLP

____________________

*Previously filed.